EXECUTION COPY
_____________________________ OPERATING AGREEMENT OF RAMP INVESTMENTS, L.L.C. _____________________________

TABLE OF CONTENTS
	SECTION 1 THE COMPANY	1
1.1	Formation	1
1.2	Name	1
1.3	Purpose; Powers	2
1.4	Principal Place of Business	2
1.5	Term	2
1.6	Filings; Agent for Service of Process	3
1.7	Title to Property	4
1.8	Payments of Individual Obligations	4
1.9	Independent Activities; Transactions with Affiliates	4
1.10	Definitions	5
	SECTION 2 MEMBERS' CAPITAL CONTRIBUTIONS	21
2.1	Original Capital Contributions	21
2.2	Assumption Agreement and AMP Funding Guarantee	22
2.3	Additional Capital Contributions	23
	SECTION 3 ALLOCATIONS	23
3.1	Profits	23
3.2	Losses	23
3.3	Special Allocations	23
3.4	Curative Allocations	25
3.5	Loss Limitation	26
3.6	Other Allocation Rules	26
3.7	Tax Allocations: Code Section 704(c)	28
	SECTION 4 DISTRIBUTIONS	28
4.1	Net Cash Flow	28
4.2	Amounts Withheld	29
4.3	Limitations on Distributions	29
4.4	Distributions and Payments to Members	29
	SECTION 5 MANAGEMENT	30
5.1	Authority of the Manager	30
5.2	Duties and Obligations of the Manager	33
5.3	Compensation; Expenses	35
5.4	Indemnification of the Manager	36
5.5	Temporary Investments	37
5.6	Manager's Liability	37
5.7	Withdrawal, Removal and Termination	37
	SECTION 6 ROLE OF MEMBERS	38
6.1	Rights or Powers	38
6.2	Voting Rights	38
6.3	Meetings and Consents of the Members	39
6.4	Procedure for Consent	39
6.5	Required Member Consents	40
6.6	Withdrawal/Resignation	41
6.7	Member Compensation	42
6.8	Members Liability	42
6.9	Partition	42
6.10	Transactions Between a Member or Manager and the Company	42
6.11	Other Instruments	43
	SECTION 7 REPRESENTATIONS AND WARRANTIES	43
7.1	In General	43
7.2	Representations and Warranties	43
7.3	Additional Representations, Warranties and Covenants by BT Investor	46
7.4	Limitation on Damages for Breach of Representations or Warranties/Damage Payments	47
	SECTION 8 ACCOUNTING, BOOKS AND RECORDS	47
8.1	Accounting, Books and Records	47
8.2	Reports	48
8.3	Tax Matters	50
	SECTION 9 AMENDMENTS	50
	SECTION 10 TRANSFERS	51
10.1	Restrictions on Transfers	51
10.2	Permitted Transfers	51
10.3	Conditions to Permitted Transfers	52
10.4	Prohibited Transfers	53
10.5	Rights of Unadmitted Assignees	54
10.6	Admission of Substituted Members	54
10.7	Distributions and Allocations in Respect of Transferred Interests	55
10.8	Retirement of BT Investor's Interest	56
	SECTION 11 POWER OF ATTORNEY	59
11.1	Manager as Attorneys-In-Fact	59
11.2	Nature of Special Power	60
	SECTION 12 DISSOLUTION AND WINDING UP	61
12.1	Dissolution Events	61
12.2	Winding Up	62
12.3	Compliance with Certain Requirements of Regulations; Deficit Capital Accounts	64
12.4	Deemed Distribution and Recontribution	64
12.5	Rights of Members	65
12.6	Notice of Dissolution/Termination	65
12.7	Allocations and Distributions During Period of Liquidation	65
12.8	Character of Liquidating Distributions	66
12.9	The Liquidator	66
12.10	Form of Liquidating Distributions	66
	SECTION 13 MISCELLANEOUS	67
13.1	Notices	67
13.2	Binding Effect	67
13.3	Construction	67
13.4	Time	68
13.5	Headings	68
13.6	Severability	68
13.7	Incorporation by Reference	68
13.8	Variation of Terms	69
13.9	Governing Law	69
13.10	Waiver of Jury Trial	69
13.11	Counterpart Execution	69
13.12	Sole and Absolute Discretion	69
13.13	Specific Performance	69
13.14	Holding Company Eligible Activities and Holding Company Eligible Assets/Banking Laws and Regulations	70
13.15	No Material Impairment	70
EXHIBITS
Exhibit A	-	Aircraft Lease Documents
Exhibit B	-	AMP Funding Contribution Agreement
Exhibit C	-	RAMP Investments Contribution Agreement
Exhibit D	-	Appraisal
Exhibit E	-	Form of PCI Note
Exhibit F	-	Form of Assumption Agreement
Exhibit G	-	Form of Guaranty of Payment
Exhibit H	-	Form of Lease Certificate
Exhibit I	-	Form of PCI Master Lease

OPERATING AGREEMENT OF RAMP INVESTMENTS, L.L.C.

          This OPERATING AGREEMENT is entered into and shall be effective as of the 13th day of November, 1995, by and among PCI Air Management Corporation ("PCI Air Co"), a Nevada corporation, AMP Funding, L.L.C. ("AMP Funding"), a Delaware limited liability company, AM-BT Nevada, Inc., a Nevada corporation ("BT Investor"), as Members and PCI Air Co, as Manager pursuant to the provisions of the Act, on the following terms and conditions:

SECTION 1 THE COMPANY

          1.1          Formation.

          The Members hereby agree to form the Company as a limited liability company under and pursuant to the provisions of the Act and upon the terms and conditions set forth in this Agreement. The fact that the Certificate is on file in the office of the Secretary of State, State of Delaware, shall constitute notice that the Company is a limited liability company. Simultaneously with the execution of this Agreement and the formation of the Company, each of the Members shall be admitted as members of the Company and the Manager shall be admitted as the manager of the Company. The rights and liabilities of the Members shall be as provided under the Act, the Certificate and this Operating Agreement.

1.2 Name. The name of the Company shall be RAMP Investments, L.L.C. and all business of the Company shall be conducted in such name or, with the consent of the Members, under any other name.

          1.3          Purpose; Powers.

          (a)          The purposes of the Company are (i) to acquire, manage, protect, conserve and sell (directly or indirectly) (A) the stock of ALMC, (B) an interest as a member in PCI Air Management Partners, L.LC, a Delaware limited liability company ("PCI Air LLC"), (C) the Leased Aircraft contributed to the Company by AMP Funding pursuant to Section 2.1 hereof and (D) Permitted Investments, (ii) to assume the PCJL Notes and perform its obligations thereunder, (iii) to make such additional investments and engage in such additional business endeavors as may be authorized pursuant to this Agreement or otherwise as the Members may unanimously agree, and (iv) to engage in any and all activities necessary or incidental to the foregoing purposes; provided that any asset acquired, investment made or activity engaged in by the Company shall be Holding Company Eligible or made Holding Company Eligible in compliance with Section 5.2(f). In no event shall the Company accept demand deposits, including without limitation demand deposits that the depositor may withdraw by check or similar means for payment to third parties.

          (b)          The Company has the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to and in furtherance of the purposes of the Company set forth in this Section 1.3 and has, without limitation, any and all powers that may be exercised on behalf of the Company by the Manager pursuant to Section 5 hereof.

          1.4          Principal Place of Business.

          The principal place of business of the Company shall be at 1575 Delucchi Lane, Suite 115, Reno, Nevada 89502. The Manager may change the principal place of business of the Company to any other place within or without the State of Delaware with the consent of the Members. The registered office of the Company in the State of Delaware initially is located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

          1.5          Term.

          The term of the Company shall commence on the date the Certificate is filed in the office of the Secretary of State of the State of Delaware in accordance with the Act and shall continue until the dissolution and the completion of the winding up of the Company following a Dissolution Event, as provided in Section 12 hereof. Prior to the time that the Certificate is filed, no Person shall represent to third parties the existence of the Company or hold himself out as a Member or Manager.

          1.6          Filings; Agent for Service of Process.

          (a)          The Manager is hereby authorized to and shall execute and cause the Certificate to be filed in the office of the Secretary of State of the State of Delaware in accordance with the Act. The Manager shall take any and all other actions reasonably necessary to perfect and maintain the status of the Company as a limited liability company under the laws of the State of Delaware, including the preparation, execution and filing of such amendments to the Certificate and such other assumed name certificates, documents, instruments and publications as may be required by law, including, without limitation, action to reflect:

          (i)          A change in the Company name; or

          (ii)         A correction of false or erroneous statements in the Certificate or the desire of the Members to make a change in any statement therein in order that it shall accurately represent the agreement among the Members.

          (b)          The Members and the Manager shall execute and cause to be filed original or amended certificates and shall take any and all other actions as may be reasonably necessary to perfect and maintain the status of the Company as a limited liability company or similar type of entity under the laws of any other jurisdictions in which the Company engages in business.

          (c)          The registered agent for service of process on the Company .in the State of Delaware shall be The Corporation Trust Company or any successor as appointed by the Members in accordance with the Act.

          (d)          Upon the dissolution and completion of the winding up of the Company in accordance with Section 12 hereof, the Liquidator, as an authorized person within the meaning of the Act, shall promptly execute and cause to be filed a Certificate of Cancellation in accordance with the Act and the laws of any other jurisdictions in which the Liquidator deems such filing necessary or advisable.

          1.7          Title to Property.

          All Property owned by the Company shall be owned by the Company as an entity and no Member shall have any ownership interest in such Property in its individual name, and each Member's interest in the Company shall be personal property for all purposes. Except as otherwise provided in Section 5.5 hereof, the Company shall hold title to all of its Property in the name of the Company and not in the name of any Member.

          1.8          Payments of Individual Obligations.

          The Company's credit and assets shall be used solely for the benefit of the Company, and no asset of the Company shall be Transferred or encumbered for, or in payment of, any individual obligation of any Member.

          1.9          Independent Activities; Transactions with Affiliates.

          (a)          The Manager shall be required to devote such time to the affairs of the Company as may be necessary to manage and operate the Company and its interest in PCI Air LLC; and Affiliates of the Manager and, so long as the Manager is in satisfaction of its obligations pursuant to Sections 5.1 and 5.2 hereof, the Manager shall be free to serve any other Person or enterprise in any capacity that it may deem appropriate in its discretion.

          (b)          Insofar as permitted by applicable law, neither this Agreement nor any activity undertaken pursuant hereto shall prevent any Member or the Manager or their Affiliates from engaging in whatever activities they choose, whether the same are competitive with the Company or otherwise, and any such activities may be undertaken without having or incurring any obligation to offer any interest in such activities to the Company or any Member, or require any Member or the Manager to permit the Company or any other Member or its Affiliates to participate in any such activities, and as a material part of the consideration for the execution of this Agreement by each Member, each Member .hereby waives, relinquishes, and renounces any such right or claim of participation.

          (c)          To the extent permitted by applicable law and subject to the provisions of this Agreement, in furtherance of the purposes of the Company set forth in Section 1.3, the Manager is hereby authorized to cause the Company to purchase property (whether real, personal or mixed) from, sell Property to or otherwise deal with any Member or the Manager, acting on its own behalf, or any Affiliate of any Member or Manager; provided that any such purchase, sale or other transaction shall be made on terms and conditions which are no less favorable to the Company than if the sale, purchase or other transaction had been made with an independent third party.

          (d)          Notwithstanding Section 1.9(c), the Manager, on behalf of the Company, is hereby authorized to cause the Company to enter into the transactions evidenced by, and perform its obligations under, the AMP Funding Contribution Agreement, the RAMP Investments Contribution Agreement, the Assumption Agreements, the Operating Agreement of PCI Air Management Partners, L.L.C., the PCI Master Lease, any PCI Note and the Aircraft Lease Documents, all without any further action, consent or approval of any Person.

          (e)          Each Member and Manager and any Affiliate thereof may also lend money to, borrow money from, act as a surety, guarantor or endorser for, guarantee or assume one or more specific obligations of, provide collateral for, and transact other business with the Company and, subject to other applicable law, has the same rights and obligations with respect thereto as a Person who is not a Member. If a Member or any Affiliate thereof is a lender, in exercising its rights as a lender, including making its decision on whether to foreclose on property of the Company, such lender will have no duty to consider (i) its status as a Member or an Affiliate of a Member, (ii) the interests of the Company, or (iii) any duty it may have to the Company or any other Person.

          1.10          Definitions.

          Capitalized words and phrases used in this Agreement have the following meanings:

          "Act" means the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et seq., as amended from time to time (or any corresponding provisions of succeeding law).

          "Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant Allocation Year, after giving effect to the following adjustments:

          (i)          Credit to such Capital Account any amounts which such Member is deemed to be obligated to restore pursuant to the penultimate sentences in Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and

          (ii)         Debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6) of the Regulations.

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

          "Affiliate" means, with respect to any Person (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any Person owning or controlling ten percent (10%) or more of the outstanding voting interests of such Person, (iii) any officer, director, general partner, member or trustee of, or Person serving in a similar capacity with respect to, such Person, or (iv) any Person who is an officer, director, general partner, member, trustee or holder of 10% or more of the voting interests of any Person described in clauses (i), (ii), or (iii) of this sentence. For purposes of this definition, the terms "controlling, "controlled by" or "under common control with" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person or entity, whether through the ownership of voting securities, by contract or otherwise.

          "Agreement" or "Operating Agreement" means this Operating Agreement of RAMP Investments, L.L.C., as amended from time to time, which shall constitute the limited liability company agreement of the Company for all purposes of the Act. Words such as "herein," "hereinafter," "hereof," "hereto" and "hereunder" refer to this Agreement as a whole, unless the context otherwise requires.

          "AIMC" means Aircraft International Management Corporation, a Delaware corporation.

          "Aircraft Lease Documents" means those documents and certificates listed on Exhibit A hereto and incorporated herein by reference.

          "Allocation Year" means (i) the period commencing on the Effective Date and ending on December 31, 1995, (ii) any subsequent twelve (12) month period commencing on January 1 and ending on December 31, or (iii) any portion of the period described in clauses (i) or (ii) for which the Company is required to allocate Profits, Losses and other items of Company income, gain, loss or deduction pursuant to Section 3 hereof.

          "AMP Funding Contribution Agreement" means the Contribution Agreement of even date herewith and attached hereto as Exhibit B pursuant to which AMP Funding made or will make certain contributions pursuant to Section 2.1 hereof.

          "Appraised Value" means, with respect to any asset, the value determined by appraisal in the manner described in Exhibit D hereto which is incorporated herein by reference, provided that the "Appraised Value" of any PCI Note shall be determined 'by an investment bank of national recognition appointed by the Manager.

          "Assumption Agreements" means the First Assumption Agreement, together with the Second Assumption Agreement, if any.

          "Bankruptcy" means, with respect to any Person, a "Voluntary Bankruptcy" or an "Involuntary Bankruptcy". A "Voluntary Bankruptcy" means, with respect to any Person (i) the inability of such Person generally to pay its debts as such debts become due, or an admission in writing by such Person of its inability to pay its debts generally or a general assignment by such Person for the benefit of creditors, (ii) the filing of any petition or answer by such Person seeking to adjudicate itself as bankrupt or insolvent, or seeking for itself any liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of such Person or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking, consenting to, or acquiescing in the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for such Person or for any substantial part of its property, or (iii) corporate action taken by such Person to authorize any of the actions set forth above. An "Involuntary Bankruptcy" means, with respect to any Person, without the consent or acquiescence of such Person, the entering of an order for relief or approving a petition for relief or reorganization or any other petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief under any present or future bankruptcy, insolvency or similar statute, law or regulation, or the filing of any such petition against such Person which petition shall not be dismissed within ninety (90) days, or without the consent or acquiescence of such Person, the entering of an order appointing a. trustee, custodian, receiver or liquidator of such Person or of all or any substantial part of the property of such Person which order shall not be dismissed within ninety (90) days. The foregoing is intended to supersede and replace the events listed in Sections 18-304(a) and (b) of the Act.

          "BHCA" means the Bank Holding Company Act of 1956, as amended, 12 U.S.C. Section 1841 et seq., and the rules and regulations promulgated thereunder.

          "Business Day" means a day of the year on which banks are not required or authorized to close in New York, New York.

          "Capital Account" means, with respect to any Member, the Capital Account maintained for such Member in accordance with the following provisions:

          (i)          To each Member's Capital Account there shall be credited (A) such Member's Capital Contributions, (B) such Member's distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Section 3.3 or Section 3.4 hereof, and (C) the amount of any Company liabilities assumed by such Member or which are secured by any Property distributed to such Member. The principal amount of a promissory note which is not readily traded on an established securities market and which is contributed to the Company by the maker of the note (or a Member related to the maker of the. note within the meaning of Regulations Section 1.704-1 (b)(2)(ii)(c)) shall not be included in the Capital Account of any Member until the Company makes a taxable disposition of the note or until (and to the extent) principal payments are made on the note, all in accordance with Regulations Section 1.704- l(b)(2)(iv)(d)(2);

          (ii)         To each Member's Capital Account there shall be debited (A) the amount of money and the Gross Asset Value of any Property distributed to such Member pursuant to any provision of this Agreement, (B) such Member's distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section 3.3 or Section 3.4 hereof, and (C) the amount of any liabilities of such Member assumed by the Company or which are secured by any Property contributed by such Member to the Company;

          (iii)        In the event all or any portion of an Interest is Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred Interest; and

          (iv)        In determining the amount of any liability for purposes of subparagraphs (i) and (ii) above there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

          The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1 (b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Manager shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or any Members), are computed in order to comply with such Regulations, the Manager, with the consent of the Members, may make such modification. The Manager also shall, with the consent of the Members, (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of capital reflected on the Company's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1 (b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

          "Capital Contributions" means, with respect to any Member, the amount of money and the initial Gross Asset Value of any Property (other than money) contributed to the Company with respect to the Interest held or purchased by such Member.

          "Certificate" means the certificate of formation filed with the Secretary of State of the State of Delaware pursuant to the Act to form the Company, as originally executed and as amended, modified, supplemented or restated from time to time, as the context requires.

          "Certificate of Cancellation" means a certificate filed in accordance with 6 Del. C. Section 18-203.

          "Change of Control" of PCI Air Co shall be deemed to have occurred if a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) other than PCI is the direct or indirect owner of more than fifty percent (50%) of the voting securities of PCI Air Co with the power to designate a majority of such entity's directors or managers, as the case may be.

          "Code" means the United States Internal Revenue Code of 1986, as amended from time to time.

          "Company" means the limited liability company formed pursuant to this Agreement and the Certificate and the limited liability company continuing the business of this Company in the event of dissolution of the Company as herein provided.

          "Debt' means (i) any indebtedness for borrowed money or the deferred purchase price of property as evidenced by a note, bonds, or other instruments, (ii) obligations as lessee under capital leases, (iii) obligations secured by any mortgage, pledge, security interest, encumbrance, lien or charge of any kind existing on any asset owned or held by the Company whether or not the Company has assumed or become liable for the obligations secured thereby, (iv) any obligation under any interest rate swap agreement, (v) accounts payable, and (vi) obligations under direct or indirect guarantees of (including obligations (contingent or otherwise) to assure a creditor against loss in respect of) indebtedness or obligations of the kinds referred to in clauses (i), (ii), (iii), (iv), and (v) above, provided that Debt shall not include obligations in respect of any accounts payable that are incurred in the ordinary course of the Company's business and are not delinquent or are being contested in good faith by appropriate proceedings.

          "Depreciation" means, for each Allocation Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Allocation Year' for federal income tax purposes, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Allocation Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Allocation Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Allocation Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value (i) with respect to Leased Aircraft, on a straight line basis over a seven year period, and (ii) with respect to any other Permitted Investment, using any reasonable method selected by the Manager with the consent of the Members.

          "Dissolution Event" shall have the meaning set forth in Section 12.1 hereof.

          "Effective Date" means the date hereof.

          "Expenses" means any and all costs, liabilities, obligations, losses, damages, penalties, claims (including, but not limited to negligence, strict or absolute liability, liability in ton and liabilities arising out of violation of laws or regulatory requirements of any kind), actions, suits, costs, expenses and disbursements (including reasonable legal fees and expenses).

          "First Appraiser" shall have the meaning set forth in Exhibit D hereto.

          "First Assumption Agreement" means the Assignment and Assumption Agreement dated the date hereof pursuant to which the Company assumes all obligations of PCI under the First PCJL Note.

          "First PCJL Note" has the meaning set forth in Section 2.2 hereof.

          "Fiscal Quarter" means (i) the period commencing on the Effective Date and ending on December 31, 1995, (ii) any subsequent three-month period commencing on each of January 1, April 1, July 1 and October 1 and ending on the last date before the next such date, and (iii) the period commencing on the immediately preceding January 1, April 1, July 1, or October 1, as the case may be, and ending on the date on which all Property is distributed to the Members pursuant to Section 12 hereof.

          "Fiscal Year" means (i) the period commencing on the Effective Date and ending on December 31, 1995, (ii) any subsequent twelve-month period commencing on January 1 and ending on December 31, and (iii) the period commencing on the immediately preceding January 1 and ending on the date on which all Property is distributed to the Members pursuant to Section 12 hereof.

          "Full Payout Lease" means a lease of not more than 40 years under the terms of which the lessor can reasonably expect to realize a return of its full investment in the leased property plus the estimated cost of financing the property over the term of the lease from (i) rentals, (ii) estimated tax benefits, and (iii) the estimated residual value of the property at the expiration of the initial term of the lease, which in no event shall exceed 25% of the acquisition cost of the property to the lessor; provided that, in the event of any change in any applicable state or federal banking law after the Effective Date, the meaning of "Full Payout Lease" shall be changed accordingly.

          "Funding Reduction Factor" shall mean, as of the ninetieth (90th) day following the Effective Date, (i) one (1) minus (ii) the quotient of (A) the Net Contribution Value contributed by AMP Funding reduced by distributions made to AMP Funding pursuant to Section 5.2(k) hereof, divided by (B) the Net Contribution Value of the cash and property required to be contributed by AMP Funding as set forth in Section 2.1 hereof.

          "GAAP" means generally accepted accounting principles in effect in the United States as amended from time to time.

          "Gross Asset Value" means with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

          (i)          The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the Manager with the consent of the Members, provided that the initial Gross Asset Values of the assets contributed to the Company pursuant to Section 2.1 hereof shall be as set forth in such section;

          (ii)         The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values (taking Code Section 7701 (g) into account), as determined in accordance with Section 10. 8(b)(iii) hereof as of the following times: (A) the acquisition of an additional Interest by any new or existing Member in exchange for more than a de minimis Capital Contribution; (B) the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an Interest; and (C) the liquidation of the Company within the meaning of Regulations Section 1.704-1 (b)(2)(ii)(g), provided that an adjustment described in clauses (A) and (B) of this paragraph shall be made only if the Manager reasonably determines that such adjustment is necessary to reflect the relative economic interests of the Members in the Company;

          (iii)        The Gross Asset Value of any item of Company assets distributed to any Member shall be adjusted to equal the gross fair market value (taking Code Section 770 l(g) into account) of such asset on the date of distribution as determined by the distribute and the Manager, provided that, if a Member that is the Manager or a Member that is an Affiliate of the Manager is the distribute, the determination of the fair market value of the distributed asset shall require the' consent of the Members prior to such distribution; and

          (iv)        The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and subparagraph (vi) of the definition of "Profits" and "Losses" or Section 3.3(g) hereof; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that an adjustment pursuant to subparagraph' (ii) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (ii) or (iv), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset, for purposes of computing Profits and Losses.

          "Holding Company Eligible" means, in respect of any asset or activity, that such asset is eligible for acquisition by, or such activity may be engaged in by, a bank holding company within the meaning of (i) Article III-A of the New York Banking Law and (ii) the BHCA, as the same may be amended from time to time.

          "Holding Company Eligible Lease" means a lease that is a Net Lease and a Full Payout Lease, and contains a tax indemnity for taxes other than federal income taxes that are attributable to the use' or presence of the leased asset in the taxing jurisdiction.

          "Interest" means an ownership interest in the Company representing some or all of the Capital Contributions made by a Member pursuant to Section 2 hereof, including any and all benefits to which the holder of such an Interest may be entitled as provided in this Agreement (including, without limitation, any rights to payments and distributions pursuant to Sections 4, 10 and 12 hereof), together with all obligations of such holder to comply with the terms and provisions of this Agreement.

          "Involuntary Bankruptcy" has the meaning set forth in the definition of "Bankruptcy".

          "Issuance Rents" has the meaning set forth in Section 3.3(h) hereof.

          "Leased Aircraft" means the aircraft contributed to the Company by AMP Funding pursuant to Section 2.1 hereof.

          "Leased Equipment" has the meaning set forth in the definition of "Permitted Investments".

          "Liquidator" has the meaning set forth in Section 12.9(a) hereof.

          "Losses" has the meaning set forth in the definition of "Profits" and "Losses."

          "Manager" means PCI Air Co so long as PCI Air Co continues to serve in such capacity and has not been removed as Manager in accordance with Section 5.7 of this Agreement and shall also refer to any Person that is admitted to the Company as a successor Manager of the Company in accordance with this Agreement.

          "Member" means any Person (i) who is referred to as such in the first paragraph of this Agreement, or who has become a substituted Member pursuant to the terms of this Agreement and (ii) who has not ceased to be a Member. "Members" means all such Persons.

          "Member Nonrecourse Debt" has the same meaning as the term "partner nonrecourse debt" in Section 1.704-2(b)(4) of the Regulations.

          "Member Nonrecourse Debt Minimum Gain" means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.

          "Member Nonrecourse Deductions" has the same meaning as the term "partner nonrecourse deductions" in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations.

          "Modified Tax Basis of Accounting" means the use of the accrual method of accounting on the basis of Federal income tax laws and regulations in effect for the period being reported upon except as otherwise required by this Agreement including the maintenance of Capital Accounts.

          "Moody's" means Moody's Investor's Services, Inc.

          "Net Cash Flow" means an amount equal to the taxable income or loss of the Company arising in the ordinary course of the Company's business and investment activities, increased by (x) tax exempt interest, depreciation, amortization, cost recovery allowances and other noncash charges deducted in determining such taxable income and (y) the gross cash proceeds of the sale of any Property by the Company, to the extent not already included in such taxable income or loss and decreased by (i) principal payments made on any Company indebtedness; (ii) property replacement or contingency reserves actually established by the Company; (iii) capital expenditures when made other than from reserves or from borrowings the proceeds of which are not included in operating cash flow; and (iv) any other cash expenditures not deducted in determining such taxable income or loss.

          "Net Contribution Value" shall mean, with respect to the cumulative assets contributed by a Member to the Company, the Gross Asset Value of such assets reduced by the recourse and nonrecourse liabilities of such Member assumed by the Company.

          "Net Lease" means a lease under which the lessor will not, directly or indirectly, provide for or be obligated to provide for (i) the servicing, repair or maintenance of the leased property during the lease term; (ii) the purchasing of parts and accessories for the leased property; (iii) the loan of replacement or substitute property while the leased property is being serviced; (iv) the purchasing of insurance for the lessee except where the lessee has failed in its contractual obligation to purchase or maintain the required insurance; and (v) the renewal of any license or registration for the leased property, unless such action by the lessor is clearly necessary to protect its interest as an owner or financier of the leased property, provided that, in the event of any changes in any applicable state or federal banking law after the Effective Date, the meaning of "Net Lease" shall be changed accordingly.

          "Nonrecourse Deductions" has the meaning set forth in Section 1.704-2(b)(1) of the Regulations.

          "Nonrecourse Liability" has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

          "Parent" means (i) in the case of PCI Air Co, PCI, (ii) in the case of AMP Funding, PCI, and (iii) in the case of AM-BT Nevada, Inc., Bankers Trust New York Corporation.

          "PCI" means Potomac Capital Investment Corporation, a Delaware corporation.

          "PCI Air LLC" means PCI Air Management Partners, L.L.C., a Delaware limited liability company.

          "PCI Master Lease" has the meaning set forth in Section 5.2(f)(i).

          "PCI Note" has the meaning set forth in clause (i) of the definition of "Permitted Investment".

          "PCJL" means Potomac Capital Joint Leasing Corporation, a Delaware corporation.

          "PCJL Notes" has the meaning set forth in Section 2.2 hereof

          "Percentage Interest" means, with respect to each Member, as of the date hereof, the Percentage Interest of such Member set forth in Section 2.1 hereof. In the event all or any portion of an Interest is Transferred in accordance with the terms of this Agreement other than pursuant to a pledge or hypothecation, the transferee shall succeed to a corresponding portion of the Percentage Interest of the transferor.

         "Permitted Investments" mean:

          (i)          A debt obligation ("PCI Note") of PCI or a direct or indirect wholly owned subsidiary of PCI fully and unconditionally guaranteed by PCI that (i) provides for interest-only payments at an interest rate equal to PCI's then current borrowing rate for equivalent maturity securities, (ii) is either a demand obligation or has a maturity no later than June 30, 2002, and (iii) is substantially in the form of the PCI Note attached hereto as Exhibit E, provided that PCI's senior unsecured debt is rated at least Baa3 by Moody's or BBB- by S&P on the date such obligation is acquired by the Company;

          (ii)         A debt obligation of any issuer other than PCI or its Affiliates rated at least Baa3 by Moody's or BBB- by S&P with a maturity no later than June 30, 2002;

          (iii)        Any of the following items of personal property ("Leased Equipment") owned by the Company and leased pursuant to a Holding Company Eligible Lease to (i) PCI as long as PCI is rated at least Baa3 by Moody's or BBB- by S&P or (ii) other lessees that are rated at least A2 by Moody's or A by S&P, in each case, on the date such Leased Equipment is acquired by the Company:

(A)	Airplanes;
(B)	Office furniture, fixtures and equipment;
(C)	Vehicles, including automobiles, and forklifts, trucks, cranes and similar heavy equipment;
(D)	Manufacturing and operating machinery and equipment; and
(E)	Electric generating equipment;
(iv) An interest as a member in PCI Air LLC; (v) Property described in Section 5.l(b) hereof; and (vi) Property described in Section 5.5 hereof.

          "Permitted Transfer" has the meaning set forth in Section 10.2 hereof.

          "Person" means any individual, partnership (whether general or limited), limited liability company, corporation, trust, estate, association, nominee or other entity.

          "Profits" and "Losses" mean, for each Allocation Year, an amount equal to the Company's taxable income or loss for such Allocation Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):

          (i)          Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of "Profits" and "Losses" shall be added to such taxable income or loss;

          (ii)         Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of "Profits" and "Losses" shall be subtracted from such taxable income or loss;

          (iii)        In the event the Gross Asset-Value of any Company asset is adjusted pursuant to subparagraphs (ii) or (iii) of the definition of Gross Asset Value, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses;

          (iv)        Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Gross Asset Value;

          (v)         In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Allocation Year, computed in accordance with the definition of "Depreciation";

          (vi)        To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) is required, pursuant to Regulations Section 1.704-(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member's Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and

          (vii)       Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Section 3.3 or Section 3.4 hereof shall not be taken into account in computing Profits or Losses.

          The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Sections 3.3 and 3.4 hereof shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (vi) above.

          "Property" means all real and personal property acquired by the Company, including cash, and any improvements thereto, and shall include both tangible and intangible property.

          "RAMP Investments Contribution Agreement" means the Contribution Agreement of even date herewith and in the form attached hereto as Exhibit C pursuant to which the Company makes or will make its contribution to PCI Air LLC.

          "Reconstitution Period" has the meaning set forth in Section 12.l(b) hereof

          "Regulations" means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations are amended from time to time.

          "Regulatory Allocations" has the meaning set forth in Section 3.4 hereof.

          "Retirement Allocation Date" has the meaning set forth in Section 10.8(b) hereof.

          "Retirement Date" has the meaning set forth in Sections 10.8(a)(i) and 10.8(a)(ii) hereof, as the case may be.

          "Second Appraiser" shall have the meaning set forth in Exhibit D hereto.

          "Second Assumption Agreement" means the Assignment and Assumption Agreement, if any, pursuant to which the Company assumes all obligations of PCI under the Second PCJL Note.

          "Second PCJL Note" has the meaning set forth in Section 2.2 hereof.

          "Securities Act" means the Securities Act of 1933, as amended.

          "S&P" means Standard & Poor's Corporation.

          "Tax Matters Member" has the meaning set forth in Section 8.3(a) hereof.

          "Transfer" means, as a noun, any voluntary or involuntary transfer, sale, pledge or hypothecation or other disposition and, as a verb, voluntarily or involuntarily to transfer, sell, pledge or hypothecate or otherwise dispose of.

          "Voluntary Bankruptcy" has the meaning set forth in the definition of "Bankruptcy."

          "Wholly Owned Affiliate" of any Person means an Affiliate of such Person (i) one hundred percent (100%) of the voting stock or beneficial ownership of which is owned directly by such Person, or by any Person who, directly or indirectly, owns one hundred percent (100%) of the voting stock 0r beneficial ownership of such Person, (ii) an Affiliate to such Person who, directly or indirectly, owns one hundred percent (100%) of the voting stock or beneficial ownership of such Person, and (iii) any Wholly Owned Affiliate of any Affiliate described in clause (i) or clause (ii).

SECTION 2 MEMBERS' CAPITAL CONTRIBUTIONS
2.1 Original Capital Contributions. The name, address, original Capital Contribution, and initial Percentage Interest of each of the Members is as follows:

Name and Address	Original Capital Contribution	Percentage Interest
PCI Air Co 1575 Delucchi Lane Suite 115 Reno, Nevada 89502	$2,158,722 in cash	1%
AMP Funding 1575 Delucchi Lane Suite 115 Reno, Nevada 89502

The aircraft described in the AMP Funding Contribution Agreement attached hereto as Exhibit B together with an amount of cash attributable to rental payments on such aircraft received by PCI after November 30, 1995 and before the date on which such aircraft are Contributed to the Company, such aircraft and cash with an agreed initial Gross Asset Value equal to $302,841,608, allocated among such assets as set forth on Schedule A, which aircraft is subject to nonrecourse debt in the aggregate amount of $43,064,635.

The stock of AIMC, with an agreed initial Gross Asset Value equal to $212,307,137

$5,311,880 in cash

		97%
AM-BT Nevada, Inc. c/o Lionel, Sawyer & Collins 1700 Bank of America Plaza 300 S. 4th Street Las Vegas, Nevada 89101	$4,317,443 in cash	2%

Each Member shall make its original Capital Contribution on the Effective Date or the next Business Day thereafter, provided that AMP Funding shall contribute the aircraft and related cash described in the AMP Funding Contribution Agreement at such times as are required by such AMP Funding Contribution Agreement.

          2.2          Assumption Agreement and AMP Funding Guarantee.

          (a)          In connection with the Capital Contribution made by AMP Funding pursuant to Section 2.1 on the Effective Date, pursuant to an agreement in the form of the First Assumption Agreement attached hereto as Exhibit F, the Company will assume liability for a note (the "First PCJL Note") in the amount of $233,000,000 payable to Potomac Capital Joint Leasing Corporation ("PCJL") (provided, however that the Company will not assume or have responsibility for the payment of interest on the First PCJL Note which has accrued but is unpaid on the date such note is assumed) and AMP Funding will enter into a guaranty in the form of the Guaranty of Obligations attached hereto as Exhibit G pursuant to which AMP Funding will guarantee the Company's obligations under the First PCJL Note.

          (b)          In connection with any contribution made by AMP Funding pursuant to Section 2.1 after the Effective Date, the Company will assume liability for a note (the "Second PCJL Note" and, together with the First PCJL Note, the "PCJL Notes") in the amount determined pursuant to Section 2.3(b) of the Operating Agreement of AMP Funding, L.L.C., provided that the Company Will not assume or have responsibility for the payment of interest on the Second PCJL Note which has accrued but is unpaid on the date that such note is assumed. AMP Funding will enter into a guaranty in the form of the Guaranty of Obligations attached hereto as Exhibit C pursuant to which AMP Funding will guarantee the Company's obligations under the Second PCJL Note.

2.3 Additional Capital Contributions. The Members may make additional Capital Contributions only with the written consent of all Members.
SECTION 3 ALLOCATIONS

          3.1          Profits.

          After giving effect to the special allocations set forth in Sections 3.3 and 3.4, Profits for any Allocation Year shall be allocated to the Members in proportion to their Percentage Interests.

          3.2          Losses.

          After giving effect to the special allocations set forth in Sections 3.3 and 3.4 and subject to Section 3.5, Losses for any Allocation Year shall be allocated to the Members in proportion to their Percentage Interests.

          3.3          Special Allocations.

          The following special allocations shall be made in the following order:

          (a)          Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(0 of the Regulations, notwithstanding any other provision of tiffs Section 3, if there is a net decrease in Company Minimum Gain during any Allocation Year, each Member shall be specially allocated items of Company income and gain for such Allocation Year (and, if necessary, subsequent Allocation Years) in an amount equal to such Member's share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto.The items to be so allocated shall be determined in accordance with Sections 1.704-2(0(6) and 1.704-2(j)(2) of the Regulations. This Section 3.3(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

          (b)          Member Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(i)(4) of the Regulations, notwithstanding any other provision of this Section 3, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Allocation Year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Company income and gain for such Allocation Year (and, if necessary, subsequent Allocation Years) in an amount equal to such Member's share of the net decrease in Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations. This Section 3.3(b) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

          (c)          Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Sections 1.704-1 (b)(2)(ii)(d)(4), 1.704-1 (b)(2)(ii)(d)(5), or 1.704-1 (b)(2)(ii)(d)(6) of the Regulations, items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of the Member as quickly as possible, provided that an allocation pursuant to this Section 3.3(c) shall be made only if and to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 3 have been tentatively made as if this Section 3.3(c) were not in the Agreement.

          (d)          Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any Allocation Year which is in excess of the amount such Member is obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 3.3 (d) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such amount after all other allocations provided for in this Section 3 have been made as if Section 3.3(c) and this Section 3.3(d) were not in the Agreement.

          (e)          Nonrecourse Deductions. Nonrecourse Deductions for any Allocation Year shall be specially allocated to the Members in proportion to their respective Percentage Interests.

          (f)          Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any Allocation Year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).

          (g)          Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset, pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1 (b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of such Member's interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with their interests in the Company in the event Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Member to whom such distribution was made in the event Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

           (h)          Allocations Relating to Taxable Insurance of Interests. Any income, gain, loss or deduction realized as a direct or indirect result of the issuance of Interests by the Company to a Member (the "Issuance Items") shall be allocated among the Members so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations under this Agreement to each Member shall be equal to the net amount that would have been allocated to each such Member if the Issuance Items had not been realized.

          3.4          Curative Allocations.

          The allocations set forth in Sections 3.3(a), 3.3(b), 3.3(c), 3.3(d), 3.3(e), 3.3(f), 3.3(g) and 3.5 (the "Regulatory Allocations") are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 3.4. Therefore, notwithstanding any other provision of this. Section 3 (other than the Regulatory Allocations), the Manager shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Sections 3.1, 3.2, and .3.3(h). Notwithstanding the previous sentence, the Manager shall not make special allocations of income or gain under this Section 3.4 to offset Regulatory Allocations previously made under Sections 3.3(e) and 3.3(f) hereof.

          3.5          Loss Limitation.

          Losses allocated pursuant to Section 3.2 hereof shall not exceed the maximum amount of Losses that can be allocated without causing any Member to have an Adjusted Capital Account Deficit at the end of any Allocation Year. In the event some but not all of the Members would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section 3.2 hereof, the limitation set forth in this Section 3.5 shall be applied on a Member by Member basis and Losses not allocable to any Member as a result of such limitation shall be allocated to the other Members in accordance with the positive balances in such Member's Capital Accounts so as to allocate the maximum permissible Losses to each Member under Section 1.704-1 (b)(2)(ii)(a) of the Regulations.

          3.6          Other Allocation Rules.

          (a)          Profits, Losses and any other items of income, gain, loss or deduction shall be allocated to the Members pursuant to this Section 3 as of the last day of each Allocation Year, provided that Profits, Losses and such other items shall also be allocated at such times as are required by Section 10.8 hereof and at such other times as the Gross Asset Values of Company Property are adjusted pursuant to subparagraph (ii) of the definition of "Gross Asset Value" in Section 1.10 hereof.

          (b)          For purposes of determining the Profits, Losses, or any other items allocable to-any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Manager (except to the extent otherwise provided in Sections 10.7 or 10.8 hereof) using any permissible method under Code Section 706 and the Regulations thereunder.

          (c)          The Members are aware of the income tax consequences of the allocations made by this Section 3 and hereby agree to be bound by the provisions of this Section 3 in reporting their shares of Company income and loss for income tax purposes, except as otherwise required by law.

          (d)          Solely for purposes of determining a. Member's proportionate share of the "excess nonrecourse liabilities" of the Company within the meaning of Regulations Section 1.752-3(a)(3), the Members' interests in Company profits are in proportion to their Percentage Interests.

          (e)          To the extent permitted by Section 1.704-2(h)(3) of the Regulations, the Manager shall endeavor to treat distributions of Net Cash Flow as having been made from the proceeds of a Nonrecourse Liability or a Member Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Member.

          (f)          Notwithstanding anything to the contrary herein, amounts paid or received by a Member or an Affiliate of a Member as damages or indemnification with respect to any breach or other violation of any representation, warranty, covenant or other agreement made pursuant to Section 7 or 10.4 hereof (such amounts being referred to in this Section 3.6(f as a "'Damages Payment") shall be treated for income tax purposes as a contribution to or a distribution from the Company, as the case may be, by such Member, provided, however, that a Damages Payment (i) shall not be treated as a Capital Contribution, (ii) shall not cause an adjustment to or otherwise affect Capital Accounts of ally Member, (iii) shall not be taken into account in computing Profits or Losses, and (iv) in the case of a Damages Payment to a Member or an Affiliate of a Member, shall not be treated as a distribution of Net Cash Flow; provided further, however, that (w) to the extent a Damages Payment required to be paid by a Member or an Affiliate of a Member is with respect to a payment by the Company of an item that is deductible for income tax purposes or results in an increase in the basis of any Company asset that is depreciable, amortizable, or subject to cost recovery, any such deduction or cost recovery allowance shall not be taken into account in computing Profits or Losses, or other items of loss or deduction allocable pursuant to Section 3 of this Agreement, but shall be specially allocated to such Member for income tax purposes, (x) to the extent any Damages Payment required to be paid to a Member or an Affiliate of a Member is with respect to the receipt by the Company of an item that constitutes income for income tax purposes, such income shall not be taken into account in computing Profits or Losses or other items of income or gain allocable pursuant to Section 3 of this Agreement, but shall be specially allocated to such Member for income tax purposes, and (y) any special allocations pursuant to clauses (w) or (x) of this Section 3.6(f) shall not affect the Capital Account of any Member.

          3.7          Tax Allocations: Code Section 704(c).

          In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any Property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such Property to the Company for federal income tax purposes and its initial Gross Asset Value (computed in accordance with the definition of Gross Asset Value) using the "remedial method" pursuant to the Regulations under Section 704(c).

          In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (ii) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 794(c) and the Regulations thereunder.

          Any elections or other decisions relating to such allocations shall be made by the Manager in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 3.7 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

SECTION 4 DISTRIBUTIONS

          4.1          Net Cash Flow.

          Except as otherwise provided in Sections 5.2(k), 10 and 12 hereof, after complete satisfaction of the Company's obligations under the PCJL Notes, Net Cash Flow, if any, shall be distributed quarterly as soon as practicable after the end of each Fiscal Quarter to the Members in proportion to their Percentage Interests, provided that no distributions shall be made that would create or increase an Adjusted Capital Account Deficit for any Member.

          4.2          Amounts Withheld.

          All amounts withheld pursuant to the Code or any provision of any state, local or foreign tax law with respect to any payment, distribution or allocation to the Company or the Members shall be treated as amounts paid or distributed, as the case may be, to the Members with respect to which such amount was withheld pursuant to this Section 42 for all purposes under this Agreement. The Company is authorized to withhold from payments and distributions, or with respect to allocations, to the Members, and to pay over to any federal, state and local government or any foreign government, any amounts required to be so withheld pursuant to the Code or any provisions of any other federal, state or local law or any foreign law, and shall allocate any such amounts to the Members with respect to which such amount was withheld.

          4.3          Limitations on Distributions.

          (a)          The Company shall make no distributions to the Members except (i) as provided in this Section 4, Section 5.2(k), Section 10.8 and Section 12 hereof, or (ii) as agreed to by all of the Members.

          (b)          Notwithstanding any other provision of this Agreement, the Company shall not make a distribution to a Member to the extent that, after giving effect to the distribution, all liabilities of the Company, other than liability to Members on account of their Capital Contributions, would exceed the fair value of the Company's assets. For these purposes, the fair value of any asset or assets that are subject to a liability for which the recourse of creditors is limited shall be included in the calculation of the total value of the Company's assets only to the extent the fair value of such asset or assets exceeds such liability.

          4.4          Distributions anti Payments to Members.

          It is the intent of the Members and the Manager that no distribution or payment to any Member (including distributions under Sections 4.1, 5:2(k), 10.8 and 12.2 hereof and distributions pursuant to Section 4.3 hereof) shall be deemed a return of money or other property in violation of the Act. The payment or distribution of any such money or property to a Member shall be deemed to be a compromise within the meaning of Section 18-502(b) of the Act, and the Member receiving any such money or property shall not be required to return any such money or property to the Company, any creditor of the Company or any other Person. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to return such money or property, such obligation shall be the obligation of such Member and not of the Company, any other Member or the Manager. Any amounts required to be paid under such obligation shall be treated as a permitted additional Capital Contribution pursuant to Section 2.3 hereof.

SECTION 5 MANAGEMENT

          5.1          Authority of the Manager.

          The Members intend that the Company be managed by the Members in accordance with Section 18-402 of the Act and subject to any restrictions set forth in the Certificate or this Agreement, including, without limitation, those set forth in Section 1.3(a) and Section 6.5 hereof, the Members hereby delegate all powers to control and manage the business and affairs of the Company and to bind the Company to, and such powers shall be exclusively vested in, the Manager and the Manager may exercise all powers of the Company and do all such lawful acts as are not by statute, the Certificate or this Agreement directed or required to be exercised or done by the Members and in so doing shall have the right and authority to take all actions which the Manager deems necessary, useful or appropriate for the management and conduct of the Company's business and affairs and in the pursuit of the purposes of the Company, including exercising the following specific rights and powers in the name of and on behalf of the Company:

          (a)          Conduct its business, carry on its operations and have and exercise the powers granted by the Act in any state, territory, district or possession of the United States, or in any foreign country which may be necessary or convenient to effect any or all of the purposes for which it is organized;

          (b)          Acquire by purchase, lease, or otherwise any real or personal property which may be necessary, convenient, or incidental to the accomplishment of the purposes of the Company;

          (c)          Operate, maintain, finance, improve, construct, own, grant options with respect to, sell, convey, assign, mortgage, and lease any real estate and any personal property necessary, convenient, or incidental to the accomplishment of the purposes of the Company;

          (d)          Execute any and all agreements, contracts, documents, certifications, and instruments necessary or convenient in connection with the management, maintenance, and operation of the Property, or in connection with managing the affairs of the Company, including, executing amendments to this Agreement and the Certificate in accordance with the terms of this Agreement, both as Manager and, if required, as attorney-in-fact for the Members pursuant to any power of attorney granted by the Members to the Manager;

          (e)          Borrow money and issue evidences of indebtedness necessary, convenient, or incidental to the accomplishment of the purposes of the Company, and secure the same by mortgage, pledge, or other lien on any Company assets;

          (f)          Execute, in furtherance of any or all of the purposes of the Company, any deed, lease, mortgage, deed of trust, mortgage note, promissory note, bill of sale, contract, or other instrument purporting to convey or encumber any or all of the Company assets;

          (g)          Prepay in whole or in part, refinance, recast, increase, modify, or extend any liabilities affecting the assets of the Company and in connection therewith execute any extensions or renewals of encumbrances on any or all of such assets;

          (h)          Care for and distribute funds to the Members by way of cash income, return of capital, or otherwise, all in accordance with the provisions of this Agreement, and perform all matters in furtherance of the objectives of the Company or this Agreement;

          (i)          Contract on behalf of the Company for the employment and' services of employees and/or independent contractors, such as lawyers and accountants, and delegate to such Persons the duty to manage or supervise any of the assets or operations of the Company;

          (j)          Engage in any kind of activity and perform and carry out contracts of any kind (including contracts of insurance covering risks to Company assets and Manager liability) necessary or incidental to, or in connection with, the accomplishment of the purposes of the Company, as may be lawfully carried on or performed by a limited liability company under the laws of each state in which the Company is then formed or qualified;

          (k)          Take, or refrain from taking, all actions, not expressly proscribed or limited by this Agreement, as may be necessary or appropriate to accomplish the purposes of the Company;

          (l)          Institute, prosecute, defend, settle, compromise, and dismiss lawsuits or other judicial or administrative proceedings brought on or in behalf of, or against, the Company, the Members or the Manager in connection with activities arising out of, connected with, or incidental to this Agreement, and to engage counsel or others in connection therewith;

          (m)          Purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic or foreign corporations, associations, general or limited partnerships, other limited liability companies, or individuals or direct or indirect obligations of the United States or of any government, state, territory, government district or municipality or of any instrumentality of any of them, including, without limitation, acquiring an interest in and being admitted as a member of, PCI Air LLC, and exercising all of the Company's rights as a member of PCI Air LLC;

          (n)          Indemnify a Member or the Manager or former Member or Manager in accordance with this Agreement, and to make any other indemnification that is authorized by this Agreement in accordance with the Act;

          (o)          Invest Company funds in, hold and sell, transfer or otherwise dispose of Permitted Investments;

          (p)          Acquire the cash contributed pursuant to Section 2.1, Leased Aircraft and the AIMC stock and contribute the same to PCI Air LLC;

          (q)          Execute and deliver on behalf of the Company (i) the AMP Funding Contribution Agreement, (ii) the RAMP Investments Contribution Agreement, (iii) the Assumption Agreements, (iv) the Operating Agreement of PCI Air Management Partners, L.L.C., (v) the PCI Master Lease, (vi) any PCI Note, (vii) the Aircraft Lease Documents, and (viii) any other document or instrument to be delivered in connection with any of the foregoing; and

          (r)          Be the sole "authorized person" on behalf of the Company, as that term is defined in the Act.

          5.2          Duties anti Obligations of the Manager.

          (a)          The Manager shall take all actions which may be necessary or appropriate (i) for the continuation of the Company's valid existence as a limited liability company under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Members or to enable the Company to conduct the business in which it is engaged and (ii) for the accomplishment of the Company's purposes, including the acquisition, development, maintenance, preservation, and operation of Property in accordance with the provisions of this Agreement and applicable laws and regulations.

          (b)          The Manager shall be under a fiduciary duty to conduct the affairs of the Company in the best interests of the Company and of the Members, including the safekeeping and use of all of the Property and the use thereof for the exclusive benefit of the Company.

          (c)          Immediately after its acquisition of the Leased Aircraft, the cash contributed pursuant to Section 2.1, and the AIMC stock, the Manager shall cause the Company to contribute the same to PCI Air LLC pursuant to the RAMP Investment Contribution Agreement.

          (d)          Except as may be required by Sections 5.2(k) and 10.8(b) hereof, until such time as the PCJL Notes are satisfied, the Manager shall transfer to PCJL an amount equal to all of the Company's Net Cash Flow for any given period in satisfaction of the PCJL Notes.

          (e)          Prior to or contemporaneously with the Company's acquisition of any item of Leased Equipment, the Manager shall execute and deliver to the Company a certificate regarding the lease to which such Leased Equipment is subject in the form of the Lease Certificate attached hereto as Exhibit H.

          (f)          The Manager will cause one of the following to occur within ninety (90) days after the default or termination of any lease of Leased Equipment (the "Defaulted Lease"):

          (i)          The Manager will cause the Company to lease the Leased Equipment to PCI pursuant to a lease substantially in the form of the PCI Master Lease attached hereto as Exhibit I (the "PCI Master Lease") at then fair market value rental rates for a period of time so that the PCI Master Lease qualifies as a Full Payout Lease, provided that, if then current market conditions do not permit the PCI Master Lease to qualify as a Full Payout Lease, the Manager must choose another alternative pursuant to clause (ii) or (iii) below.

          (ii)         The Manager will cause the Company to lease the Leased Equipment to a new lessee (the "Post Default Lease") at then fair market value rental rates so that the Post Default Lease qualifies as a Full Payout Lease, provided that, if then current market conditions do not permit the Post Default Lease to qualify as a Full Payout Lease, the Manager must choose another alternative pursuant to clause (i) above or (iii) below.

          (iii)        The Manager will cause the Company to sell the Leased Equipment in a commercially reasonable manner.

          (g)          In the event that any rent received with respect to, or the proceeds of the sale of, any Permitted Investment is paid to the Company in non-cash consideration which is not itself a Permitted Investment, the Manager shall cause the Company to sell or otherwise dispose of such consideration in a commercially reasonable manner within ninety (90) days of its acquisition, including, but not limited to, by sale or transfer to PCJL in satisfaction of the PCJL Notes.

          (h)          The Company shall at all times procure or cause to be procured and maintain or cause to be maintained with insurers of recognized responsibility, and substantial financial capacity, in the worldwide commercial aviation, watercraft or railcar industry, as the case may be, primary insurance and contingent liability and property damage liability insurance insuring the respective interests of each Member of the Company of the type and in amounts in accordance with prudent industry practice for persons owning, operating or using aircraft, watercraft or railcars, as the case may be, which covers the kinds of risks customarily insured and in amounts consistent with prudent industry practice; provided, however, that all contingent aircraft public liability insurance and aircraft property damage liability insurance shall have a combined single limit of not less than $500,000,000.

          (i)          In the event that BT Investor elects to retire from the Company pursuant to Section 10,8(a) hereof; the Manager shall cause the Company to elect to retire from PCI Air LLC pursuant to Section 10.2(a) of the Operating Agreement of PCI Air Management Partners, L.L.C.

          (j)          Upon direction of BT Investor, the Manager shall exercise the Company's rights pursuant to Section 5.7 (b) of the Operating Agreement of PCI Air Management Partners, L.L.C.

          (k)          In the event that AMP Funding has not made the entire Capital Contribution required by Section 2.1 hereof within the ninety (90) day period after the Effective Date, the Company shall distribute as soon as practicable after the ninetieth day after the Effective Date (i) to AMP Funding, an amount equal to the aggregate amount that AMP Funding is required to distribute to BT Investor pursuant to Section 2.3(b) of the Operating Agreement of AMP Funding, L.L.C., (ii) to PCI Air Co, an amount determined by multiplying the Funding Reduction Factor by the aggregate Capital Contributions made by PCI Air Co prior to such date, provided that such amount shall not reduce PCI Air Co's Percentage Interest below one percent (1%), and (iii) to BT Investor, an amount determined by multiplying the Funding Reduction Factor by the aggregate Capital Contributions made by BT Investor prior to such date, provided that such amount shall not reduce BT Investor's Percentage Interest below two percent (2%).

          5.3          Compensation; Expenses.

          (a)          Compensation and Reimbursement. Except as otherwise provided in this Section 5.3 and Section 5.4 hereof, no Manager or Member shall receive any salary, fee, or draw for services rendered to or on behalf of the Company or otherwise in its capacity as a Manager or Member, nor shall any Manager or Member be reimbursed for any expenses incurred by such Manager or Member on behalf of the Company or otherwise in its capacity as a Manager or Member.

          (b)          Expenses. The Manager shall pay all ordinary and customary expenses of the Company incurred in the ordinary course of the Company's day-to-day business in exchange for a management fee paid to the Manager in an amount equal to $50,000 per year payable quarterly in arrears. In addition, with the consent of the Members, the Manager may charge the Company, and shall be reimbursed, for other reasonable expenses (such as litigation costs) incurred in connection with the Company's business that would not be considered to be incurred in the ordinary course of the Company's day-to-day business. Such reimbursement shall be treated as expenses of the Company and shall not be deemed to constitute distributions to any Member of profit, loss or capital of the Company.

          5.4          Indemnification of the Manager.

          (a)          Unless otherwise provided in Section 5.4(d) hereof, the Company, its receiver, or its trustee (in the case of its receiver or trustee, to the extent of Company Property) shall indemnity, save harmless, and pay all Expenses of the Manager or any officers or directors of the Manager relating to any liability or damage incurred by reason of any act performed or omitted to be performed by the Manager, officer or director in connection with the business of the Company, including attorneys' fees incurred by the Manager, officer or director in connection with the defense of any action based on any such act or omission, which attorneys' fees may be paid as incurred, including all such liabilities under federal and state securities laws (including the Securities Act) as permitted by law.

          (b)          Unless otherwise provided in Section 5.4(d) hereof, in the event of any action by a Member against the Manager, including a Company derivative suit, the Company shall indemnify, save harmless, and pay all Expenses of the Manager, incurred in the defense of such action, if the Manager is successful in such action.

          (c)          Unless otherwise provided in Section 5.4(d) hereof, the Company shall indemnify, save harmless, and pay all Expenses of the Manager, if for the benefit of the Company and in accordance with this Agreement the Manager makes any deposit, acquires any option or makes any other similar payment or assumes any obligation in connection with any Property proposed to be acquired by the Company and suffers any financial loss as the result of such action.

          (d)          Sections 5.4(a), 5.4(b) and 5.4(c) shall be enforced only to the maximum extent permitted by law and the Manager shall not be indemnified from any liability for fraud, bad faith, intentional misconduct, gross negligence or a failure to perform in accordance with this Agreement.

          (e)          Notwithstanding anything to the contrary in this Agreement, in no event will any indemnification obligation of the Company or a receiver or trustee to indemnify, save harmless or pay all Expenses set forth in this Section 5.4 subject any Member to personal liability.

          5.5          Temporary Investments

          All property in the form of cash not otherwise invested shall be deposited for the benefit of the Company in one or more accounts of the Company, the Manager or any of its Wholly Owned Affiliates maintained in such financial institutions as the Manager shall determine or shall be invested in short-term liquid securities or other cash-equivalent obligations of such financial institutions or of the United States (or institutions whose obligations are guaranteed as to payment by the United States), and withdrawals shall be made only in the regular course of Company business on such signature or signatures as the Manager may determine from time to time. Such financial institutions must have outstanding unsecured indebtedness that is rated AA or better by S & P or Aa2 or better by Moody's (or an equivalent rating by another nationally recognized credit rating agency of similar standing if neither of such corporations is then in the business of rating unsecured bank indebtedness).

          5.6          Manager's Liability.

          Without limiting the Manager's liability to the Company for any breach of or failure to perform its covenants and obligations hereunder, no Manager shall be liable under a judgment, decree or order of a court, or in any other manner for the Debts or any other obligations or liabilities of the Company solely by reason of being a manager of the Company. The Manager shall not have any personal liability for the repayment of any Capital Contributions of any Member.

          5.7          Withdrawal, Removal and Termination

          (a)          Withdrawal of Manager. The Manager may not withdraw as Manager of the Company without the consent of the Members provided that, in the event that the Manager transfers its Interest as a Member pursuant to a Permitted Transfer in accordance with Section 10 hereof, it may withdraw as the Manager and the Members hereby agree to appoint the transferee of such Interest as successor Manager pursuant to Section 5.7(d).

          (b)          Removal of a Manager. The Manager may be removed at any time For Cause at the discretion of BT Investor. In the event a Manager is removed For Cause at the direction of BT Investor, BT Investor will appoint, with the consent of the other Members which shall not be unreasonably withheld, the replacement Manager. For purposes of this Agreement, the term "For Cause" shall mean fraud, bad faith, intentional misconduct or' gross negligence of the Manager in the performance of its obligations under this Agreement.

          (c)          Termination of Manager by Operation of Law. In the event of the Bankruptcy, dissolution or other termination of the Manager by operation of law, the Manager shall be deemed withdrawn as Manager hereunder upon the election of a successor pursuant to Section 5.7(d) hereof.

          (d)          Election of Successor Manager. Except as set forth in Section 5.7(b), upon the withdrawal, removal or other termination of a Manager pursuant to this Agreement, the Members shall appoint a successor Manager to serve hereunder by consent. Such successor Manager shall be required to consent to being bound by the provisions of this Agreement in writing. Upon so consenting, such successor Manager shall be deemed admitted to the Company as a Manager.

          (e)          Effect of Removal, Withdrawal or Termination. Any removal, termination by operation of law or withdrawal of a Manager that is also a Member of the Company shall not affect the status of such Manager as a Member, except t0 the extent otherwise provided herein.

SECTION 6 ROLE OF MEMBERS

          6.1          Rights or Powers.

          The Members, in their capacities as members of the Company, hereby agree no to exercise any right or power to take part in the management or control of the Company or its business and affairs or to act for or bind the Company in any way. Notwithstanding the foregoing, the Members have all of the rights and powers specifically set forth in this Agreement and, to the extent not inconsistent with this Agreement, in the Act.

6.2 Voting Rights. No Member has any voting right except with respect to those matters specifically reserved for a Member vote which are set forth in this Agreement and as required in the Act.

          6.3          Meetings and Consents of the Members.

          (a)          Meetings of the Members may be called by the Manager and shall be called upon the written request of any Member. The-call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Members not less than ten (10) Business Days nor more than thirty (30) days prior to the date of such meeting. Members may vote in person, by proxy or by telephone at such meeting and may waive advance notice of such meeting. Whenever the vote or consent of Members is permitted or required, under the Agreement, such vote or consent may be given at a meeting of the Members or may be given in accordance with the procedure prescribed ill Section 6.4. Except as otherwise expressly provided in this Agreement, the unanimous vote or consent of the Members shall be required to constitute the act of the Members or the consent of the Members.

          (b)          For the purpose of determining the Members entitled to vote on, or to vote at, any meeting of the Members or any adjournment thereof, the Manager or the Member requesting such meeting may fix, in advance, a date as the record date for any such determination. Such date shall not be more than thirty (30) days nor less than ten (10) Business Days before any such meeting.

          (c)          Each Member may authorize any Person or Persons to act for it by proxy on all matters in which a Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Member or its attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Member executing it.

          (d)          Each meeting of Members shall be conducted by the Manager or such other individual Person as the Manager deems appropriate pursuant to such rules for the conduct of the meeting as the Manager or such other Person deems appropriate.

          6.4          Procedure for Consent.

          In any circumstances requiring the agreement, approval or consent of the Members specified in this agreement, such agreement, approval or consent may, except where a standard for such agreement, approval or consent is provided for expressly in this Agreement, be given or withheld in the sole and absolute discretion of the Members, and each Member shall be entitled to consider only such factors and interests as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Company or any other Person. If the Manager receives the necessary agreement, approval or consent of the Members to such action, the Manager shall be authorized and empowered to implement such action without further authorization by the Members. Such agreement, approval or consent must be obtained in writing or by telephone or facsimile, if such telephone conversation or facsimile is followed by a written summary of the telephone conversation or facsimile communication sent by overnight courier, registered or certified mail, postage and charges prepaid, addressed as described in Section 13. I hereof, or to such other address as such Person may from 'time to time specify by notice to the Members and the Manager.

          6.5          Required Member Consents.

          Notwithstanding any other provision of this Agreement, the Manager shall not have the authority to, and covenants and agrees that it shall not, do any of the following acts without the consent of the Members:

          (a)          Cause or permit the Company to engage in any activity that is not consistent with the purposes of the Company as set forth in Section 1.3 hereof,

          (b)          Knowingly do any act in contravention of this Agreement;

          (c)          Confess a judgment against the Company in an amount in excess of $100,000;

          (d)          Cause the Company to merge or consolidate with another Person;

          (e)          Cause the Company to dissolve, except as otherwise provided in Section 10.8(a)(i) hereof;

          (f)          Knowingly do any act which would make it impossible to carry on the ordinary. business of the Company, except as otherwise provided in this Agreement;

          (g)          Possess Property, or assign rights in specific Property, for other than a Company purpose;

          (h)          Cause the Company to take any action that would cause a Bankruptcy of the Company;

          (i)          Cause a significant change in the nature of the Company's business or make any amendment, consent, waiver, or other modification with respect to the Operating Agreement of PCI Air Management Partners, L.L.C., including, but not limited to, any consent required by Section 6.5 thereof, the PCJL Notes, the Articles of Incorporation of AIMC, the AMP Funding Contribution Agreement, any Permitted Investment or the Aircraft Lease Documents;

          (j)          Cause the Company to admit any additional Members or issue any additional Interests other than pursuant to Section 10.6 hereof or to effect any redemption or retirement of any part of an Interest (other than a retirement pursuant to Section 10.8(b) hereof);

          (k)          Cause the Company to incur, assume, or obligate itself by contract for any Debt in the aggregate in excess of $50,000, except that the Company may incur, assume or obligate itself by contract for (i) liabilities described in Sections 5. 1 (q) and 5.3(b) hereof, and (ii) current trade liabilities incurred in the ordinary course of the Company's trade or business and payable in accordance with customary practices;

          (l)          Cause the Company to refinance, recast, increase, modify, or extend any liabilities affecting the Property and in connection therewith execute any extensions or renewals of encumbrances on any or all of the Property;

          (m)          Cause the Company to acquire directly or indirectly any assets other than the following: (i) Capital Contributions, (ii) an interest in PCI Air LLC, (iii) Permitted Investments, and (iv) cash proceeds and ancillary rights arising from the transactions contemplated hereby; and

          (n)          Except as required by Section 5.2(c) hereof, cause the Company to invest more than $50,000,000 in Permitted Investments.

          (o)          Cause the Company to acquire any Permitted Investments other than Permitted Investments described in clause (iv) or (vi) of the definition of "Permitted Investments" prior to the full satisfaction of the PCJL Notes.

          6.6          Withdrawal/Resignation.

          Except as otherwise provided in Sections 4, 5.2(k), 10 and 12 hereof, no Member shall demand or receive a return on or of its Capital Contributions or withdraw or resign from the Company without the consent of all Members. If any Member resigns or withdraws from the Company in breach of this Section 6.6, such resigning or withdrawing Member shall not be entitled to receive any distribution under this Agreement. Under circumstances requiring a return of any Capital Contributions, no Member has the right to receive Property other than cash except as may be specifically provided herein.

          6.7          Member Compensation

          No Member shall receive any interest, salary or drawing with respect to its Capital Contributions or its Capital Account or for services rendered-on behalf of the Company, or otherwise, in its capacity as a Member, except as otherwise provided in this Agreement.

          6.8          Members Liability.

          No Member shall be liable under a judgment, decree or order of a court, or in any other mariner for the Debts or any other obligations or liabilities of the Company. A Member shall be liable only to make its Capital Contributions and shall not be required to restore a deficit balance in its Capital Account or to lend any funds to the Company or, after its Capital Contributions have been made, to make any additional contributions, assessments or payments to the Company, provided that a Member may be required to repay distributions made to it as provided in Section 18-607 of the Act subject to Section 4.4 hereof.

          6.9          Partition.

          While the Company remains in effect or is continued, each Member agrees not to have any Company Property partitioned or file a complaint or institute any suit, action or proceeding at law or in equity to have any Company Property partitioned, and each Member, on behalf of itself, its successors and its assigns hereby waives any such right.

          6.10          Transactions Between a Member or Manager and tire Company.

          Except as otherwise provided by applicable law, any Member or Manager may, but shall not be obligated to, enter into the transactions described in Sections 1.9(c), 1.9(d) and 1.9(e) hereof and transact other business with the Company and has the same rights and obligations when transacting such business with the Company as a Person or entity who is not a Member or Manager. A Member or Manager, any Affiliate thereof or an employee, stockholder, agent, director or officer of a Member or Manager or any Affiliate thereof, may also be an employee or be retained as an agent of the Company.

          6.11          Other Instruments.

          Each Member hereby agrees to execute and deliver to the Company within five (5) Business Days after receipt of a written request therefor, such other and further documents and instruments, statements of interest and holdings, designations, powers of attorney and other instruments and to take such other action as the Manager deems necessary, useful or appropriate to comply with any laws, rules or regulations as may be necessary to enable the Company to fulfill its responsibilities under this Agreement.

SECTION 7 REPRESENTATIONS AND WARRANTIES

          7.1           In General.

          As of the date hereof, each of the Members hereby makes each of the representations and warranties applicable to such Member as set forth in Sections 7.2 and 7.3. hereof, and such warranties and representations shall survive the execution of this Agreement.

          7. 2           Representations and Warranties.

          Each Member hereby represents and warrants to the Company and each other Member that:

          (a)         Due Incorporation or Formation; Authorization of Agreement. Such Member is a corporation duly organized or a partnership or limited liability company duly formed, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or formation and has the corporate, partnership, or limited liability company power and authority to own its property and carry on its business as owned and carried on at the date hereof and as contemplated hereby. Such Member is duly licensed or qualified to do business and in good standing in each of the jurisdictions in which the failure to be so licensed or qualified would have a material adverse effect on its financial condition or its ability to perform its obligations hereunder. Such Member has the corporate, partnership or limited liability company power and authority to execute and deliver this Agreement and to perform its obligations hereunder and the execution, delivery, and performance of this Agreement has been duly authorized by all necessary corporate, partnership, or company action. This Agreement constitutes the legal, valid, and binding obligation of such Member.

           (b)          No Conflict with Restrictions; No Default. Neither the execution, delivery, and performance of this Agreement nor the consummation by such Member of the transactions contemplated hereby (i) will conflict with, violate, or result in a breach, whether with notice or lapse of time or both, of any of the terms, conditions, or provisions of any law, regulation, order, writ, injunction, decree, determination, or award of any court, any governmental department, board, agency, or instrumentality, domestic or foreign, or any arbitrator, applicable to such Member, (ii) will conflict with, violate, result in a breach of, or constitute a default under, whether with notice or lapse of time or both, any of the terms, conditions, or provisions of the articles of incorporation, bylaws, partnership agreement or operating agreement of such Member, (iii) will conflict with, violate, result in a breach of constitute a default under (whether with notice or lapse of time or both), accelerate or permit the acceleration of the performance required by, give to others any material interests or rights, or require any consent, authorization, or approval under any indenture, note, bond, mortgage, lease agreement, or other instrument or agreement to which such Member is a party or by which such Member is or may be bound, or (iv) will result in the creation or imposition of any lien, claim, charge or encumbrance upon any of the material properties or assets of such Member.

           (c)          Governmental Authorizations. Any registration, declaration, or filing with, or consent, approval, license, permit, or other authorization or order by, any governmental or regulatory authority, domestic or foreign, that is required by such Member in connection with the valid execution, delivery, acceptance and performance by such Member of its obligations under this Agreement or the consummation by such Member of any transaction contemplated hereby has been completed, made, or obtained on or before the Effective Date; provided, however, that BT Investor makes no representation or warranty under this Section 7.2(c) with respect to any federal, state or other banking laws and regulations.

           (d)          Litigation. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of such Member, threatened against or affecting such Member or its Affiliates or any of its properties, assets, or businesses in any court or before or by any governmental department, board, agency, or instrumentality, domestic or foreign, or any arbitrator which could, if adversely determined (or, in the case of an investigation could lead to any action, suit, or proceeding which could, if adversely determined), reasonably be expected to materially impair such Member's ability to perform its obligations under this Agreement or to have a material adverse effect on the consolidated financial condition of such Member; and such Member has not received any currently effective notice of any default, and such Member is not in default (whether with notice or lapse of time or both), under any applicable order, writ, injunction, decree, permit, determination, or award of any court, any governmental department, board, agency, or instrumentality, domestic or foreign, or any arbitrator which could reasonably be expected to materially impair such Member's ability to perform its obligations under this Agreement or to have a material adverse effect on the consolidated financial condition of such Member.

          (e)          Public Utility Holding Company Act. Such Member (other than BT Investor) and each of its Affiliates is not, nor will the Company or any of its Members as a result of such Member holding an Interest therein be, a "holding company", an "affiliate of a holding company", a "subsidiary of a holding company" or an "associate company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935 as amended, or the regulations promulgated thereunder.

          (f)          Subsidiary. All of the outstanding capital stock or ownership interests in the capital and profits of such Member (other than AMP Funding) is owned, directly or indirectly, by its Parent.

          (g)          Investigation. Such Member is acquiring its Interest based upon its own investigation, and the exercise by such Member of its rights and the performance of its obligations under this Agreement will be based upon its own investigation, analysis, and expertise. Except for any Transfer of BT Investor's Interest as contemplated or permitted by this Agreement, such Member's acquisition of its Interest is being made for its own account for investment, and not with a view to the sale or distribution thereof. Such Member is a sophisticated investor possessing an expertise in analyzing the benefits and risks associated with acquiring investments that are similar to the acquisition of its Interest.

           (h)          Citizenship. Such Member is and, except as may be consented to by the other Members (which consent shall not be unreasonably withheld), shall remain throughout the term of the Company, a "citizen of the United States" within- the meaning of Section 101 (16) of the Federal Aviation Act and shall notify the Manager immediately upon becoming aware. of any fact or circumstance that would lead reasonably to the conclusion that such Member is at risk of losing such citizenship.

          (i)          ERISA. Such Member is not acquiring its Interest in the Company with the assets of any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, or any "plan" within the meaning Section 4975(e)(1) of the Code.

          7.3          Additional Representations, Warranties and Covenants by BT Investor.

          In addition to the representations, warranties and covenants set forth in Section 7.2 hereof, BT Investor hereby represents and warrants to the Company, PCI Air Co, AMP Funding and PCI that, and where indicated covenants and agrees that:

          (a)          Bank Holding Company. None of the Company, the Manager nor AMP Funding nor any Affiliate thereof, shall be deemed to be a "bank holding company" within the meaning of the BHCA, solely by reason of BT Investor's Interest in the Company.

          (b)          Bank Regulatory Approvals. Without limitation of the representations and warranties of BT Investor set forth in Section 7.2(c) hereof, no registration, declaration or filing with, or consent, approval, license, permit or other authorization or order of or by the Board- of Governors of the Federal Reserve System, the Banking Department of the State of New York, the Federal Deposit Insurance Corporation or any other bank regulatory authority with jurisdiction over BT Investor or any of its Affiliates is required in connection with the execution, delivery and performance by BT Investor of this Agreement, the performance by BT Investor of its obligations hereunder, the consummation of the transactions contemplated hereby or the acquisition by BT Investor of its Interest.

          (c)          Holding Company Eligible Assets. The original Capital Contributions of the Members made pursuant to Section 2.1 hereof (based on facts and information provided to BT Investor by PCI and PCI Air LLC) consist solely of Holding Company Eligible assets. BT Investor covenants and agrees that it will not consent (based on' facts and information provided to BT Investor by the Manager) to the acquisition of any additional asset by or on behalf of the Company or the commencement by the Company of any activity not engaged in on the Effective Date, unless such asset or activity, as the case may be, is a Holding Company Eligible asset or Holding Company Eligible activity, as the case may be.

          7.4          Limitation on Damages for Breach of Representations or Warranties/Damage Payments.

          (a)          Notwithstanding any other provision of this Agreement, or any other law, rule, or regulation, each Member shall in no event be liable to the Company, the Members or any Affiliate of any of them for any amount in excess of $5,000,000 in the aggregate for all claims resulting from, related to, or in connection with the breach or other violation of any representation, warranty, covenant or agreement contained herein.

          (b)          Any damages, indemnification or other payments made to the Company with respect to any breach or other violation of any representation, warranty, covenant or other agreement made pursuant to this Section 7, to the extent paid with respect to costs, liabilities or damages incurred by a Member or an Affiliate thereof, shall immediately be paid by the Company to such Member or Affiliate.

SECTION 8 ACCOUNTING, BOOKS AND RECORDS
8.1 Accounting, Books anti Records. (a) The Company shall keep on site at its principal place of business each of the following:

          (i)          Separate books of account for the Company which shall show a true and accurate record in United States dollars of all costs and expenses incurred, all charges made, all credits made and received, and all income derived in connection with the conduct of the. Company and the operation of its business in accordance with the Modified Tax Basis of Accounting;

          (ii)          Separate books of account that reflect the Capital Accounts of the Members as maintained pursuant to the provisions of this Agreement;

          (iii)          A current list of tim full name and last known business, residence, or mailing address of each Member, both past and present;

          (iv)          A copy of the Certificate and all amendments thereto, together with executed copies of any powers of attorney pursuant to which any amendment has been executed;

          (v)          Copies of the Company's federal, state, and local income tax returns and reports, if any, for the six most recent years;

          (vi)          Copies of this Agreement;

          (vii)          Copies of any writings permitted or required under Section 18- 502 of the Act regarding the obligation of a Member to perform any enforceable promise to contribute cash or property or to perform services as consideration for such Member's Interest including, without limitation, the AMP Funding Contribution Agreement; and

          (viii)          Any written consents obtained from Members pursuant to Section 18-302 of the Act regarding action taken by Members without a meeting.

          (b)          The Company shall use the accrual method of accounting in preparation of its financial reports and for tax purposes and shall keep its books and records accordingly. Any Member or its designated representative has the right at its own cost and expense, at any reasonable time, to have access to and inspect and copy the contents of such books or records. The Manager shall be reimbursed by such Member for reasonable costs incurred as a result of such inspection. Notwithstanding anything in the Act (including Section 18-305(c) of the Act) or this Agreement to the contrary, the Manager shall not have the right to keep confidential from any Member any information concerning the Company.

          8.2          Reports.

          (a)          In General. The Manager shall be responsible for causing the preparation of financial reports of the Company and the coordination of financial matters of the Company with the Company's accountants.

          (b)          Periodic Reports. The Company shall cause to be delivered to each Member the financial statements listed in clauses (i) and (ii) below, prepared in each case in accordance with the Modified Tax Basis of Accounting. The quarterly financial statements referred to in clause (ii) below may be subject to normal year-end audit adjustments.

          (i)          Within ninety (90) days after the end of each Fiscal Year and at such time as distributions are made to the Members pursuant to Section 12 hereof following the occurrence of a Dissolution Event, a balance sheet of the Company as of the end of such Fiscal Year and the related statements of operations, Members' Capital Accounts and changes therein, and cash flows for such Fiscal Year, together with appropriate notes to such financial statements and supporting schedules, all of which shall be audited and certified by the Company's accountants to be fairly stated in all material respects.

          (ii)          Within sixty (60) days after the end of each of the first three Fiscal Quarters of each Fiscal Year, a balance sheet of the Company as of the end of such Fiscal Quarter and the related statements of operations, cash flows and Net Cash Flow, each as prepared by the Manager for such Fiscal Quarter.

          (c)          Retirement Date Reports. The Manager shall cause to be prepared and each Member furnished with (x) on the date on which any distribution is made pursuant to Section 10. 8(b) hereof in retirement of BT Investor's entire Interest, each of the following statements together with a certificate of the Manager executed by a financial officer thereof familiar with the financial affairs of the Company that such statements have been prepared in accordance with this Agreement subject-to adjustment by the audited statements to be provided pursuant to clause (y), and (y) not later than one hundred twenty (120) days after tim date described in clause (x), certification by an office of an internationally recognized accounting firm selected by the Manager that such statements have been prepared in accordance with this Agreement:

(i) A balance sheet as of the Retirement Allocation Date; and (ii) A statement of the Members' Capital Accounts as adjusted pursuant to Section 10.8(b) hereof.

          8.3          Tax Matters.

          (a)          Tax Elections. The Manager is specifically authorized to act as the "Tax Matters Member" under the Code and in any similar capacity under state or local law. The Tax Matters Member shall have the authority without any further consent of the Members being required (except as specifically required herein), to make any and all elections for federal, state, local, and foreign tax purposes including, without limitation, any election, if permitted by applicable law: (i) to adjust the basis of Property pursuant to Code Sections 754, 734(b) and 743(b), or comparable provisions of state, local or foreign law, in connection with Transfers of Interests and Company distributions; (ii) to extend the statute of limitations for assessment of tax deficiencies against the Members with respect to adjustments to the Company's federal, state, local or foreign tax returns; and (iii) to the extent provided in Code Sections 6221 through 623 1 and similar provisions of federal, state, local, or foreign law, to represent the Company and the Members before taxing authorities or courts of competent jurisdiction in tax matters affecting the Company or the Members in their capacities as Members, and to file any tax returns and execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Members with respect to such tax matters or otherwise affect the rights of the Company and the Members; provided that, to the extent any such agreement, election, or document might have a material adverse effect on any Member, such Member must consent in writing to such agreement, election, or document and the Tax Matters Member must reasonably consult with such Member in any discussions or negotiations associated with such agreement or document.

          (b)          Tax Information. Necessary tax information shall be delivered by the Manager to each Member as soon as practicable after the end of each Fiscal Year of the Company but not later than three and one-half (31/2) months after the end of each Fiscal Year. The Manager will provide an estimate of such tax information to each Member within sixty (60) days alter the end of each Fiscal Year.

SECTION 9 AMENDMENTS

          Amendments to this Agreement may be proposed by the Manager or any Member. Following such proposal, the Manager shall submit to the Members a verbatim statement of any proposed amendment, providing that counsel for the Company shall have approved of the same in writing as to form, and the Manager shall include in any such submission a recommendation as to the proposed amendment. The Manager shall. seek the written vote of the Members on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. A proposed amendment shall be adopted and be effective as an amendment hereto if it receives the affirmative vote of all of the Members.

SECTION 10 TRANSFERS

          10.1          Restrictions on Transfers.

          Except as otherwise permitted by this Agreement, no Member shall Transfer all or any portion of its Interest. In the event that any Member pledges or otherwise encumbers all or any part of its Interest as security for the payment of a Debt, any such pledge or hypothecation shall be made pursuant to a pledge or hypothecation agreement that requires the pledgee or secured party to be bound by all of the terms and conditions of this Section 10. A Transfer of all or a portion of an Interest includes (a) a Transfer of a beneficial interest in a grantor trust that holds an Interest, and (b) an event that causes a grantor trust that holds an Interest not to be treated as a grantor trust for federal income tax purposes.

          10.2          Permitted Transfers.

          Subject to the conditions and restrictions set forth in Section 10.3 hereof, a Member may at any time Transfer all or any portion of its Interest to (a) any other Member or Wholly Owned Affiliate of another Member, (b) any Wholly Owned Affiliate of the transferor, (c) the transferor's administrator or trustee to whom such Interest is transferred involuntarily by operation of law, (d) any purchaser approved by all of the other Members in their sole discretion or (e) with respect to a Transfer by BT Investor, after the occurrence of a determination by the Board of Governors of the Federal Reserve System that BT Investor must divest itself of its Interest in the Company, any Person consented to by the Manager, which consent shall not be unreasonably withheld (any such Transfer being referred to in this Agreement as a "Permitted Transfer").

          10.3          Conditions to Permitted Transfers.

          A Transfer shall not be treated as a Permitted Transfer under Section 10.2 hereof unless and until the following conditions are satisfied:

                    (a)          Except in the case of a Transfer involuntarily by operation of law, the transferor and transferee shall execute and deliver to the Company such documents and instruments of conveyance as may be necessary or appropriate in the opinion of counsel to the Company to effect such Transfer and to confirm the agreement of the transferee to be bound by the provisions of this Section 10, and to comply with the requirements of Code Section 60501. In the case of a Transfer of Interests involuntarily by operation of law, the Transfer shall be confirmed by presentation to the Company of legal evidence of such Transfer, in form and substance satisfactory to counsel to the Company. In all cases, unless the requirements of this sentence have been waived by the Manager, the Company shall be reimbursed by the transferor and/or transferee for all costs and expenses that it reasonably incurs in connection with such Transfer.

                    (b)          The transferor and transferee shall furnish the Company with the transferee's taxpayer identification number, sufficient information to determine the transferee's initial tax basis in the Interest transferred, and any other information reasonably necessary to permit the Company to file all required federal and state tax returns and other legally required information statements or returns. Without limiting the generality of the foregoing, the Company shall not be required to make any distribution otherwise provided for in this Agreement with respect to any transferred Interest until it has received such information.

                    (c)          Either (i) the Transfer occurs pursuant to an effective registration statement under the Securities Act and any applicable state securities law or (ii) the Transfer is exempt from registration or is otherwise in compliance with the Securities Act and applicable state securities law, and the transferor has furnished to the Company an opinion of counsel, reasonably satisfactory to all of the Members, to such effect; provided that the Members may unanimously agree to waive delivery of such opinion.

                    (d)          The Transfer will not cause the Company to be deemed to be an "investment company" under the Investment Company Act of 1940 or cause the Manager or AMP Funding to be subject to any federal or state banking law and, in each case, except in the case of a Transfer of an Interest involuntarily by operation of law, the transferor shall provide an opinion of counsel to such effect, unless the Members unanimously agree to waive the requirement that such opinion be provided. Such opinion and counsel shall be reasonably satisfactory to all of the Members.

                    (e)          No Transfer of an Interest shall be made except upon terms that would not, in the opinion of counsel chosen reasonably satisfactory to all of the Members, result in the termination of the Company within the meaning of Section 708 of the Code. If the immediate Transfer of such Interest would, in the opinion of such counsel, cause a termination within the meaning of Section 708 of the Code, then if, in the opinion of such counsel, the following action would not precipitate such termination, the transferor Member shall be entitled (i) immediately to Transfer only that portion of its Interest as may, in the opinion of such counsel, be transferred without causing such a termination and (ii) to enter into an agreement to Transfer the remainder of its Interest, in one or more Transfers, at the earliest date or dates on which such Transfer or Transfers may be effected without causing such termination. The purchase price for the Interest shall be allocated between the immediate Transfer and the deferred Transfer or Transfers pro rata on the basis of the percentage of the Interest being transferred, each portion to be payable when the respective Transfer is consummated, unless otherwise agreed by the parties to the Transfer. In determining whether a particular proposed Transfer will result in a termination of the Company, counsel to the Company shall take into account the existence of prior written commitments to Transfer made pursuant to this Agreement and such commitments shall always be given precedence over subsequently proposed Transfers.

          10.4          Prohibited Transfers.

          Any purported Transfer of an Interest that is not a Permitted Transfer shall be null and void and of no force or effect whatever; provided that, if the Company is required to recognize a Transfer that is not a Permitted Transfer (or if the Company, in its sole discretion, elects to recognize a Transfer that is not a Permitted Transfer), the Interest transferred shall be strictly limited to the transferor's rights to allocations and distributions as provided by this Agreement with respect to the transferred Interest, which allocations and distributions' may be applied (without limiting any other legal or equitable rights of the Company) to satisfy any debts, obligations, or liabilities for damages that the transferor or transferee of such Interest may have to the Company.

          In the case of a Transfer or attempted Transfer of an Interest that is not a Permitted Transfer, the parties engaging or attempting to engage in such Transfer shall be liable to indemnify and hold harmless the Company and the other Members from all cost, liability, and damage that the Company or any of such indemnified Members may incur (including, without limitation, incremental tax liabilities, lawyers fees and expenses) as a result of such Transfer or attempted Transfer and efforts to enforce the indemnity granted hereby. Any indemnification payments made to the Company under this Section 10.4, to the extent paid with respect to costs, liabilities or other damages incurred by a Member shall immediately be paid by the Company to such Member.

          10.5          Rights of Unadmitted Assignees.

          A Person who acquires an Interest but who is not admitted as a substituted Member pursuant to Section 10.6 hereof shall be entitled only to allocations and distributions with respect to such Interest in accordance with this Agreement, and shall have no right to any information or accounting of the affairs of the Company, shall not be entitled to inspect the books or records of the Company, and shall not have any of the rights of a Member under the Act or this Agreement.

          10.6          Admission of Substituted Members.

          Subject to the other provisions of this Section 10, a transferee of an Interest may be admitted to the Company as a substituted Member only upon satisfaction of the conditions set forth in this Section 10.6:

          (a)          The Members unanimously consent to such admission, which consent may be given or withheld in the sole and absolute discretion of the Members;

          (b)          The Interest with respect to which the transferee is being admitted was acquired by means of a Permitted Transfer;

          (c)          The transferee of an Interest (other than, with respect to clauses (i) and (ii) below, a transferee that was a Member prior to the Transfer) shall, by written instrument in form and substance reasonably satisfactory to the Manager (and, in the case of clause (iii) below, the transferor Member), (i) make representations and warranties to each nontransferring Member equivalent to those set forth in Section 7, (ii) accept and adopt the terms and provisions of this Agreement, including this Section I0, and (iii) assume the obligations of the transferor Member under this Agreement with respect to the transferred Interest. The transferor Member shall be released from all such assumed obligations except (x) those obligations or liabilities of the transferor Member arising out of a breach of this Agreement and, (y) in the case of a Transfer to any Person other than a Member, those obligations or liabilities of the transferor Member based on events occurring, arising or maturing prior to the date of Transfer;

          (d)          Unless the requirements of this Section 10.6(d) have been waived by the Manager, the transferee pays or reimburses the Company for all reasonable legal, filing, and publication costs that the Company incurs in connection with the admission of the transferee as a Member with respect to the Transferred Interest; and

          (e)          If required by the Manager, the transferee (other than a transferee that was a Member prior to the Transfer) shall deliver to the Company evidence of the authority of such Person to become a Member and to be bound by all of the terms and conditions of this Agreement, and the transferee and transferor shall each execute and deliver such other instruments as the Manager reasonably deems necessary or appropriate to effect, and as a condition to, such Transfer, including amendments to the Certificate or any other instrument filed with the State of Delaware or any other state or governmental authority.

          10.7          Distributions and Allocations in Respect of Transferred Interests.

          If all or any portion of an Interest is Transferred during any Allocation Year in compliance with the provisions of this Section 10, Profits, Losses, each item thereof, and all other items attributable to the Transferred Interest for such Allocation Year shall be divided and allocated between the transferor and the transferee by taking into account their varying Percentage Interests during the Fiscal Year in accordance with Code Section 706(d), using any conventions permitted by law and agreed to by the transferor and transferee. All distributions on or before the date of such Transfer shall be made to the transferor, and all distributions thereafter shall be made to the transferee. Solely for purposes of making such allocations and distributions, the Company shall recognize such Transfer not later than the end of the calendar month during which it is given notice of such Transfer, provided that, if the Company is given notice of a Transfer at least ten (10) Business Days prior to the Transfer, the Company shall recognize such Transfer as of the date of such Transfer, and provided further that if the Company does not receive a notice stating the date such Interest was transferred and such other information as the Manager may reasonably require within thirty (30) days after the end of the Allocation Year during which the Transfer occurs, then all such items shall be allocated, and all distributions shall be made, to the Person who, according to the books and records of the Company, was the owner of the Interest on the last day of such Allocation Year. Neither the Company nor the Manager shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 10.7, whether or not the Manager or the Company has knowledge of any Transfer of ownership of any Interest.

10.8 Retirement of B T Investor's Interest. (a) In General

          (i)          Operational Retirement. The Manager may, at any time after June 30, 2001, elect to cause BT Investor's remaining Interest to be retired in accordance with this Section 10.8 by giving written notice of its election to the Company and to all other Members. Such notice shall state the date on which the distribution required by Section 10. 8(b) hereof shall be made to BT Investor (the "Retirement Date"), which date shall not be later than thirty (30) Business Days after the date of such written notice.

          (ii)          BT Investor Retirement Election. If any of the following events shall have occurred, BT Investor may elect to retire from the Company by giving written notice of its election to the Company and to all other Members:

(A)	The occurrence of June 30, 2002;
(B)

The Manager shall fail in any material respect to perform or observe any material term covenant or obligation on its part to be performed or observed under this Agreement, if(I) such failure is capable of being cured and is not cured within ninety (90) days of the Manager receiving notice of such failure, and (2) such failure has a material adverse effect on the economic interests of the BT Investor;

(C)

PCI or any Affiliate thereof shall default on (i) a payment of principal or interest on any PCI Note, if such default is not cured within five (5) Business Days or (ii) other obligations under any PCI Note, if such default is capable of being cured within thirty (30) days and is not cured within thirty (30) days;

(D)	The occurrence of a Change of Control of PCI Air Co;
(E)

If BT Investor becomes subject to regulation under the Public Utility Holding Company Act of 1935, as amended, as the result of PCI or any of its Affiliates being a Member or the Company becomes subject to such regulation and as a result thereof its ability to conduct its business in the ordinary course is materially adversely effected, provided that BT Investor shall not have the right to elect to be retired, if within forty (40) days of receipt by the Manager of Notice from BT Investor that it intends to elect to be retired, a designee of the Manager has purchased BT Investor's Interest in the Company (or would have purchased such Interest within such period but for the failure of BT Investor to consummate such purchase) for a purchase price equal to the amount that would have been distributed to BT Investor in retirement of its Interest had BT Investor elected to be retired on the date BT Investor delivered such Notice.

(F)

PCI shall fail in any material respect to perform or observe any material term covenant or obligation on its part to be performed or observed under the that certain Guaranty and Indemnification Agreement of even date herewith given by PCI in favor of BT Investor, if (1) such failure is capable of being cured and is not cured within ninety (90) days of PCI receiving notice of such failure, and (2) such failure has a material adverse effect on the economic interests of the BT Investor;

Any notice given under this Section 10. 8(a)(ii) shall state the date on which the distribution required by Section 10.8(b) hereof shall be made to BT Investor (the "Retirement Date"), which date shall not be earlier than thirty (30) Business Days following the date of such notice.

(b) Distributions Upon Retirement of BT Investor's Remaining Interest

          (i)        In the event that BT Investor's Interest is retired pursuant to Sections 10.8(a)(i) or 10.8(a)(ii) hereof, (x) the value of the Company's assets shall be determined in accordance with this Section 10.8(b) and the Gross Asset Values of all Company assets shall be adjusted pursuant to subparagraph (ii) of the definition of "Gross Asset Value" in Section 1.10 hereof as of the day on which the Manager or BT Investor delivers the notice described in Sections 10.8(a)(i) or 10.8(a)(ii) (the "Retirement Allocation Date"), (y) Profits, Losses, and other items of Company income, gain, loss or deduction for the period beginning on the first day of the Allocation Year during which the Retirement Allocation Date occurs and ending on the Retirement Allocation Date (including Profits and Losses resulting from adjustment of the Gross Asset Value of Property) shall be allocated pursuant to Section 3 hereof, and (z) no Profits or Losses for the period beginning on the first day after the Retirement Allocation Date (including Profits or Losses attributable to periods subsequent to the adjustment of Gross Asset Values of Property pursuant to this Section 10.8(b)) shall be allocated to BT Investor (however, other required allocations, including those required by Regulation Section 1.704-1(b)(2)(iv)(f), Section 704(c) of the Code or Section 3.3 shall continue to be made to BT Investor after the Retirement Allocation Date).

          (ii)       On the applicable Retirement Date, the Company shall distribute to BT Investor an amount of cash and/or property (as determined pursuant to the following sentence) in an amount equal to the positive balance, if any, in BT Investor's Capital Account immediately after giving effect to the adjustments .and allocations required by Section 10. 8(b)(i) hereof and as reflected on the statement of Capital Accounts provided to the Members pursuant to Section 8.2(c)(ii) hereof and as agreed to by BT Investor. Unless otherwise unanimously agreed by the Members, the distribution to BT Investor under this Section 10. 8(b)(ii) shall consist of an undivided interest in each item of Property other than cash and a proportionate share of the Company's cash (including cash resulting from the sale of Property or the repayment of Permitted Investments) subject to a proportionate share of the Company's liabilities, such undivided interest and proportionate share in each case being equal to the ratio of the balance in BT Investor's Capital Account to the aggregate balances of the Capital Accounts of all of the Members immediately after giving effect to the adjustments and allocations required by Section 10.8(b)(i) hereof and as reflected on the statement of Capital Accounts provided to the Members pursuant to Section 8.2(c)(ii) hereof If the Capital Account balance of the BT Investor is zero or negative, the BT Investor shall receive no distribution, nor shall it assume any liability.

          (iii)      For purposes of determining the amount of any adjustment to the Gross Asset Values of Company assets pursuant to subparagraph (ii) of the definition of "Gross Asset Value" in Section 1.10 hereof, the value of each of the Company's assets on the Retirement Allocation Date will be equal to its Appraised Value. The Appraised Values shown on such appraisal shall be binding upon the Members. The Company shall bear the cost of any appraisal.

          (iv)       In conjunction with the retirement of BT Investor pursuant to this Section 10.8, each Member shall have the right to purchase the Property from the Company for its Appraised Value. If more than one Member desires to purchase such Property, the Property shall be auctioned to the highest bidder among such Members, provided that the auction price in all events shall equal or exceed the Appraised Value of the Property.

SECTION 11 POWER OF ATTORNEY
11.1 Manager as Attorneys-In-Fact.

          (a)          Appointment. Each Member hereby makes, constitutes, and appoints the Manager, with full power of substitution and resubstitution, its true and lawful attorney-in-fact for it and in its name, place, and stead and for its use and benefit, to sign, execute, certify, acknowledge, swear to, file, publish and record (i) all certificates of formation, amended name or similar certificates, and other certificates and instruments (including counterparts of this Agreement) which the Manager may deem necessary to be filed by the Company under the laws of the State of Delaware or any other jurisdiction in which the Company is doing or intends to do business; (ii) any and all amendments, restatements or changes to this Agreement and the instruments described in clause (i), as now or hereafter amended, which the Manager may deem necessary to effect a change or modification of the Company in accordance with the terms of this Agreement, including, without limitation, amendments, restatements or changes to reflect (A) the exercise by the Manager of any power granted to it under this Agreement, (B) the admission of any substituted Member and (C) the disposition by any Member of its Interest; (iii) all certificates of cancellation and other instruments which the Liquidator deems necessary or appropriate to effect the dissolution and termination of the Company pursuant to the terms of this Agreement, and (iv) any other instrument which is now or may hereafter be required by law to be filed on behalf of the Company or is deemed necessary by the Manager to carry out fully the provisions of this Agreement in accordance with its terms. Each Member authorizes each such attorney-in-fact to take any further action which such attorney-in-fact shall consider necessary in-connection with any of the foregoing, hereby giving each such attorney-in-fact full power and authority to do and perform each and every act or thing whatsoever requisite to be done in connection with the foregoing as fully as such Member might or could do personally, and hereby ratify and confirm all that any such attorney-in-fact shall lawfully do, or cause to be done, by virtue thereof or hereof.

          (b)          Form of Signature. To the extent the laws of any jurisdiction in which the Company engages in business require that a Member sign, execute, certify acknowledge, swear to, file, or record a certificate or other document, such certificate or other document shall be executed in the form set forth below:

AMP Funding, Member By: PCI Air Management Corporation attorney-in-fact under Power of Attorney dated November 13, 1995 By:_________________ Title:________________
11.2 Nature of Special Power
The power of attorney granted to each Manager pursuant to this Section 11:
(a) Is a special power of attorney coupled with an interest and is irrevocable;

          (b)          May be exercised by any such attorney-in-fact by listing the Member executing any agreement, certificate, instrument, or other document with the single signature of any such attorney-in-fact acting as attorney-in-fact for such Member and

          (c)          Shall survive and not be affected by the subsequent Bankrupt insolvency, dissolution, or cessation of existence of a Member and shall survive delivery of an assignment by a Member of the whole or a portion of its Interest in Company (except that where the assignment is of such Member's entire Interest I the assignee, with the consent of the other Members, is admitted as a substitute Member, the power of attorney shall' survive the delivery of such assignment for sole purpose of enabling any such attorney-in-fact to effect such substitution) shall extend to such Member 's, or assignee's successors and assigns.

SECTION 12 DISSOLUTION AND WINDING UP
12.1 Dissolution Events.
(a) Dissolution. The Company shall dissolve and shall commence winding up and liquidating upon the first to occur of any of the following (each a "Dissolution Event"):
(i) The unanimous vote of the Members to dissolve, wind up, and liquidate the Company;
(ii) A judicial determination that an event has occurred that makes it unlawful, impossible or not reasonably practicable to carry on the business of the Company;

          (iii)         The Bankruptcy, dissolution, retirement, resignation or expulsion of any Member or the occurrence of any other event which terminates the continued membership of a Member under the Act; provided that any such event will not be deemed a Dissolution Event in the event that there are at least two remaining Members and each remaining Member agrees to continue the business of the Company within ninety (90) days after the occurrence of such an event;

(iv) The Company shall default in its obligation to retire BT Investor following BT Investor's election to retire its Interest pursuant to Section 10.8(a)(ii) hereof, or
(v) The passage of twenty years after the formation of the Company.
The Members hereby agree that, notwithstanding any provision of the Act, the Company shall not dissolve prior to the occurrence of a Dissolution Event.

          (b)          Reconstitution. If it is determined, by a court of competent jurisdiction, that the Company has dissolved prior to the occurrence of a Dissolution Event, then within an additional ninety (90) days after such determination (the "Reconstitution Period"), all of the Members may elect to reconstitute the Company and continue its business on the same terms and conditions set forth in this Agreement by forming a new limited liability company on terms identical to those set forth in this Agreement. Unless such an election is made within the Reconstitution Period, the Company shall dissolve and wind up its affairs in accordance with Section 12.2 hereof. If such an election is made within the Reconstitution Period, then:

(i) The reconstituted limited liability company shall continue until the occurrence of a Dissolution Event as provided in Section 12.l(a);

          (ii)           Unless otherwise agreed to by all of the Members, the Certificate and this Agreement shall, subject to any requirement under the Act to file a new certificate of formation, automatically constitute the Certificate and Agreement of such new Company. All of the assets and liabilities of the dissolved Company shall be deemed to have been automatically assigned, assumed, conveyed and transferred to the new Company. No bond, collateral, assumption or release of any Member's or the Company's liabilities shall be required;

provided that the right of the Members to select successor managers and to reconstitute and continue the business of the Company shall not exist and may not be exercised unless the Company has received an opinion of counsel that the exercise of the right would not result in the loss of limited liability of any Member and neither the Company nor the reconstituted limited liability company would cease to be treated as a partnership for federal income tax purposes upon the exercise of such right to continue.

12.2 Winding Up.

          Upon the occurrence Of (i) a Dissolution Event or (ii) the determination by a court of competent jurisdiction that the Company has dissolved prior to the occurrence of a Dissolution Event (unless the Company is reconstituted pursuant to Section 12. 1(b) hereof), the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members, and no Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company's business and affairs, provided that, to the extent not inconsistent with the foregoing, all covenants contained in this Agreement and obligations provided for in this Agreement shall continue to be fully binding upon the Members until such time as the Property has been distributed pursuant to this Section 12.2 and the Certificate has been canceled pursuant to the Act. The Liquidator shall be responsible for overseeing the winding up and dissolution of the Company, which winding up and dissolution shall be completed within sixty (60) days of the occurrence of the Dissolution Event and within ninety (90). days after the-last day on which the Company may be reconstituted pursuant to Section 12. l(b) hereof The Liquidator shall take full account of the Company's liabilities and Property and shall cause the Property or the proceeds from the sale thereof (as determined pursuant to Section 12.10 hereof), to the extent sufficient therefor, to be applied and distributed, to the maximum extent permitted by law, in the following order:

          (a)          First, to creditors (other than the Manager but including other Members who are creditors, to the extent otherwise permitted by law) in satisfaction of all of the Company's Debts and other liabilities (whether by payment or the making of reasonable provision for payment thereof), other than liabilities for distribution to Members under Section 18-601 or 18-604 of the Act;

          (b)          Second, to the Manager, in its capacity as a creditor of the Company,' in satisfaction of all of the Company's debts and liabilities (whether by payment or the making of reasonable provision for payment thereof);

(c) Third, except as provided in this Agreement, to Members and former Members of the Company in satisfaction of liabilities for distribution under Sections 18-601 or 18-604 of the Act; and
(d) The balance, if any, to the Members in accordance with the positive balance in their Capital Accounts, after giving effect to all contributions, distributions and allocations for all periods.

Except as provided in Section 12.9, no Member or Manager shall receive additional compensation for any services performed pursuant to this Section 12. The Manager understands and agrees that by accepting the provisions of this Section 12.2 setting forth the priority of the distribution of the assets of the Company to be made upon its liquidation, the Manager expressly waives any right which it, as a creditor of the Company, might otherwise have under the Act to receive distributions of assets pari passu with the other creditors of the Company in connection with a distribution of assets of the Company in satisfaction of any liability of the Company, and hereby subordinates to said creditors any such right.

12.3 Compliance With Certain Requirements of Regulations; Deficit Capital Accounts.

          In the event the Company is "liquidated" within the meaning of Regulations Section 1.704- l(b)(2)(ii)(g), distributions shall be made pursuant to this Section 12 to the Members who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2). If any Member has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all Allocation Years, including the Allocation Year during which such liquidation occurs), such Member shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever. In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Members pursuant to this Section 12 may be:

          (a)          Distributed to a trust established for the benefit of the Members for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company. The assets of any such trust shall be distributed to the Members from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Members pursuant to Section 12.2 hereof; or

          (b)         Withheld to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld amounts shall be distributed to the Members as soon as practicable.

12.4 Deemed Distribution and Recontribution.

          Notwithstanding any other provision of this Section 12, in the event the Company is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Dissolution Event has occurred, the Property shall not be liquidated, the Company's Debts ad other liabilities shall not be paid or discharged, and the Company's affairs shall not be wound up. Instead, solely for federal income tax purposes, the Company shall be deemed to have taken subject to all Debts of the Company and other liabilities all in accordance with their respective Capital Accounts Immediately thereafter, the Members shall be deemed to have recontributed the Property in-kind to the Company, which shall be deemed to have taken subject to all such liabilities.

12.5 Rights of Members.

          Except as otherwise provided in this Agreement, each Member shall look solely to the Property of the Company for the return of its Capital Contribution and has no right or power to demand or receive Property other than cash from the Company. If the assets of the Company remaining after payment or discharge of the debts or liabilities of the Company are insufficient to return such Capital Contribution, the Members shall have no recourse against the Company, the Manager or any other Member.

12.6 Notice of Dissolution/Termination.

          (a)          In the event a Dissolution Event occurs or an event ocurs that would, but for provisions of Section 12.1, result in dissolution of the Company, the Manager shall, within thirty (30) days thereafter, provide written notice thereof to each of the Members and to all other parties with whom the Company regularly conducts business (as determined in the discretion of the Manager) and shall publish notice thereof in a newspaper of general circulation in each place in which the Company regularly conducts business (as determined in the discretion of the Manager).

          (b)          Upon completion of the distribution of the Company's Property as provided in this Section 12, the Company shall be terminated, and the Liquidator shall cause the filing of the Certificate of Cancellation pursuant to Section 18-203 of the Act and shall take all such other actions as may be necessary to terminate the Company.

12.7 Allocations and Distributions During Period of Liquidation.

           During the period commencing on the first day of the Fiscal Year during which a Dissolution Event occurs and ending on the date on which all of the assets of the Company have been distributed to the Members shall continue to share Profits, Losses, gain, loss and other items of Company income, gain, loss or deduction in the manner provided in Section 3 hereof but no distributions pursuant to Section 4 hereof shall be made out withstanding the satisfaction of the PCJL Note.

12.8 Character of Liquidating Distributions.

          All payments made in liquidation of the Interest of a Member in the Company shall be made in exchange for the Interest of such Member in Property pursuant to Section 736(b)(1) of the Code, including the interest of such Member in Company goodwill.

12.9 The Liquidator.

          (a)          Definition.  The "Liquidator" shall be the Manager, provided that, in the event of the Bankruptcy of the Manager or a material breach of a representation or warranty or obligation of the Manager, the BT Investor or its designee shall be the "Liquidator" and shall have the power of attorney granted to the Manager pursuant to Section 11 hereof.

          (b)          Fees.  The Company is authorized to pay a reasonable fee to the Liquidator for its services performed pursuant to this Section 12 and to reimburse the Liquidator for its reasonable costs and expenses incurred in performing those services.

          (c)          Indemnification.  The Company shall indemnify, save harmless, and pay all judgments and claims against the Liquidator or any officers, directors, stockholders, agents or employees of the Liquidator relating to any liability or damage incurred by reason of any act performed or omitted to be performed by the Liquidator, or any officers, directors, agents or employees of the Liquidator in connection with the winding up of the Company, including reasonable attorneys' fees incurred by the Liquidator, officer, director, agent or employee in 'connection with the defense of any action based on any such act or omission, which attorneys' fees may be paid as incurred, except to the extent such liability or damage is caused by the fraud, intentional misconduct of, or a knowing violation of the laws by the Liquidator which was material to the cause of action.

12.10 Form of Liquidating Distributions.

          Unless otherwise unanimously agreed by the Members, the distribution to the Members under this Section 12 shall consist of an undivided interest in each item of Property other than cash and a proportionate share of the Company's cash (including cash resulting from the sale of Property or the repayment of Permitted Investments), such undivided interest and proportionate share in each case being equal to the ratio of the balance in each Member's Capital Account to the aggregate balances of the Capital Accounts of all of the Members.

SECTION 13 MISCELLANEOUS
13.1 Notices.

          Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be deemed to have been delivered, given, and received for all purposes (i) as of the date so delivered, if delivered personally to the Person or to an officer of the Person to whom the same is directed, or (ii) when the same is actually received, if sent either by overnight courier, registered or certified mail, postage and charges prepaid, or by facsimile, if such facsimile is followed by a hard copy of the facsimile communication sent promptly thereafter by overnight courier, charges prepaid and addressed as follows, or to such other address as such Person may from time to time specify by notice to the Members:

(a) If to the Company, to the address set forth in Section 1.4 hereof;
(b) If to the Manager, to the address set forth in Section 1.4 hereof;
(c) If to a Member, to the address set forth in Section 2.1 hereof.
13.2 Binding Effect.

          Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the Members and their respective successors, transferees, and assigns.

13.3 Construction.

          Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Member. The terms of this Agreement are intended to embody the economic relationship among the Members and shall not be subject to modification by, or be conformed with, any actions by the Internal Revenue Service except as this Agreement may be explicitly so amended and except as may relate specifically to the filing of tax returns.

13.4 Time.

          In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall not be included, but the time shall begin to run on the next succeeding day. The last day of the period so computed shall be included, unless it is not a Business Day, in which event the period shall run until the end of the next day which is a Business Day.

13.5 Headings.

          Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.

13.6 Severability.

          Except as otherwise provided in the succeeding sentence, every provision of this Agreement is intended to be severable, and, if any term or provision of this Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement. The preceding sentence of this Section 13.6 shall be of no force or effect if the consequence of enforcing the remainder of this Agreement without such illegal or invalid term or provision would be to cause any Member to lose the material benefit of its economic bargain.

13.7 Incorporation by Reference.
No exhibit, schedule or other appendix attached to this Agreement and referred to herein is incorporated in this Agreement by reference unless this Agreement expressly otherwise provides.
13.8 Variation of Terms.
All terms and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person or Persons may require.
13.9 Governing Law.
The laws of the State of Delaware shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the fights and duties arising hereunder.
13.10 Waiver of Jury Trial.

          Each of the Members irrevocably waives, to the extent permitted by law, all rights to trial by jury and all rights to immunity by sovereignty or otherwise in any action, proceeding or counterclaim arising out of or relating to this Agreement.

13.11 Counterpart Execution.

          This Agreement may be executed in any number of counterparts with the same effect as if all of the Members had signed the same document. All counterparts shall be construed together and-shall constitute one agreement.

13.12 Sole and Absolute Discretion.

          Except as otherwise provided in this Agreement (including Section 5 hereof), all actions which the Manager may take and all determinations which the Manager may make pursuant to this Agreement may be taken and made at the sole and absolute discretion of the Manager.

13.13 Specific Performance.

          Each Member agrees with the other Members that the other Members would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide an adequate remedy in such event. Accordingly, it is agreed that, in addition to any other remedy to which the nonbreaching Members may be entitled, at law or in equity, the nonbreaching Members shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement and specifically to enforce the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction thereof.

13.14 Holding Company Eligible Activities and Holding Company Eligible Assets/Banking Laws and Regulations.

          (a)          It is the intention of the Members that the Company will engage only in Holding Company Eligible activities and will invest only in Holding Company Eligible assets. In furtherance therewith, the Members hereby acknowledge that the Company is subject to federal banking laws and regulations and to supervision and examination by the Board of Governors of the Federal Reserve System.

          (b)          In the event that it becomes unlawful or otherwise prohibited for any of the Members to continue to be members of the Company or any of the Members become subject to federal banking laws and regulations which materially restrict such Members ability to conduct its business in the ordinary course, to the extent possible, the Members agree to negotiate in good faith to amend this Agreement so as to comply with any legal and/or regulatory requirements and to minimize the adverse financial impact of such laws or regulations.

13.15 No Material Impairment.
No Member shall take any action that could impair materially such Member's ability to perform its duties and obligations under this Agreement.
IN WITNESS WHEREOF, the parties have executed and entered into this Operating Agreement of the Company as of the day first above set forth.
[signatures follow on separate pages]
MEMBERS: PCI AIR MANAGEMENT CORPORATION By: /s/ GARY R. CORRELL Title: Vice President
THIS IS A SIGNATURE PAGE TO THE OPERATING AGREEMENT OF RAMP INVESTMENTS, L.L.C. AND IS EXECUTED BY THE PARTY NAMED ABOVE IN ITS CAPACITY AS A MEMBER.
MEMBERS (CONTINUED): AMP FUNDING, L.L.C. By: /s/ GARY R. CORRELL Gary R. Correll Title: Executive Manager
THIS IS A SIGNATURE PAGE TO THE OPERATING AGREEMENT OF RAMP INVESTMENTS, L.L.C. AND IS EXECUTED BY THE PARTY NAMED ABOVE IN ITS CAPACITY AS A MEMBER.
MEMBERS (CONTINUED): AM-BT NEVADA, INC. By: James H. Stallkamp Title: By: /s/ THOMAS FINLEY, JR. Thomas Finley, Attorney-in-Fact
THIS IS A SIGNATURE PAGE TO THE OPERATING AGREEMENT OF RAMP INVESTMENTS, L.L.C. AND IS EXECUTED BY THE PARTY NAMED ABOVE IN ITS CAPACITY AS A MEMBER.
MANAGER: PCI AIR MANAGEMENT CORPORATION By: /s/ GARY R. CORRELL Title: Vice President
THIS IS A SIGNATURE PAGE TO THE OPERATING AGREEMENT OF RAMP INVESTMENTS, L.L.C. AND IS EXECUTED BY THE PARTY NAMED ABOVE IN ITS CAPACITY AS A MANAGER.
MEMBERS: PCI AIR MANAGEMENT CORPORATION By: /s/ LESLIE C. ZIMBERG Title: Vice President
THIS IS A SIGNATURE PAGE TO THE OPERATING AGREEMENT OF RAMP INVESTMENTS, L.L.C. AND IS EXECUTED BY THE PARTY NAMED ABOVE IN ITS CAPACITY AS A MEMBER.

SCHEDULE A TO OPERATING AGREEMENT OF RAMP INVESTMENTS, L.L.C.
Year	Aircraft	Serial Number	FAA Reg. #	Non-Recourse Debt	Gross Asset Value
1974	Lockheed L-1011-50	1072	SE-DPP	0	2,220,175
1974	Lockheed L-1011-50	1091	SE-DPX	0	2,220,175
1975	Lockheed L-1011-50	1107	N81027	0	2,655,148
1972	Boeing 747-238B	20527	N78019	0	30,963,382
1979	Fokker F-28 4000	11152	N490US	0	1,220,506
1980	Fokker F-28 4000	11161	N493US	0	1,255,938
1978	Boeing 747-238B	21657	N164UA	22,448,747	39,961,388
1973	McDonnell Douglas DC-10-30	46576	N19072	0	28,813,798
1973	McDonnell Douglas DC-10-30	47864	N14063	0	28,813,798
1974	McDonnell Douglas DC-10-30	46940	N76073	0	32,856,955
1976	Boeing 747-200B	21162	N511P	0	16,069,344
1976	Boeing 747-200B	21316	N/A	0	15,800,084
1974	Lockheed L-1011-100	1098	N81025	0	2,725,978
1975	Lockheed L-1011-100	1104	N81026	0	2,826,985
1975	Lockheed L-1011-100	1108	N81028	0	2,826,985
1975	Lockheed L-1011-100	1111	N31030	0	2,826,986
1979	McDonnell Douglas DC-10-30	46590	N68065	0	30,379,332
1982	McDonnell Douglas MD-82	48056	N83870	0	19,097,483
1978	Boeing 747-238B	21658	N165UA	20,615,888	39,307,168
TOTALS				43,064,635	302,841,608

EXHIBIT A TO OPERATING AGREEMENT OF RAMP INVESTMENTS, L.L.C. Aircraft Lease Documents
The following documents are the "Aircraft Lease Documents" referred to in the Operating Agreement:
1.

Assignment and Assumption Agreement No. 2, dated as of November __, 1995, from AMP Funding, L.L.C., as Assignor, to RAMP Investments, L.L.C., as Assignee, relating to the Aircraft bearing FAA Registry No. N78019.

2.

Assignment and Assumption Agreement No. 2, dated as of November __, 1995, from AMP Funding, L.L.C., as Assignor, to RAMP Investments, L.L.C., as Assignee, relating to the Aircraft bearing FAA Registry No. N490US.

3.

Assignment and Assumption Agreement No. 2, dated as of November __, 1995, from AMP Funding, L.L.C., as Assignor, to RAMP Investments, L.L.C., as Assignee, relating to the Aircraft bearing FAA Registry No. N493US.

4.

Assignment and Assumption Agreement No. 2, dated as of November __, 1995, from AMP Funding, LL.C., as Assignor, to RAMP Investments, L.L.C., as Assignee, relating to the Aircraft bearing FAA Registry No. N164UA.

5.

Assignment and Assumption Agreement No. 2, dated as of November __, 1995, from AMP Funding, L.L.C, as Assignor, to RAMP Investments, L.L.C., as Assignee, relating to the Aircraft bearing FAA Registry No. N83870.

6.

Assignment and Assumption Agreement No. 2, dated as of November __, 1995, from AMP Funding, L.L.C., as Assignor, to RAMP Investments, L.L.C, as Assignee, relating to the Aircraft bearing Registry No. N165UA.

7.

Assignment and Assumption Agreement No. 2, dated as of November 13, 1995, from AMP Funding, L.L.C., as Assignor, to RAMP Investments, L.L.C, as Assignee, relating to the Aircraft bearing FAA Registry No. N511P.

8.

Assignment and Assumption Agreement No. 2, dated as of November 13, 1995, from AMP Funding, L.L.C., as Assignor, to RAMP Investments, L.L.C., as Assignee, relating to the Aircraft bearing FAA Registry No. N31030.

9.

Assignment and Assumption Agreement No. 2, dated as of November 13, 1995, from AMP Funding, L.L.C., as Assignor, to RAMP Investments, L.L.C., as Assignee, relating to the Aircraft bearing FAA Registry No. N81026.

10.

Assignment and Assumption Agreement No. 2, dated as of November 13, 1995, from AMP Funding, L.L.C., as Assignor, to RAMP Investments, L.L.C., as Assignee, relating to the Aircraft bearing FAA Registry No. N81025.

11.

Assignment and Assumption Agreement No. 2, dated as of November 13, 1995, from AMP Funding, L.L.C., as Assignor, to RAMP Investments, L.L.C., as Assignee, relating to the Aircraft bearing FAA Registry No. N81028.

12.

Assignment and Assumption Agreement No. 2, dated as of November __, 1995, from AMP Funding, L.L.C., as Assignor, to RAMP Investments, L.L.C., as Assignee, relating to the Aircraft bearing Registry No. TF-ABZ.

13.

Assignment and Assumption Agreement No. 3, dated as of November 13, 1995, from RAMP Investments, L.L.C., as Assignor, to PCI Air Management Partners, L.L.C., as Assignee, relating to the Aircraft bearing FAA Registry No. N511P.

14.

Assignment and Assumption Agreement No. 3, dated as of November 13, 1995, from RAMP Investments, L.L.C., as Assignor, to PCI Air Management Partners, L.L.C., as Assignee, relating to the Aircraft bearing FAA Registry No. N31030.

15.

Assignment and Assumption Agreement No. 3, dated as of November 13, 1995, from RAMP Investments, L.L.C, as Assignor, to PCI Air Management Partners, L.L.C., as Assignee, relating to the Aircraft bearing FAA Registry No. N81026.

16.

Assignment and Assumption Agreement No. 3, dated as of November 13, 1995, from RAMP Investments, L.L.C., as Assignor, to PCI Air Management Partners, L.L.C., as Assignee, relating to the Aircraft bearing FAA Registry No. N81025.

17.

Assignment and Assumption Agreement No. 3, dated as of November 13, 1995, from RAMP Investments, L.L.C., as Assignor, to PCI Air Management Partners, L.L.C., as Assignee, relating to the Aircraft bearing FAA Registry No. N81028.

18.

Assignment and Assumption Agreement No. 3, dated as of November __, 1995, from RAMP Investments, L.L.C., as Assignor, to PCI Air Management Partners, L.L.C., as Assignee, relating to the Aircraft bearing Registry No. TF-ABZ.

19.

Assignment and Assumption Agreement No. 3, dated as of November __, 1995, from AMP Funding, L.L.C., as Assignor, to RAMP Investments, L.L.C., as Assignee, relating to the Aircraft bearing FAA Registry No. N19072.

20.

Assignment and Assumption Agreement No. 3, dated as of November __, 1995, from AMP Funding, L.L.C., as Assignor, to RAMP Investments, L.L.C., as Assignee, relating to the Aircraft bearing FAA Registry No. N76073.

21.

Assignment and Assumption Agreement No. 3, dated as of November __, 1995, from AMP Funding, L.L.C., as Assignor, to RAMP Investments, L.L.C., as Assignee, relating to the Aircraft bearing FAA Registry No. N14063.

22.

Assignment and Assumption Agreement No. 3, dated as of November __, 1995, from RAMP Investments, L.L.C.,as Assignor, to PCI Air Management Partners, L.L.C., as Assignee, relating to the Aircraft bearing FAA Registry No. N78019.

23.

Assignment and Assumption Agreement No. 3, dated as of November __, 1995, from AMP Funding, L.L.C., as Assignor, to RAMP Investments, L.L.C., as Assignee, relating to the Aircraft bearing FAA Registry No. N81027.

24.

Assignment and Assumption Agreement No. 3, dated as of November __, 1995, from AMP Funding, L.L.C., as Assignor, to RAMP Investments, L.L.C., as Assignee, relating to the Aircraft bearing Registry No. SE-DPX..

25.

Assignment and Assumption Agreement No. 3, dated as of November __, 1995, from AMP Funding, L.L.C., as Assignor, to RAMP Investments, L.L.C., as Assignee, relating to the Aircraft bearing Registry No. SE-DPP.

26.

Assignment and Assumption Agreement No. 3, dated as of November __, 1995, from RAMP Investments L.L.C., as Assignor, to PCI Air Management Partners, L.L.C., as Assignee, relating to the Aircraft bearing FAA Registry No. N490US.

27.

Assignment and Assumption Agreement No. 3, dated as of November __, 1995, from RAMP Investments, L.L.C., as Assignor, to PCI Air Management Partners, L.L.C., as Assignee, relating to the Aircraft bearing FAA Registry No. N493US.

28.

Assignment and Assumption Agreement No. 3, dated as of November __, 1995, from RAMP Investments, L.L.C, as Assignor, to PCI Air Management Partners, L.L.C., as Assignee, relating to the Aircraft bearing FAA Registry No. N164UA.

29.

Assignment and Assumption Agreement No. 3, dated as of November __, 1995, from AMP Funding, Inc., as Assignor, to RAMP Investments L.L.C., as Assignee, relating to the Aircraft bearing FAA Registry No. N68065.

30.

Assignment and Assumption Agreement No. 3, dated as of November __, 1995, from RAMP Investments, L.L.C., as Assignor, to PCI Air Management Partners, L.L.C., as Assignee, relating to the Aircraft bearing FAA Registry No. N83870.

31.

Assignment and Assumption Agreement No. 3, dated as of November __, 1995, from RAMP Investments, L.L.C, as Assignor, to PCI Air Management Partners, L.L.C., as Assignee, relating to the Aircraft bearing FAA Registry No. N165UA.

32.

Assignment and Assumption Agreement No. 4, dated as of November __, 1995, from RAMP Investments, L.L.C., as Assignor, to PCI Air Management Partners, L.L.C. as Assignee, relating to the Aircraft bearing FAA Registry No. N19072.

33.

Assignment and Assumption Agreement No. 4, dated as of November __, 1995, from RAMP Investments, L.L.C., as Assignor, to PCI Air Management Partners, L.L.C. as Assignee, relating to the Aircraft bearing FAA Registry No. N76073.

34.

Assignment and Assumption Agreement No. 4, dated as of November __, 1995, from RAMP Investments, L.L.C., as Assignor, to PCI Air Management Partners, L.L.C. as Assignee, relating to the Aircraft bearing FAA Registry No. N14063.

35.

Assignment-and Assumption Agreement No. 4, dated as of November 1995, from RAMP Investments, L.L.C., as Assignor, to PCI Air Management Partners, L.L.C., as Assignee, relating to the Aircraft bearing FAA Registry No. N81027.

36.

Assignment and Assumption Agreement No. 4, dated as of November __, 1995, from RAMP Investments, L.L.C., as Assignor, to PCI Air Management Partners, L.L.C., as Assignee, relating to the Aircraft bearing Registry No. SE-DPX.

37.

Assignment and Assumption Agreement No. 4, dated as of November __, 1995, from RAMP Investments, L.L.C., as Assignor, to PCI Air Management Partners, L.L.C., as Assignee, relating to the Aircraft bearing Registry No. SE-DPP.

38.

Assignment and Assumption Agreement No. 4, dated as of November, 1995, from RAMP Investments, L.L.C., as Assignor, to PCI Air Management Partners, L.L.C., as Assignee, relating to the Aircraft bearing FAA Registry No: N68065.

39.

Consent, Waiver and Agreement N76073, dated as of November __, 1995, among (i) Continental Airlines, Inc., (ii) Potomac Capital Investment Corporation, (iii) AMP Funding, L.L.C., (iv) RAMP Investments, L.L.C. and (v) PCI Air Management Partners, L.L.C.

40.

Consent, Waiver and Agreement N 14063, dated as of November __, 1995, among (i) Continental Airlines, Inc., (ii) Potomac Capital Investment Corporation, (iii) AMP Funding, L.L.C., (iv) RAMP Investments, L.L.C. and (v) PCI Air Management Partners, L.L.C.

41.

Consent, Waiver and Agreement N19072, dated as of November __, 1995, among (i) Continental Airlines, Inc., (ii) Potomac Capital Investment Corporation, (iii) AMP Funding, L.L.C., (iv) RAMP Investments, L.L.C. and (v) PCI Air Management Partners, L.L.C.

42.

Consent, Waiver and Agreement N68065, dated as of November __, 1995, among (i) Continental Airlines, Inc., (ii) Potomac Capital Investment Corporation, (iii) AMP Funding, L.L.C., (iv) RAMP Investments, L.L.C. and (v) PCI Air Management Partners, L.L.C.

43.

Consent, Waiver and Agreement N83870, dated as of November __, 1995, among (i) Continental Airlines, Inc., (ii) Potomac Capital Investment Corporation, (iii) AMP Funding, L.L.C., (iv) RAMP Investments, L.L.C. and (v) PCI Air Management Partners, L.L.C.

44.

Consent, Waiver and Agreement N165UA, dated as of November __, 1995, among (i) United Air Lines, Inc., (ii) Potomac Capital Investment Corporation, (iii) AMP Funding, L.L.C., (iv) RAMP Investments, L.L.C. and (v) PCI Air Management Partners, L.L.C.

45.

Consent, Waiver and Agreement N164UA, dated as of November __, 1995, among (i) United Air Lines, Inc., (ii) Potomac Capital Investment Corporation, (iii) AMP Funding, L.L.C., (iv) RAMP Investments, L.LC. and (v) PCI Air Management Partners, L.L.C.

46.

Consent, Waiver and Agreement N493US, dated as of November __, 1995, among (i) USAir, Inc., (ii) Potomac Capital Investment Corporation, (iii) AMP Funding, L.L.C., (iv) RAMP Investments, L.L.C. and (v) PCI Air Management Partners, L.L.C.

47.

Consent, Waiver and Agreement N78019, dated as of November __, 1995, among (i) Continental Micronesia Airlines, Inc., (ii) Potomac Capital Investment Corporation, (iii) AMP Funding, L.LC., (iv) RAMP Investments, L.L.C. and (v) PCI Air Management Partners, L.L.C.

48.

Consent, Waiver and Agreement N490US, dated as of November __, 1995, among (i) USAir, Inc., (ii) Potomac Capital Investment Corporation, (iii) AMP Funding, L.L.C., (iv) RAMP Investments, L.L.C. and (v) PCI Air Management Partners, L.L.C.

49.

Consent, Waiver and Agreement N81027, dated as of November __, 1995, among (i) Trans World Airlines, Inc., (ii) Potomac Capital Investment Corporation, (iii) AMP Funding, L.L.C., (iv) RAMP Investments, L.L.C. and (v) PCI Air Management Partners, L.L.C.

50.

Consent, Waiver and Agreement SE-DPX, dated as of November __, 1995, among (i) Internationale Nederlanden Aviation Lease B.V., (ii) Internationale Nederlanden Lease Holding N.V., (iii) Potomac Capital Investment Corporation, (iv) AMP Funding, L.L.C., (v) RAMP Investments, L.L.C. and (vi) PCI Air Management Partners, L.L.C.

51.

Consent, Waiver and Agreement SE-DPP, dated as of November __., 1995, among (i) Internationale Nederlanden Aviation Lease B.V., (ii) Internationale Nederlanden Lease Holding N.V., (iii) Potomac Capital Investment Corporation, (iv) AMP Funding, L.L.C., (V) RAMP Investments, L.L.C. and (vi) PCI Air Management Partners, L.L.C.

52.

Consent, Waiver and Agreement N493US, dated as of November, 1995, among (i) First Security Bank of Utah, National Association, as Owner Trustee, (ii) Potomac Capital Investment Corporation, (iii) AMP Funding, L.L.C., (iv) RAMP Investments, L.L.C. and (v) PCI Air Management Partners, L.L.C.

53.

Consent, Waiver and Agreement N164UA, dated as of November __, 1995, among (i) First Security Bank of Utah, National Association, as Owner Trustee, (ii) Potomac Capital Investment Corporation, (iii) AMP Funding, L.L.C., (iv) RAMP Investments; L.L.C. and (v) PCI Air Management Partners, L.L.C.

54.

Consent, Waiver and Agreement N165UA, dated as of November __, 1995, among (i) First Security Bank of Utah, National Association, as Owner Trustee, (ii) Potomac Capital Investment Corporation, (iii) AMP Funding, L.L.C., (iv) RAMP Investments, L.L.C. and (v) PCI Air Management Partners, L.L.C.

55.

Consent, Waiver and Agreement N490US, dated as of November __, 1995, among (i) First Security Bank of Utah, National Association, as Owner Trustee, (ii) Potomac Capital Investment Corporation, (iii) AMP Funding, L.L.C., (iv) RAMP Investments, L.L.C and (v) PCI Air Management Partners, L.L.C.

56.

Consent, Waiver and Agreement N83870, dated as of November __, 1995, among (i) First Security Bank of Utah, National Association, as Owner Trustee, (ii) Potomac Capital Investment Corporation, (iii) AMP Funding, L.L.C., (iv) RAMP Investments, L.L.C. and (v) PCI Air Management Partners, L.L.C.

57.

Consent, Waiver and Agreement N164UA, dated as of November __, 1995, among (i) The Bank of New York, (ii) Potomac Capital Investment Corporation, (iii) AMP Funding, L.L.C., (iv) RAMP Investments, L.L.C. and (v) PCI Air Management Partners, L.L.C.

58.

Consent, Waiver and Agreement N78019, dated as of November __, 1995, among (i) Wilmington Trust Company, as Owner Trustee, (ii) Potomac Capital Investment Corporation, (iii) AMP Funding, L.L.C., (iv) RAMP Investments, L.L.C. and (v) PCI Air Management Partners, L.L.C.

59.

Consent, Waiver and Agreement N165UA, dated as of November __, 1995, among (i) The Nippon Credit Bank, Ltd., Los Angeles Agency, as Agent and Lender, (ii) Potomac Capital Investment Corporation, (iii) AMP Funding, L.L.C., (iv) RAMP Investments, L.L.C and (v) PCI Air Management Partners, L.L.C.

60.

Consent, Waiver and Agreement N165UA, dated as of November __, 1995, among (i) Den Norske Bank AS, London Branch, (ii) Potomac Capital Investment Corporation, (iii) AMP Funding, L.L.C., (iv) RAMP Investments, L.L.C. and (v) PCI Air Management Partners, L.L.C.

61.

Consent, Waiver and Agreement N164UA, dated as of November __, 1995, among (i) The United Bank of Kuwait PLC, (ii) Potomac Capital Investment Corporation, (iii) AMP Funding, L.L.C., (iv) RAMP Investments, L.L.C. and (v) PCI Air Management Partners, L.L.C.

62.

Consent, Waiver and Agreement N164UA, dated as of November __, 1995, among (i) National Canada Corporation, (ii) Potomac Capital Investment Corporation, (iii) AMP Funding, L.L.C., (iv) RAMP Investments, L.L.C. and (v) PCI Air Management Partners, L.L.C.

EXHIBIT B
FORM OF CONTRIBUTION AGREEMENT dated as of November 13, 1995 between AMP FUNDING, L.L.C. Contributor and RAMP INVESTMENTS, L.L.C. Contributee

CONTRIBUTION AGREEMENT

          THIS CONTRIBUTION AGREEMENT (this "Agreement") dated as of November 13, 1995, between AMP Funding, L.L.C., a limited liability Company organized under the laws of the State of Delaware (the "Contributor"), and RAMP Investments, L.L.C. a limited liability company organized under the laws of the State of Delaware (the "Contributee").

RECITALS

          The Contributor wishes to contribute to the Contributee effective as of November 13, 1995 (the "Original Contribution Date") the Original Assets (as defined in Section 1.01(a) below), and the Contributee has agreed to accept such contribution, subject to the terms and conditions of this Agreement. On or before the 90th day after the Original Contribution Date, the Contributor wishes to contribute to the Contributee effective as of a date agreed on by the parties (the "Additional Contribution Date" and together with the Original Contribution Date, a "Contribution Date") all or a portion of the Additional Assets (as defined in Section 1.01(b) below), subject to the terms and conditions of this Agreement.

In consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, the Contributor and the Contributee hereby agree as follows:
ARTICLE 1. CONTRIBUTION OF ASSETS
1.01 Contribution of Assets.

                    (a)     Subject to the terms and conditions of this Agreement, on the Original Contribution Date, the Contributor shall assign and deliver to the Contributee all of its right, title and interest in and to the following:

(i) all of the outstanding shares (the "AIMC Shares") of common stock of Aircraft International Management Corporation, a Delaware corporation ("AIMC");
(ii) the Trust Agreements described in Schedule 1.0l(a) attached hereto (the "Original Trust Agreements");
(iii) each of the trusts created under the Original Trust Agreements and each Trust Estate (as defined in each of the Original Trust Agreements); and

     (iv)     any existing deposits, reserve accounts, or receivables held under or pursuant to any of the foregoing (all such right, title and interest in the agreements and property referred to in clauses (i) through (iv) collectively, the "Original Assets").

                    (b)     Subject to the terms and conditions of this Agreement, on the Additional Contribution Date, the Contributor shall assign and deliver to the Contributee all of its right, title and interest in and to all or a portion (provided such portion consists of all of the following assets related to any Trust Estate included in such portion) of the following:

(i) the Trust Agreements described in Schedule 1.01(b) attached hereto (the "Additional Trust Agreements" and together with the Original Trust Agreements, the "Trust Agreements");
(ii) each of the trusts created under the Additional Trust Agreements and each Trust Estate (as defined in each of the Additional Trust Agreements); and

     (iii)   any existing deposits, reserve accounts, receivables held under or pursuant to any of the foregoing (all such right, title and interest in the agreements and property referred to in clauses (i) through (iii) collectively, the "Additional Assets" and together with the Original Assets, the "Assets").

          No contributions of Additional Assets shall occur pursuant hereto after the 90th day after the date hereof. All rents and other amounts payable to lessor under the three aircraft leases subject to the Additional Trust Agreements in items 6, 9 and 10 of Part II of Schedule 1.01(c) hereof shall accrue to Contributee from and after November 30, 1995, regardless of when the Additional Contribution Date for such Additional Trust Agreements occurs and, to the extent of any payment thereof to Contributor on or prior to the Additional Contribution Date, Contributor shall contribute such amount to Contributee on the Additional Contribution Date for such Additional Assets.

                    (c)     The assignment of the Assets pursuant to Section 1.01(a) and (b) shall be evidenced by the Assignment and Assumption Agreements described in Schedule 1.01(c) attached hereto (collectively, the "Assignment Agreements") which shall be effective as of the Original Contribution Date or any Additional Contribution Date, as the case may be, and delivered by the Contributor on the Original Contribution Date or any Additional Contribution Date, as the case may be.

                    (d)      In the event the Contributor is unable to obtain all relevant consents to the transfer contemplated by any of the Assignment Agreements listed in Part II of-Schedule 1.01(c), the Contributor, with the prior written consent of each of the parties specified in Section 5.01 hereof, may substitute for any of the Aircraft listed in Schedule 1.01(d) hereto any other Trust Agreement (and all related property, rights, instruments and agreements) relating to an aircraft of comparable value as the Aircraft being substituted.

ARTICLE 2. EVENTS OCCURRING ON THE CONTRIBUTION DATE

                    2.01     Deliveries by Contributor. In addition to the Assets to be contributed to the Contributee on a Contribution Date, the Contributor shall deliver the following to the Contributee on the Contribution Date, each in form and substance satisfactory to the Contributee and, unless otherwise agreed in writing by the Contributee, dated the Contribution Date:

    (i)     A copy of the resolutions of the Contributor's members, certified by the executive manager of the Contributor, authorizing or ratifying its execution, delivery and performance of this Agreement, each Assignment Agreement and the other documents to be delivered hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby;

     (ii)     A certificate of all of the members of the Contributor certifying (a) the names and true signatures of the executive manager of the Contributor authorized to sign this Agreement, each Assignment Agreement and the other documents to be delivered hereunder and thereunder and (b) that attached thereto are true and correct copies of the Contributor's articles of organization and operating agreement, in each case as in effect on the Contribution Date;

(iii) Favorable opinions of counsel for the Contributor; and

     (iv)     Such other approvals, opinions and documents as the Contributee may reasonably request as to the legality, validity, binding effect or enforceability of this Agreement or any Assignment Agreement.

ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF CONTRIBUTOR
Contributor hereby represents and warrants as of each Contribution Date that:

                    3.01     Title to Assets. The Contributor has good and marketable title to all of the Assets transferred on such Contribution Date free and clear of all obligations, liens, pledges, claims, rights of first refusal, options, charges, security interests, mortgages or other encumbrances of any nature whatsoever (collectively, the "Asset Encumbrances"), other than any Asset Encumbrance arising solely in favor of the Contributee from the transactions contemplated hereby and by the Assignment Agreements.

                    3.02     Organization. The Contributor is a limited liability company validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties and assets now owned or leased by it or the nature of the business transacted by it requires it to be so qualified, except where the failure to be so qualified, individually or in the aggregate, would not have a material adverse effect upon the business or financial condition of the Contributor or upon the transactions contemplated by this Agreement.

                    3.03     Authority. The Contributor has the power and authority to carry on its business as now conducted, to own or hold under lease its properties, and to execute and deliver this Agreement and each Assignment Agreement and to perform its obligations hereunder and thereunder. The execution, delivery and performance by the Contributor of this Agreement and each Assignment Agreement have been duly authorized by all necessary action; and each of this Agreement. And each Assignment Agreement has been duly executed and delivered by the Contributor and is the legal, valid and binding obligation of the Contributor enforceable against the Contributor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, receivership, conservatorship, reorganization, liquidation, moratorium or similar events affecting the Contributor or its assets, or by general principles of equity.

3.04 No Consents; No Violations.

                    (a)        No authorization, approval or other action by, and no notice to or filing with, any governmental, regulatory or legal authority or any other person is required for the due execution, delivery and performance by the Contributor of this Agreement or any Assignment Agreement or the consummation of the transactions contemplated hereby or thereby.

                    (b)        The execution, delivery and performance of this Agreement and any Assignment Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not result in any contravention of (i) the articles of organization or operating agreement of the Contributor or the articles of incorporation or by-laws of AIMC, (ii) any applicable-law, rule or regulation of any Federal, state or local governmental or regulatory authority, (iii) any order, writ, injunction, judgment, decree or award of any court, arbitrator, or governmental or regulatory authority to which the Contributor or AIMC or any of their properties are subject, (iv) any mortgage, contract, agreement, deed of trust, license, lease or other instrument, arrangement, commitment, obligation, understanding or restriction of any kind to which the Contributor or AIMC is a party or by which any of their properties are bound, or (v) the Operative Documents (as defined in Section 3.06(a) below).

                    3.05      Litigation. Other than as disclosed in writing to the parties hereto by the Contributor, there is no pending or known threatened action or proceeding before any court, governmental agency or arbitrator by or against, or involving the Contributor or any of its Affiliates, any of its property or any of its members, managers or employees which questions or challenges the validity or enforceability of this Agreement or any Assignment Agreement, or any action taken or to be taken by the Contributor pursuant to this Agreement or any Assignment Agreement or in connection with the transactions contemplated hereby or thereby.

3.06 Representations Regarding Documents.

                    (a)        This Agreement, the Trust Agreements, the Assignment Agreements and the Assigned Documents (as defined in the related Assignment Agreement) (collectively, the "Operative Documents") constitute all of the material agreements to which the Contributor, the applicable Trustee (as defined in the applicable Trust Agreement) and/or the applicable Lessee (as defined in the applicable Lease), if any, is a party relating to each of the Aircraft (as listed on Schedule 3.06 hereto) that remain in full force and effect as of the Contribution Date. Each such Operative Document is in full force and effect and has not been modified or amended.

                    (b)        Each Trust Estate is free and clear of any Asset Encumbrance created or incurred, directly or indirectly, by the Contributor, and, to the knowledge of the Contributor, each Trust Estate is free and-clear of any Asset Encumbrance.

                    (c)        Each Trustee has good and marketable title to the applicable Aircraft in each case, free and clear of any Asset Encumbrance other than the Master Leasing Agreement dated as of November 13, 1995, by and among the applicable Trustee and PCI Air Management Partners, L.L.C., a Delaware limited liability company, any applicable sublease specified in an Assignment Document, and in the case of Aircraft bearing FAA Registration Nos. N164UA and N165UA, the lien of the related Security Agreement (as defined in the applicable sublease).

                    (d)        There is no obligation or covenant to be performed by the Contributor under any Trust Agreement or any other Operative Document and no obligation or covenant of the Contributor which has accrued, on or prior to the date hereof which has not been fully performed, and Contributor shall indemnify and hold harmless-the Contributee from and against any claim, loss, liability or expense incurred by Contributee attributable to any such obligation or covenant-which has not been so performed or which has so occurred.

                    (e)        There are no defaults and no events which, with the giving of notice or lapse of time or both, would constitute a default by the Contributor under any Trust Agreement or any other Operative Document and to the knowledge of the Contributor, there are no material defaults and no events which, with the giving of notice or lapse of time or both, would constitute a default by any Trustee under any Trust Agreement or any other Operative Document to which any Trustee is a party.

                    (f)        All rent due and owing as of any Additional Contribution Date under any lease of any Aircraft included in the Trust Estate for any Trust Agreement contributed to Contributee on any Additional Contribution Date for any period subsequent to the date for payment under such lease has not, and will not have, been collected for more than one (1) month in advance and payment thereof has not, and on such Additional Contribution Date will not have, been anticipated, waived, released, discounted, set off or otherwise discharged or compromised; no supplemental rent has, or on such Additional Contribution Date will have, been paid or is or on such Additional Contribution Date will be due and owing under any such lease; and as of November 30, 1995, the aggregate amount of basic rent scheduled to be due and owing under the three aircraft lease agreements directly or indirectly included in the Additional Assets as items 6, 9 and 10 on Part II of Schedule 1.01(c) attached hereto (which three lease agreements are not covered by a master lease) is $384,389.00.

3.07 Solvency of Contributor. The Contributor was solvent immediately prior to the execution of this Agreement and will not, as a result of the transactions contemplated hereby, be rendered insolvent.

                    3.08      Obligations of the Contributor. Other than as specifically set forth in the Trust Agreements and the other Operative Documents, the Contributor has no obligations, duties or liabilities under or with respect thereto.

                    3.09      No Waiver. Except for consents to which the Contributee is a party and those listed on Schedule 3.09, the Contributor has not entered into or given any written waivers, consents, supplements, or modifications of the Trust Agreements or any other Operative Document and has not entered into or given any waivers or consents with respect to any of the Aircraft.

                    3.10      No Event of Loss. To the knowledge of the Contributor, neither an "Event of Loss" (as such term is defined in the applicable sublease) nor any event which with the passage of time would constitute such an Event of Loss has occurred with respect to the Aircraft covered by such sublease.

                    3.11      No Broker. Except for fees payable to Bankers Trust Company, the Contributor is not obligated to pay, and has not retained any broker or finder or other person who is entitled to, any broker's or finder's fee or other commission based upon the consummation of the transactions contemplated by this Agreement, any other Operative Agreement or any other agreement contemplated thereby.

3.12 AIMC Shares.

                    (a)         The authorized capital stock of AIMC consists of 10,000 shares of common stock (the "AIMC Common Stock"), par value $1.00 per share, of which 5,000. Shares are issued and outstanding, all of which are the AIMC Shares and are owned of record and beneficially by Contributor. The AIMC Shares have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive rights. There is no security, option, warrant, right, call, subscription, agreement, commitment or understanding of any nature whatsoever, fixed or contingent, that directly or indirectly (i) calls for the issuance, sale, pledge or other disposition of any shares of AIMC Common Stock or of any other capital stock of AIMC or any securities convertible into, or other rights to acquire, any such shares of AIMC Common Stock or other capital stock of AIMC or (ii) relates to the voting or control of such AIMC Common Stock, capital stock, securities or rights. No person has any right to require AIMC to register any of its securities under the. Securities Act of 1933, as amended (the "Securities Act").

                    (b)        AIMC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as presently conducted, AIMC is duly qualified as a foreign corporation, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease requires it to be so qualified. Attached hereto as Exhibit 3.12b) is a complete and correct copy of AIMC's certificate of incorporation, as amended to date, certified by the Secretary of the State of Delaware, and AIMC's bylaws, as currently in effect.

(c) The transfer of the AIMC Shares to Contributee pursuant to this Agreement will vest in Contributee legal and valid title to the AIMC Shares, free and clear of all Asset Encumbrances.

                    (d)         Attached as Exhibit 3.12(d)(i) is a copy of the unaudited balance sheet and income statement of AIMC as of October 31, 1995, which fairly presents the financial position and accurately reflects the assets and liabilities of AIMC-as of such date. AIMC has no subsidiaries. AIMC has valid legal and beneficial title to all of the shares of preferred stock set forth on Exhibit 3.12(d) (ii) attached hereto free and clear of all Asset Encumbrances. As of the date hereof, AIMC has net worth of at least $212,000,000.

                    (e)         AIMC has no debts, obligations or liabilities of any kind or nature, either direct or indirect, absolute or contingent, matured or unmatured, known or unknown, including, without limitation, liabilities or obligations with respect to any federal, state, local and foreign income, franchise, excise, sales or use taxes.

                    (f)         AIMC has complied in all material respects with all laws, statutes, rules, regulations, judgments, decrees and orders applicable to its business or operations including, without limitation, any of the above which relate to the environment.

ARTICLE 4 SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION
4.01. Survival. The representations and warranties of the Contributor contained in Article 3 hereof shall survive the Contribution Date and the delivery and acceptance of the Assignment Agreements.

                    4.02     Transfer Taxes. The Contributor shall pay, or cause to be paid, all sales taxes, use taxes, transfer taxes, and recording fees (and any interest and penalties related thereto "Taxes"), imposed on or applicable to the transfers of the Assets by (i) Contributor to Contributee pursuant to this Agreement, except for Taxes attributable solely to the actions or inactions of Contributee, (ii) Contributee to RAMP Investments, L.L.C., except for Taxes attributable solely to the actions or inactions of RAMP Investments, L.L.C., or (iii) RAMP Investments, L.L.C. to PCI Air Management Partners, L.L.C., except for Taxes attributable solely to the actions or inactions of PCI Air Management Partners, L.L.C.

                    4.03     Indemnification. Contributor shall indemnify and hold harmless the Contributee and PCI Air Management Partners, L.L.C. from and against any and all claims, losses, liabilities and damages, including, without limitation, amounts paid in settlement, reasonable costs of investigation and reasonable fees and disbursements of counsel, arising out of or resulting from the inaccuracy of any representation or warranty, or the breach of any covenant or agreement, contained herein or in any of the Assignment Agreements or in any instrument or certificate delivered pursuant hereto.

ARTICLE 5 MISCELLANEOUS PROVISIONS

                    5.01     Amendment and Modification. This Agreement may be amended, modified or supplemented only by written agreement of the parties hereto and with the prior written consent-of AM-BT Nevada, Inc. ("BT").

                    5.02     Waiver of Compliance; Consents. Any failure of a party to comply with any obligation, covenant, agreement or condition herein may be waived by the other party; provided, however, that any such waiver may be made only by a written instrument signed by the party granting such waiver and consented to in writing by BT, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 5.02, with appropriate notice in accordance with Section 5.08 of-this Agreement.

                    5.03     Assignment This Agreement and all of the provisions hereof shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of BT, the parties hereto, their respective successors and permitted assigns. Any party may assign any of its rights hereunder, but no such assignment shall relieve it of its primary liability for its obligations hereunder. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any person other than BT, the parties hereto, any successors and permitted assigns any rights, remedy or Claim under or by reason of this Agreement or any provision herein contained.

                    5.04     Expenses. In the event that the transactions contemplated by this Agreement are consummated, all fees and expenses (including all fees of counsel and accountants) incurred by any party in connection with the negotiation and execution of this Agreement and any Assignment Agreement shall be borne by the Contributor and BT. Any such fees and expenses not so authorized to be paid by the Contributor and BT shall be borne by the party who incurred them.

                   5.05     Further Assurances. From time to time, at the request of the Contributor or BT and without further consideration, each party, at its own expense, will execute and deliver such other documents, and take such other action, as the Contributor or the Contributee may reasonably request in order to consummate more effectively the transactions contemplated hereby and to vest in Contributee and its successors and assigns good and marketable title to the Assets.

                    5.06     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without regard to its conflicts of law doctrines). The Contributor and the Contributee each (i) irrevocably submits to the jurisdiction of any New York State court or federal court sitting in New York City in any action arising out of this Agreement or any Assignment Agreement or any instrument or document delivered hereunder or thereunder, (ii) agrees that all claims in such action may be decided in such court, (iii) waives, to the fullest extent it may effectively do so, the defense of inconvenient forum, and (iv) consents to the service of process by mail. A final judgment in any such action shall be conclusive and may be enforced in other jurisdictions. Nothing herein shall affect the right of any party to serve legal process in any manner permitted by law or affect its right to bring any action in any other court.

                    5.07     Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and shall become a binding Agreement when one or more of the counterparts have been signed by each of the parties and delivered to the other party.

                    5.08     Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed by registered or certified mall (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Contributor: 1575 Delucchi Lane Suite 115 Reno, Nevada 89502 Attention: Contracts Administrator
with a copy to: Sierra Corporate Services 241 Ridge Street Reno, Nevada Attention: Contracts Administrator
If to the Contributee: 1575 Delucchi Lane Suite 115 Reno, Nevada 89502 Attention: Contracts Administrator
with a copy to: Sierra Corporate Services 241 Ridge Street Reno, Nevada Attention: Contracts Administrator
and a copy to: AM-BT Nevada, Inc. c/o Lionel Sawyer & Collins 1700 Bank of America-Plaza 300 South Fourth Street Las Vegas, Nevada 89101
5.0.9 Headings. The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                    5.10     Entire Agreement. This Agreement, including the exhibits, schedules, other documents and instruments referred to herein, together with the Assignment Agreements, embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                    5.11     Severability. If any one or more provisions contained in this Agreement shall, for any reason, be held to be invalid., illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

5.12 Schedules. All Schedules attached hereto are hereby incorporated herein and made a part hereof as if set forth in full herein.
IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.
AMP FUNDING, L.L.C. By: Title:
RAMP INVESTMENTS, L.L.C. By: PCI AIR MANAGEMENT CORPORATION, as Manager By: Title:
SCHEDULE 1.01(a)

          1.          Trust Agreement (N31030) dated as of November 7, 1995 between Potomac Capital Investment Corporation ("PCIC"), as Owner Participant, and Wilmington Trust Company, a Delaware banking corporation ("WTC"), as Owner Trustee, as supplemented by the Supplement to Trust Agreement No. 1 (N31030), dated as of November 13, 1995, between WTC and PCIC.

          2.          Trust Agreement (N81026) dated as of November 7, 1995 between PCIC, as Owner Participant, and WTC, as Owner Trustee, as supplemented by the Supplement to Trust Agreement No. 1 (N81026), dated as of November 13, 1995, between WTC and PCIC.

          3.          Trust Agreement (N81025) dated as of November 7, 1995 between PCIC, as Owner Participant, and WTC, as Owner Trustee, as supplemented by the Supplement to Trust Agreement No. 1 (N81025), dated as of November 13, 1995, between WTC and PCIC.

          4.          Trust Agreement (N81028) dated as of November 7, 1995 between PCIC, as Owner. Participant, and WTC, as Owner Trustee, as supplemented by the Supplement to Trust Agreement No. 1 (N81028), dated as of November 13, 1995, between WTC and PCIC.

          5.          Trust Agreement (N511P) dated as of November 7, 1995 between PCIC, as Owner Participant, and WTC, as Owner Trustee, as supplemented by the Supplement to Trust Agreement No. 1 (N511P), dated as of November 13, 1995, between WTC and PCIC.

SCHEDULE 1.01(b)

          1.          Trust Agreement (N81027), dated as of November __, 1995, between Wilmington Trust Company ("WTC"), as Owner Trustee, and Potomac Capital Investment Corporation ("PCIC"), as supplemented by the Supplement to Trust Agreement No. 1 (N81027), dated as of November __, 1995, between WTC, as Owner Trustee, and PCIC.

          2.          Trust Agreement (SE-DPP), dated as of November__, 1995, between WTC, as Owner Trustee, and PCIC, as supplemented by the Supplement to Trust Agreement No. 1 (SE-DPP), dated as of November __, .1995, between WTC and PCIC.

          3.          Trust Agreement (SE-DPX), dated as of November __, 1995, between WTC, as Owner Trustee, and PCIC, as supplemented by the Supplement to Trust Agreement No. 1 (SE-DPX), dated as of November __, 1995, between WTC and PCIC.

          4.          Trust Agreement (N76073), dated as of November __, 1.995, between WTC, as Owner Trustee, and PCIC, as supplemented by the Supplement to Trust Agreement No. 1 (N76073), dated as of November ., 1995, between WTC and PCIC.

          5.          Trust Agreement (N14063), dated as of November __, 1995, between WTC, as Owner Trustee, and PCIC, as supplemented by the Supplement to Trust Agreement No. 1 (14063), dated as of November __, 1995, between WTC and PCIC.

          6.          Trust Agreement (N68065), dated as of November __, 1995, between WTC, as Owner Trustee, and PCIC, as supplemented by the Supplement to Trust Agreement No. 1 (N68065), dated as of November __, 1995, between WTC, as Owner Trustee, and PCIC.

          7.          Trust Agreement (N19072), dated as of November 13, 1995, between WTC, as Owner Trustee, and PCIC, as supplemented by the Supplement to Trust Agreement No. 1 (N19072), dated as of November __, 1995, between WTC, as Owner Trustee, and PCIC.

          8.          Trust Agreement (N164UA) dated as' of June 28, .1991, between First Security Bank of Utah, N.A. ("First Security Bank"), as Owner Trustee, and PCIC, as amended by the Trust Amendment No. 1 dated as of December 16, 1991, as supplemented by the Supplement No. 1 to Trust Agreement dated as of July 1, 1991, as supplemented by the Supplement No. 2 to Trust Agreement dated as of July 1, 1991, and as supplemented by the Supplement No. 3 to Trust Agreement dated as of July 23, 1991.

          9.          Trust Agreement (N165UA) dated as of July 26, 1991, between First Security Bank, as Owner Trustee, and PCIC, as amended by the Trust Agreement Amendment No. 1 dated as of July 26, 1991, as amended by the Trust Agreement Amendment No. 2 dated as of July 15, 1992, as-supplemented by the Supplement No. 1 to Trust Agreement dated as of July 26, 1991, as supplemented by the Supplement No. 2 to Trust Agreement dated as of July 26, 1991, as supplemented by the Trust Agreement No. 3 dated as of August 16, 1991, and as supplemented by the Supplement No. 4 to Trust Agreement dated as of August 16, 1991.

          10.        Trust Agreement (N83870) dated as of August 15, 1988, between First Security Bank, as Owner Trustee, and Pegasus Capital Corporation, as amended by the Trust Agreement Amendment No. 1 dated as of July 23, 1989.

          11.        Trust Agreement (N78019) dated as of March 26, 1990, between WTC, as Owner Trustee, and PCIC, as supplemented by the Trust Agreement Supplement No. 1 dated as of June 1, 1990, as supplemented by the Trust Agreement Supplement No. 2 dated as of July 30, 1990, and as supplemented by the Trust Agreement Supplement No. 3 dated as of August 30, 1990.

12. Trust Agreement (N490US) dated as of March 1, 1984, between First Security Bank, as Owner Trustee, and Suburban Bank.
13. Trust Agreement (N493US) dated as of April 1, 1984, between First Security Bank, as Owner Trustee, and Suburban Bank.

          14        Trust Agreement'(TF-ABZ), dated as of November __, 1995, between WTC, as Owner Trustee, and PCIC, as supplemented by the Supplement to Trust Agreement No. 1 (TF-ABZ), dated as of November __, 1995, between WTC and PCIC.

SCHEDULE 1.01(c)
Part I Original Aircraft Assignment and Assumption Agreements
1. Assignment and Assumption Agreement No. 2 (N31030), dated as of November 13, 1995, AMP Funding, L.L.C. ("AMP Funding") and RAMP Investments', L.L.C. ("AMP Investments").
2. Assignment and Assumption Agreement No. 2 (N81026), dated as of November 13, 1995, AMP Funding and AMP Investments.
3. Assignment and Assumption Agreement No. 2 (N81025), dated as of November 13, 1995, AMP Funding and AMP Investments.
4. Assignment and Assumption Agreement No. 2 (N81028), dated as of November 13, 1995, AMP Funding and AMP Investments.
5. Assignment and Assumption Agreement No. 2 (N511P), dated as of November 13, 1995, AMP Funding and AMP Investments.
Part II Additional Aircraft Assignment and Assumption Agreements
1. Assignment and Assumption Agreement No. 3 (N81027), dated as of November __, 1995, between AMP Funding and AMP Investments.
2. Assignment and Assumption Agreement No. 3 (SE-DPP), dated as of November __, 1995, between AMP Funding and AMP Investments.
3. Assignment and Assumption Agreement No. 3 (SE-DPX), dated as of November __, 1995, between AMP Funding and AMP Investments.
4. Assignment and Assumption Agreement No. 3 (N76073), dated as of November __, 1995, between AMP Funding and AMP Investments.
5. Assignment and Assumption Agreement No. 3 (N14063), dated as of November __, 1995, between AMP Funding and AMP Investments.
6. Assignment and Assumption Agreement No. 3 (N68065), dated as of November __, 1995, between AMP Funding and AMP Investments.
7. Assignment and Assumption Agreement No. 3 (N19072), dated as of November __, 1995, between AMP Funding and AMP Investments.
8. Assignment and Assumption Agreement No. 2 (N164UA), dated as of November __, 1995, between AMP Funding and AMP Investments.
9. Assignment and Assumption Agreement No. 2 (N165UA), dated as of November __, 1995, between AMP Funding and AMP Investments.
10. Assignment and Assumption Agreement No. 2 (N83870), dated as of November __, 1995, between AMP Funding and AMP Investments.
11. Assignment and Assumption Agreement No. 2 (N78019), dated as of November __, 1995, between AMP Funding and AMP Investments.
12. Assignment and Assumption Agreement No. 2 (N490US), dated as of November __, 1995, between AMP Funding and AMP Investments.
13. Assignment and Assumption Agreement No. 2 (N493US), dated as of November __, 1995, between AMP Funding and AMP Investments.
14. Assignment and Assumption Agreement No. 2 (TF-ABZ), dated as of November __, 1995, between AMP Funding and AMP Investments.
SCHEDULE 1.01(d)
YEAR	TAIL #	TYPE	SN#	LESEE
1993	N611FE	MD-11F	48604	Federal Express
1984	PH-BUV	B747-306 Combi	23137	undivided interest-KLM
1986	N521US	B757-251	23209	Northwest Airlines
1985	N122KH	B747-312	23033	Singapore Airlines
Various	N/A	11 Aircraft Engines	Various	ELF Engines
1987	N/A	2 CFM56-3-B2 Engines	Various	America West
1976	N506MC	B747-2D3BF	21252	Atlas Air
1979	N13983	A300	092	N/A

SCHEDULE 3.06 Original Aircraft
Tail No.	Aircraft Type	Airframe Serial Number	Engine Model No.	Engine Serial Number
N31030	L1011-100	1111	RB211-22B	10431 10075 10480
N81026	L1011-100	1104	RB211-22B	10085 10139 10487
N81025	L1011-100	1098	RB211-22B	10432 10434 10202
N81028	L1011-100	1108	RB211-22B	10086 10491 10340
N511P	B747-212B	21162	JT9D-7J	685725 689573 689569 689452
Additional Aircraft
Tail No.	Aircraft Type	Airframe Serial Number	Engine Model No.	Engine Serial Number
N81027	L1011-50	1107	RB211-22B	10107 10161 10339
SE-DPP	L1011-50	1072	RB211-22B	10484 10094 10112
SE-DPX	L1011-50	1091	RB211-22B	10068 10433 10196
N76073	DC10-30	46940	CF6-50C2	517474 455938 517523
N14063	DC10-30	47864	CF6-50C2	455953 455855 517670
N68065	DC10-30	46590	CF6-50C2	517626 517820 517833
N19072	DC10-30	46576	CF6-50C2	455431 517122 517398
N164UA	B747-238B	21657	JT9D-7J	P689504 P689617 P689609 P689528
N165UA	B747-238B	21658	JT9D-7J	P689616 P689619 P689610 P689608
N83870	MD-82	48056	JT8D-217	P708411D P708412D
N78019	B747-238B	20527	JT9D-7A	662347 662358 662892 662367 662202 662382
N490US	F-28-4000	1152	555-15	9605 9613 9621
N493US	F-28-4000	11161	555-15	9604 9679
TF-ABZ	B747-212B	21316	JT9D-7J	662995 662440 662748 685708

Schedule 3.09
Continental Airlines, Inc., DC10-30, N76073, S/N 46940:

          Lease Agreement [073] dated as of March 30, 1993, between PCI and Continental Airlines, as amended by that Lease Amendment No. 1, dated as of June 30, 1995, and by that Transaction Agreement dated as of June 30, 1995, and as supplemented by that Lease Supplement No. 1 dated as of March 30, 1993;

          Participation Agreement dated as of March 30, 1993, between PCI and Continental Airlines, as amended by that Aircraft Purchase Agreement and Participation Agreement Amendment No. 1 dated as of June 30, 1995.

Continental Airlines, Inc., DC10-30. N14063, S/N 47864:

          Aircraft Purchase Agreement dated as of February 15, 1990, between Continental Airlines and PCI, as amended by that Aircraft Purchase Agreement and Participation Agreement Amendment No. 1 dated as of June 30, 1995;

          Lease Agreement dated as of February 15, 1990, between PCI and Continental Airlines, as amended by that Lease Amendment No. 1 dated as of June 30, 1995, and by that Transaction Agreement dated as of June 30, 1995, and as supplemented by that Lease Supplement No. 1, dated as of February 28, 1990;

Tax Indemnity Agreement dated as of .February 15, 1990, between Continental Airlines and PCI.
Continental Airlines Inc., D.C. 10-30, N19072, S/N 46576;

          Aircraft Purchase Agreement dated as of February 15, 1990, between Continental Airlines and PCI, as amended by that Aircraft Purchase Agreement Participation Agreement Amendment No. 1 dated as of June 30, 1995;

          Lease Agreement dated as of February 15, 1990, between PCI and Continental Airlines, as supplemented by that Lease Supplement No. 1, dated as of February 28, 1990, and as amended by that Lease Amendment No. 1 dated as of June 30, 1995, and by that Transaction Agreement dated as of June 30, 1995;

Tax Indemnity Agreement dated as of February 15, 1990, between Continental Airlines and PCI.
Continental Airlines, Inc., DC10-30, N68065, S/N 46590:

          Lease Agreement dated as of May 15, 1987, between PCI and Continental Airlines, Inc., as amended by that First Amendment to Lease Agreement dated as of January 15, 1989, and by that Lease Amendment No. 2, dated as of June 30, 1995, and by that Transaction Agreement dated as of June 30, 1995, and as supplemented by that Lease Supplement No. 1 dated as of May 22, 1987;

Tax Indemnity Agreement dated as of May 15, 1987, between Continental Airlines and PCI.
Continental Airlines, Inc., MD-82, N83870, S/N 48056:

          Trust Agreement dated as of August 15, 1988, between Pegasus Capital Corporation and the First Security Bank of Utah, National Association, as amended by that certain Trust Agreement Amendment No. 1 dated as of July 28, 1989;

Aircraft Purchase Agreement dated as of August 15, 1988, among New York Airlines, Inc., the Trustee, Pegasus Capital Corporation, and Continental Airlines;

          Lease Agreement dated as of August 15, 1988, between the Trustee and Continental Airlines, as amended by that certain Amendment No. 1 to Lease Agreement dated as of July 28, 1989, and as supplemented by that Lease Supplement No. 1 dated as of September 21, 1988;

Assignment and Purchase Agreement dated as of July 14, 1989, between Pegasus Capital Corporation and PCI;
Assignment of Beneficial Interest dated as of July 28, 1989, between Pegasus Capital Corporation and PCI;
Tax Indemnity Agreement dated as of July 28, 1989, between Continental Airlines and PCI.
Continental Micronesia, Inc., B747-238B, N78019, S/N 20527:

          Trust Agreement dated as of March 26, 1990, between PCI and Trustee, as supplemented by that Trust Agreement Supplement No. 1 dated as of June 1, 1990, as supplemented by that Trust Agreement Supplement No. 2, dated as of July 30, 1990, as supplemented by that Trust Agreement Supplement No. 3 dated August 30, 1990;

Agreement to Lease dated as of March' 26, 1990, between PCI, the Trustee and Continental Airlines, Inc.;

          Lease Agreement dated March 26, 1990, between the Trustee and Continental Airlines, as amended by that Lease Amendment No. 1 dated as of June 30, 1995 and-by that Amendment No. 1 to Lease dated as of November 1, 1990, and as supplemented by that Lease Supplement No. 1 dated as of June 1, 1990, by that Lease Supplement No. 2 dated as of July 30, 1990, and by that lease Supplement No. 3 dated as of. August 30, 1990;

Tax Indemnity Agreement dated as of March 26, 1990, between Continental Airlines and PCI.;
Aircraft Lease Assignment and Assumption Agreement dated as of April 27, 1993, between Continental Airlines and Continental Micronesia, Inc.;
Sublease Agreement dated as of April 27, 1993, between Continental Micronesia and Continental Airlines.
Trans World Airlines, Inc., L1011-50, N810270 S/N 1107:

          Aircraft Lease Agreement (N81027) dated as of February 1, 1995, between PCI and Trans World Airlines, as supplemented by that Lease Supplement No. 1, dated as of February 6, 1995, and as amended by that Amendment No. 1 to Aircraft Lease Agreement dated as of October 19, 1995.

Internationale Nederlanden Aviation Lease B.V. ("ING"). L1011-50, SE-DPX, S/N 1091:
Aircraft Lease Agreement 1091 dated as of April 27, 1994, between PCI and ING, as supplemented by that Lease Supplement No. 1 dated as of April 28, 1994.
Internationale Nederlanden Aviation Lease B.V. ("ING"), L1Q11-50, SE-DPP, S/N 1072:
Aircraft Lease Agreement 1072 dated as of June 9, 1994, between PCI and ING, as, supplemented by that Lease Supplement No. 1 dated as of June 9, 1994.
United Air Lines, Inc., B747-238B, N164UA. S/N 21657:

          Trust Agreement dated as of June 28, 1991, between PCI and First Security Bank of Utah, National Association, as amended by that Trust Agreement Amendment No. 1 dated as of December 16, 1991, and as supplemented by that Supplement No. 1 to Trust Agreement dated as of July 1, 1991, by that Supplement No. 2 to Trust Agreement dated as of July 1, 1991, and by that Supplement No. 3 to Trust Agreement dated as of July 23, 1991;

Participation Agreement dated as of December 1, 1990, between United Air Lines, Inc. and PCI;

          Tax Indemnity Agreement dated as of July 23, 1991, between United Air Lines and Barclays Leasing, Inc., as supplemented by that UAL Agreement dated as of July 1, 1991 among United Air Lines, Barclays, PCI and the Trustee, and as assigned to PCI by that Assignment and Assumption Agreement Potomac [N164UA] between PCI and Barclays dated as of December 31, 1991;

First Amended and Restated Lease Agreement dated as of December 1, 1991, between the Trustee and United Air Lines;

          Credit Agreement dated as of December 16, 1991, among the Trustee, PCI, The Bank of New York, as Agent, and The Bank of New York and Swiss Bank Corporation, New York Branch, as Lenders, as amended by that Amendment No. 1 to Credit Agreement dated as of March 17, 1992;

          Security Agreement dated as of December 16, 1991, between The Bank of New York, as Agent, and the Trustee, as amended by that Amendment NO. i to Security Agreement dated as of March 17, 1992, and as supplemented by that Security Agreement Supplement No. 1 dated as of December 31, 1991 and Security Agreement Supplement No. 2 dated as of July 23, 1991;

SBC Assignment and Assumption Agreement dated as of March 17, 1992, between Swiss Bank Corporation, New York Branch, and The Bank of New York;
NCC Assignment and Assumption Agreement dated as of April 21, 1992, between The Bank of New York and National Canada Corporation;
UBK Assignment and Assumption Agreement dated as of April 21, 1992, between The Bank of New York and The United Bank of Kuwait PLC.
United Air Lines, Inc., B747-238B, N165UA, S/N'21658:
Participation Agreement dated as of December 1, 1990, between United Air Lines, Inc. and PCI;

          Trust Agreement dated as of July 26, 1991, between PCI and the First Security Bank of Utah, National Association, as mended by that Trust Agreement Amendment No. 1 dated-as of July 26, 1991, and by that Trust Agreement Amendment No. 2 dated as of July 15, 1992, and as supplemented by that Supplement No. 1 to Trust Agreement dated as of July 26, 1991, by that Supplement No. 2 to Trust Agreement dated as of July 26, 1991, by that Supplement No. 3 to Trust Agreement dated as of August 16, 1991, and by that Supplement No. 4 to Trust Agreement dated as of August 19, 1991;

Lease Agreement dated as of August 19, 1991, between Trustee, as Lessor, and United Air Lines, as Lessee, as supplemented by the Lease Supplement No. 1, dated as of August 19, 1991;

          Tax Indemnity Agreement dated as of August 19, 1991, between United Air Lines and Barclays Leasing, Inc., as supplemented by that UAL Agreement dated as of July 1, 1991 among United Air Lines, Barclays, PCI and the Trustee, and as assigned to PCI by that Assignment and Assumption Agreement Potomac [N165UA] between PCI and Barclays dated as of December 31, 1991;

Credit Agreement dated as of July 15, 1992, among the Trustee, PCI, The Nippon Credit Bank, Ltd., Los Angeles Agency, as Agent, and The Nippon Credit Bank and Den Norske Bank, as Lenders;

          Amended and Restated Security Agreement dated as of July 15, 1992, between The Nippon Credit Bank as Agent, and the Trustee, as supplemented by that certain Security Agreement Supplement. No. 1 dated as of July 15, 1992.

USAir, Inc., F28-400Q, N490US, S/N 11152:
Trust Agreement dated as of March 1, 1984 between Suburban Bank and First Security Bank of Utah, National Association;
Participation Agreement dated as of March 1, 1984 among Trustee, Suburban Bank, C.I.T. Corporation and Empire Airlines, Inc.;'
Release dated as of December 31, 1987 by C.I.T./Equipment Financing, Inc.;
Aircraft Lease dated as of March 1, 1984 between Trustee and Empire Airlines, Inc., as supplemented by that Lease Supplement No. 1 dated as of March 1, 1984;\
Purchase Agreement dated as of December 30, 1987 between Sovran Bank/Maryland, as successor in interest to Suburban Bank, and PCI.
USAir, Inc., F28-4000, N493US, S/N .11161:
Trust Agreement dated as of April 1, 1984 between Suburban Bank and First Security Bank of Utah, National Association;
Participation Agreement dated as of April 1, 1984 among Trustee, Suburban Bank, C.I.T. Corporation and Empire Airlines, Inc.;
Release dated as of December 31, 1987 by C.I.T. Group/Equipment Financing, Inc.;

          Aircraft Lease dated as of April 1, 1984 between Trustee and Empire Airlines, Inc., as supplemented by that Lease Supplement No. 1 dated as of April 1, 1984 and that Lease Supplement No. 2 dated as of April 27, 1995;

Purchase Agreement dated as of December 30, 1987 between Sovran Bank/Maryland, as successor in interest to Suburban Bank, and PCI.
STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 01/10/1994 940105092-2115369
Exhibit 3.11(b)

RESTATED CERTIFICATES OF INCORPORATION
OF
AIRCRAFT INTERNATIONAL MANAGEMENT COMPANY
Aircraft International Management Company, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

          1.     The name of the corporation is Aircraft International Management Company. Aircraft International Management Company was originally incorporated under the same name, and the original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on January 20, 1987.

          2.     Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation restates and amends the provisions of the Certificate of Incorporation of this corporation.

3. The text of the Certificate of Incorporation is hereby restated and amended to read in its entirety as follows:
1. The name of the corporation is:
Aircraft International Management Company

                    2.     The address of its registered office in the state of Delaware is 1105 N. Market Street, Suite 1300, P.O. Box 8985, New Castle County, Wilmington, Delaware 19899. The name of its registered agent at such address is Delaware Corporate Management, Inc.

3. The nature of the business or purposes of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation raw of Delaware.

                    4.     The total number of shares of stock which the corporation shall have authority to issue is ten thousand (10,000) all of which shall be shares of common stock each with a par value of One Dollar ($1) per share.

5. The corporation is to have perpetual existence.
6. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:
To make, alter or repeal the By-Laws of the corporation.
7. Elections of directors need not be by written ballot unless the By-Laws of the corporation shall so provide.

          Meetings of the stockholders may be held within or without the state of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject' to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

                    8.     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders heroin are granted subject to this reservation.

9. No director shall be personally liable to the corporation or the stockholders for monetary damages for breach of fiduciary duty as a director except
(i) for any breach of his duty of loyalty to the corporation or the stockholders;
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(iii} for the unlawful payment of dividends or unlawful stock repurchases (as to which a negligence standard will apply); or
(iv) for any transaction from which the director derived an improper personal benefit.
IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been signed under the seal of the corporation this 6th day of December, 1993.
ATTEST: /s/ WM. SHAPIRO Secretary	AIRCRAFT INTERNATIONAL MANAGEMENT COMPANY By: /s/ PAUL F. NAUGHTON President
EXHIBIT 3.12(d)(I) PCI Trial Balance As of 11/01/95
				CURRENT PERIOD
ACCOUNT	SUB	DESCRIPTION	BEGINNING BALANCE	DEBIT	CREDIT	ENDING BALANCE
113000	08	Federal Income Tax Receivable	-624.00	624.00	0.00	0.00
114002	08	Accounts Receivable - PCI	2,062,174.51	0.00	2,062,174.51	0.00
183000	08	Deferred Federal Inc. Tax Rec.	89,100.00	0.00	89,100.00	0.00
191004	08	ST Notes Receivable from PCI	4,947.00	0.00	4,947.00	0.00
193000	08	Investment in Preferred Stocks	0.00	212,307,137.00	0.00	212,307,137.00
**Total Assets			2,155,597.51	212,307,761.00	2,156.221.51	212,307,137.00
201002	08	Accounts Payable - PCI	311,307.27	311,307.27	0.00	0.00
254000	08	Deferred FIT Payable - Other	-2,491.00	0.00	2,491.00	0.00
254006	08	DEFERRED F.I.T. - AMT	-162.00	0.00	162.00	0.00
271000	08	Common Stock	10,000.00	0.00	0.00	10,000.00
272000	08	Additional Paid-in Capital	190,000.00	0.00	210,460,193.76	210,650,193.76
274000	08	Retained Earnings	1,647,648.39	0.00	0.00	1,647,648.39
275000	08	YTD Net Income	-705.15	0.00	0.00	-705.15
**Total Liabilities			2,155,597.51	311,301.27	210,462,846.76	212,307,137.00
641000	08	Franchise Tax	130.15	0.00	0.00	130.00
651000	08	Misc. Expense	784.00	0.00	0.00	784.00
999200	08	FIT - Current - Other	-209.00	0.00	0.00	-209.00
** Total Income and Expense			-705.15	0.00	0.00	-705.15

Exhibit 3.12(d)(ii) Aircraft International Management Corporation (AIMC) Preferred Stock Portfolio
Company	Number of Shares	Par Value Per Share	Face Amount	Market Value
Puget Sound	160,000	100	16,000,000	16,800,000
Duke Power	20,000	100	2,000,000	2,125,000
Duke Power	30,000	100	3,000,000	3,217,500
Duke Power	47,000	100	4.700,000	4,888,000
Duke Power	118,350	100	11,835,000	12,781,800
Louisville Gas & Electric	43,100	100	4,310,000	4,396,200
Public Service Gas & Electric	77,500	100	7,750,000	7,711,250
Consolidated Edison	62,500	100	6,250,000	6,500,000
Consolidated Edison	89,000	100	8,900,000	9,256,000
Florida Power & Light	29,080	100	2,908,000	2,973,430
Ford Holdings Inc. Series B	252	100,000	25,200,000	24,822,000
Ford Holdings Series G	228	100,000	22,800,000	22,971,000
Ford Series N	30	100,000	3,000,000	3,120,000
Interstate Power	103,000	50	5,150,000	5,072,750
Southern Cal Edison	49,450	100	4,945,000	5,142,800
Southern Cal Edison	22,000	100	2,200,200	2.354,000
Pacific Gas & Electric	585,900	25	14,647,500	14,793,975
Pacific Gas & Electric	142,000	25	3,550,000	3,621,000
Virginia Electric Power	130,000	100	13,000,000	13,650,000
Appalachian Power	91,400	100	9,140,000	9,083,332
Appalachian Power	100,000	100	10,000,000	10,650,000
New York State Electric & Gas	280,000	25	7,000,000	7,350,000
New York State Electric & Gas	67,100	100	6,710,000	6,777.100
Ohio Power Company	122,500	100	12,250,000	12,250,000
TOTAL				212,307,137

EXHIBIT C

FORM OF CONTRIBUTION AGREEMENT
dated as of
November 13, 1995
between
RAMP INVESTMENTS, L.L.C.
Contributor
and
PCI AIR MANAGEMENT PARTNERS, L.L.C.
Contributee ____________________________________________________________________________
CONTRIBUTION AGREEMENT

          THIS CONTRIBUTION AGREEMENT (this "Agreement") dated as of November 13, 1995, between RAMP Investments, L.L.C., a limited liability Company organized under the laws of the State of Delaware (the "Contributor"), and PCI Air Management Partners, L.L.C., a limited liability company organized under the laws of the State of Delaware (the "Contributee").

RECITALS

          The Contributor wishes' to contribute to the Contributee effective as of November 13, 1995 (the "Original Contribution Date") the Original Assets (as defined in Section 1.01(a) below), and the Contributee has agreed to accept such contribution, subject to the terms and conditions of this Agreement. On or before the 90th day after the Original Contribution Date, the Contributor wishes to contribute to the Contributee effective as of a date agreed on from time to time by the parties (the "Additional Contribution Date" and together with the Original Contribution Date, a "Contribution Date") all or a portion of the Additional Assets (as defined in Section 1.01(b) below), subject to the terms and conditions of this Agreement.

In consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, the Contributor and the Contributee hereby agree as follows:
ARTICLE 1. CONTRIBUTION OF ASSETS
1.01 Contribution of Assets

                    (a)   Subject to the terms and conditions of this Agreement, on the Original Contribution Date the Contributor shall assign and deliver to the-Contributee all of its right, title and interest in and to the following:

(i) all of the outstanding shares (the "AIMC Shares") of common stock of Aircraft International Management Corporation, a Delaware corporation ("AIMC");
(ii) the Trust Agreements described in Schedule 1.01(a) attached hereto (the "Original Trust Agreements");
(iii) each of the trusts created under the Original Trust Agreements and each Trust Estate (as defined in each of the Original Trust Agreements); and

       (iv)   any existing deposits, reserve accounts, or receivables held under or pursuant to any of the foregoing (all such right, title and interest in the agreements and property referred to in clauses (i) through (iv) collectively, the "Original Assets").

                    (b)   Subject to the terms and conditions of this Agreement, on the Additional Contribution Date, the Contributor shall assign and deliver to the Contributee all of its right, title and interest in and to all or a portion (provided such portion consists of all of the following assets related to any Trust Estate included in such portion) of the following:

(i) the Trust Agreements described in Schedule 1.01(b) attached hereto (the "Additional Trust Agreements" and together with the Original Trust Agreements, the "Trust Agreements");
(ii) each of the trust-s created under the Additional Trust Agreements and each Trust Estate (as defined in each of the Additional Trust Agreements); and

       (iii) any existing deposits, reserve accounts, receivables held under or pursuant to any of the foregoing (all such right, title and interest in the agreements and property referred to in clauses (i) through (iii) collectively, the "Additional Assets" and together with the Original Assets, the "Assets").

          No contributions of Additional Assets shall occur pursuant hereto after the 90th day after the date hereof. All rents and other amounts payable to lessor under the three aircraft leases subject to the Additional Trust Agreements in items 6, 9 and 10 of Part II of Schedule 1.01(c) hereof shall accrue to Contributee from and after November 30, 1995, regardless of when the Additional Contribution Date for such Additional Trust Agreements occurs and, to the extent of any payment thereof to Contributor on or prior to the Additional Contribution Date, Contributor shall contribute such amount to Contributee on the Additional Contribution Date for such Additional Assets.

                    (c)   The assignment of the Assets pursuant to Section 1.01(a) and (b) shall be evidenced by the Assignment and Assumption Agreements described in Schedule 1.01(c) attached hereto (collectively, the "Assignment Agreements") which shall be effective as of the Original Contribution Date or any Additional Contribution-Date, as the case may be, and delivered by the Contributor on the Original Contribution Date or any Additional Contribution Date, as the case may be.

                    (d)   In the event the Contributor is unable to obtain all relevant consents to the transfer contemplated by any of the Assignment Agreements-listed in Part II of Schedule 1.01(c), the Contributor, with the prior written consent of each of the parties specified in Section 5.01 hereof, may substitute for any of the Aircraft listed in Schedule 1.01(d) hereto any other Trust Agreement (and all related property rights, instruments and agreements) relating to an aircraft of comparable value as the Aircraft being substituted.

ARTICLE 2. EVENTS OCCURRING ON THE CONTRIBUTION DATE

           2.01   Deliveries by Contributor. In addition to the Assets to be contributed to the Contributee on a Contribution Date, the Contributor shall deliver the following to the Contributee on the Contribution Date, each in form and substance satisfactory to the Contributee and, unless otherwise agreed in writing by the Contributee, dated the Contribution Date:

      (i)   A copy of the resolutions of the Contributor's members, certified by the executive manager of the Contributor, authorizing or ratifying its execution, delivery and performance of this Agreement, each, Assignment Agreement and the other documents to be delivered hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby;

      (ii)  A certificate of all members of the Contributor certifying (a) the names and true signatures of the executive manager of the Contributor authorized to sign this Agreement, each Assignment Agreement and the other 'documents to be delivered hereunder and thereunder and (b) that attached thereto are true and correct copies of the Contributor's articles of organization and operating agreement, in each case as in effect on the Contribution Date;

(iii) Favorable opinions of counsel for the Contributor; and

      (iv) Such other approvals, opinions and documents as the Contributee may reasonably request as to the legality, validity, binding effect or enforceability of this Agreement or any Assignment Agreement.

ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF CONTRIBUTOR
Contributor hereby represents and warrants as of each Contribution Date that:

                    3.01     Title to Assets. The Contributor has good and marketable title to all of the Assets transferred on such Contribution Date free and clear of all obligations, liens, pledges, claims, rights of first refusal, options, charges, security interests, mortgages or other encumbrances of any nature whatsoever (collectively, the "Asset Encumbrances"), other than any Asset Encumbrance arising solely in favor of the Contributee from the transactions contemplated hereby and by the Assignment Agreements.

                    3.02     Organization. The Contributor is a limited liability company validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties and assets now owned or leased by it or the nature of the business transacted by it requires it to be so qualified, except where the failure to be so qualified, individually or in the aggregate, would not have a material adverse effect upon the business or financial condition of the Contributor or upon the transactions contemplated by this Agreement.

                    3.03     Authority. The Contributor has the power and authority to carry on its business as now conducted, to own or hold under lease its properties, and to execute and deliver this Agreement and each Assignment Agreement and to perform its obligations hereunder and thereunder. The execution, delivery and performance by the Contributor of this Agreement and each Assignment Agreement have been duly authorized by all necessary action; and each of this Agreement and each Assignment Agreement has been duly executed and delivered by the Contributor and is the legal, valid and binding obligation of the Contributor enforceable against-the Contributor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, receivership, conservatorship, reorganization, liquidation, moratorium or similar events affecting the Contributor or its assets, or by general principles of equity.

3.04 No Consents; No Violations.

                    (a)        No authorization, approval or other action by, and no notice to or filing with, any governmental, regulatory or legal authority or any other person is required for the due execution, delivery and performance by the Contributor of this Agreement or any Assignment Agreement or the consummation of the transactions contemplated hereby or thereby.

                    (b)        The execution, delivery and performance of this Agreement and any Assignment Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not result in any contravention of (i) the articles of organization or operating agreement of the Contributor or the articles of incorporation or by-laws of AIMC, (ii) any applicable law, rule or regulation of any federal, state or local governmental or regulatory authority, (iii) any order, writ, injunction, judgment, decree or award of any court, arbitrator, or governmental or regulatory authority to which the Contributor or AIMC or any of their properties are subject, (iv) any mortgage, contract, agreement, deed of trust, license, lease or other instrument, arrangement, commitment, obligation, understanding or restriction of any kind to which the Contributor or AIMC is a party or by which any of their properties are bound, or (v)'the Operative Documents (as defined in Section 3.06(a) below).

                    3.05     Litigation. Other than as disclosed in writing to the parties hereto by the Contributor, there is no pending or known threatened action or proceeding before any court, governmental agency or arbitrator by or against, or involving the Contributor or .any of its Affiliates, any of its property or any of its members, managers or employees which questions or challenges the validity or enforceability of this Agreement or any Assignment Agreement, or any action taken or to be taken by the Contributor pursuant to this Agreement or any Assignment Agreement or in connection with the transactions contemplated hereby or thereby.

3.06 Representations Regarding Documents.

                    (a)        This Agreement, the Trust Agreements, the Assignment Agreements and the Assigned Documents (as defined in the related Assignment Agreement) (collectively, the "Operative Documents") constitute all of the material agreements to which the Contributor, the applicable Trustee (as defined in the applicable Trust Agreement) and/or the applicable Lessee (as defined in. the applicable Lease), if any, is a party relating to each of the Aircraft (as listed on Schedule 3.06 hereto) that remain in full force and effect as of the Contribution Date. Each such Operative Document is in full force and effect and has not been modified or amended.

                    (b)        Each Trust Estate is free and clear of any Asset 'Encumbrance created or incurred, directly or indirectly, by the Contributor, and, to the knowledge of the Contributor, each Trust Estate is free and clear of any Asset Encumbrance.

                    (c)        Each Trustee has good and marketable title to the applicable Aircraft in each case, free and clear of any Asset Encumbrance other than the Master Leasing Agreement dated as of November 13, 1995, by and among the applicable Trustee and the Contribute, any applicable sublease specified in an Assignment Document, and in the case of Aircraft bearing FAA Registration Nos. N164UA and N165UA, the lien of the related Security Agreement (as defined in the applicable sublease).

                    (d)       There is no obligation or covenant to be performed by the Contributor under any Trust Agreement or any other Operative Document and no obligation or covenant of the Contributor, which has accrued, on or prior to the date hereof which has not been fully performed, and Contributor shall indemnify and hold harmless the Contribute from and against any claim, loss, liability or expense incurred by Contribute attributable to any such obligation or covenant which has not been so performed or which has so occurred.

                    (e)        There are no defaults and no events which, with the giving of notice or lapse of time or both, would constitute a default by the Contributor under any Trust Agreement or any other Operative Document and to the knowledge of the Contributor, there are no material defaults and no events which, with the giving of notice or lapse of time or both, would constitute a default by any Trustee under any Trust Agreement or any other Operative Document to which any Trustee is a party.

                    (f)        All rent due and owing as of any Additional 'Contribution Date under any lease of any Aircraft included in the Trust Estate for any Trust Agreement contributed to Contribute on any Additional Contribution Date for any period subsequent to the date for payment under such lease has not, and will not have, been collected for more than one (1) month in advance and payment thereof has not, and on such Additional Contribution Date will not 'have, been anticipated, waived, released, discounted, set off or otherwise discharged or compromised; no supplemental rent has, or on such Additional Contribution Date will have, been paid or is or on such Additional Contribution Date will be due and owing under any such lease; and as of November 30, 1995, the aggregate amount of basic rent scheduled to be due and owing under the three aircraft lease agreements directly or indirectly included in the Additional Assets as items 6, 9 and 10 on Part II of Schedule 1.01(c) attached hereto (which three lease agreements are not covered by a master lease) is $384,389.00.

3.07 Solvency of Contributor. The Contributor was solvent immediately prior to the execution of this Agreement and will not, as a result of the transactions contemplated hereby, be rendered insolvent.

                    3.08     Obligations of the Contributor. Other than as specifically set forth in the Trust Agreements and the other. Operative Documents, the Contributor has no obligations, duties or liabilities under or with respect thereto.

                    3.09     No Waiver. Except for consents to which the Contribute is a party and those listed on Schedule 3.09, the Contributor has not entered into or given any written waivers, consents, supplements, or modifications of the Trust Agreements or any other Operative Document and has not entered into or given any waivers or consents with respect to any of the Aircraft.

                    3.10     No Event of Loss. To the knowledge of the Contributor, neither an "Event of Loss" (as such term is defined in the applicable sublease) nor any event which with the passage of time would constitute such an Event of Loss has occurred with respect to the Aircraft covered by such sublease.

                    3.11     No Broker. Except for fees payable to Bankers Trust Company, the Contributor is not obligated to pay, and has not retained any broker or finder or other person who is entitled to, any broker's or finder's fee or other commission based upon the consummation of the transactions contemplated by this Agreement, any other Operative Agreement or any other agreement contemplated thereby.

3.12 AIMC Shares.

                    (a)       The authorized capital stock of AIMC consists of 10,000 shares of common stock (the "AIMC Common Stock"), par value $1.00 per share, of which 5,000 shares are issued and outstanding, all of which are AIMC Shares and are owned of record and beneficially by Contributor. The AIMC Shares have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive rights. There is no security, option, warrant, right, call, subscription, agreement, commitment or understanding of any nature whatsoever, fixed or contingent, that directly or indirectly (i) calls for the issuance, sale, pledge or other disposition of any shares of AIMC Common Stock or of any other capital stock of AIMC or any securities convertible into, or other rights to acquire, any such shares of AIMC Common Stock or other capital stock of AIMC or (ii) relates to the voting or control of such AIMC Common Stock, capital stock, securities or rights. No person has any right to require AIMC to register any of its securities under the Securities Act of 1933, as amended (the "Securities Act").

                    (b)       AIMC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as presently conducted. AIMC is duly qualified as a foreign corporation, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease requires it to be so qualified. Attached hereto as Exhibit 3.11(b) is a complete and correct copy of AIMC's certificate of incorporation, as amended to date, certified by the Secretary of the State of Delaware, and AIMC's bylaws, as currently in effect.

(c) The transfer of the AIMC Shares to Contribute pursuant to this Agreement will vest in Contribute legal and valid title to the AIMC Shares, free and clear of all Asset Encumbrances.

                    (d)        Attached as Exhibit 3.12(d)(i) is a copy of the unaudited balance sheet and income statement of AIMC as of October 31, 1995, which fairly presents the financial position and accurately reflects the assets and liabilities of AIMC as of such date. AIMC has no subsidiaries. AIMC has valid legal and beneficial title to all of the shares of preferred stock set forth on Exhibit 3.12(d)(ii) attached hereto free and clear of all Asset Encumbrances. As of the date hereof, AIMC has net worth of at least $212,000,000.

                    (e)        AIMC has no debts, obligations or liabilities of any kind or nature, either direct or indirect, absolute or contingent, matured or unmatured, known or unknown, including, without limitation, liabilities or obligations with respect to any federal, state, local and foreign income, franchise, excise, sales or use taxes.

                    (f)        AIMC has complied in all material respects with all laws, statutes, rules, regulations, judgments, decrees and orders applicable to its business or operations including, without limitation, any of the above which relate to the environment.

ARTICLE 4. SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION
4.01 Survival. The representations and warranties of the Contributor contained in Article 3 hereof shall survive the Contribution Date and the delivery and acceptance of the Assignment Agreements.

                    4.02     Transfer Taxes. The Contributor shall pay, or cause to be paid, all sales taxes, use taxes, transfer taxes, and recording fees (and any interest and penalties related thereto ("Taxes")), imposed on or applicable to the transfers of the Assets by Contributor to Contribute, except for Taxes solely attributable to the actions or inactions of Contribute.

                    4.03     Indemnification. Contributor shall indemnify and hold harmless the Contribute from and against any and all claims, losses, liabilities and damages, including, without limitation, amounts paid in settlement, reasonable costs of investigation and reasonable fees and disbursements of counsel, arising out of or resulting from the inaccuracy of any representation or warranty, or the breach of any covenant or agreement, contained herein or in any of the Assignment Agreements or in any instrument or certificate delivered pursuant hereto.

ARTICLE 5. MISCELLANEOUS PROVISIONS

                    5.01     Amendment and Modification. This Agreement may be amended, modified or supplemented only by written agreement of the parties hereto and with the prior written consent of AM-BT Nevada, Inc. ("BT").

                    5.02     Waiver of Compliance; Consents. Any failure of a party to comply with any obligation, covenant, agreement or condition herein may be waived by the other party; provided, however, that any such waiver may be made only by a written instrument signed by the party granting such waiver and consented to in writing by BT, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 5.02, with appropriate notice in accordance with Section 5.08 of this Agreement.

                    5.03     Assignment. This Agreement and all of the provisions hereof shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of BT, the parties hereto, their respective successors and permitted assigns. Any party may assign any of its rights hereunder, but no such assignment shall relieve it of its primary liability for its obligations hereunder. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any person other than BT, the parties hereto, any successors and permitted assigns any rights, remedy or claim under or by reason of this Agreement or any provision herein contained.

                    5.04     Expenses. In the event that the transactions contemplated by this Agreement are consummated, all fees and expenses (including all fees of counsel and accountants) incurred by any party in connection with the negotiation and execution of this Agreement and any Assignment Agreement shall be borne by the Contributor and BT. Any such fees and expenses not so authorized to be paid by the Contributor and BT shall be borne by the party who incurred them.

                    5.05     Further Assurances. From time to time, at the request of the Contributor or BT and without further consideration, each party, at its own expense, will execute and deliver such other documents, and take such other action, as the Contributor or the Contribute may reasonably request in order to consummate more effectively the transactions contemplated hereby and to vest in Contribute and its successors-and assigns good and marketable title to the Assets.

                    5.06     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without regard to its conflicts of law doctrines). The Contributor and the Contribute each (i) irrevocably submits to the jurisdiction of any New York State court or federal court sitting in New York City in any action arising out of this Agreement or any Assignment Agreement or any instrument or document delivered hereunder or thereunder, (ii) agrees that all claims in such action may be decided in such court, (iii) waives, to the fullest extent it may effectively do so, the defense of inconvenient forum, and (iv) consents to the service of process by mail. A final judgment in any such action shall be conclusive and may be enforced in other jurisdictions. Nothing herein shall affect the right of any party to serve legal process in any manner permitted by law or affect its right to bring any action in any other court.

                    5.07     Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and shall become a binding Agreement when one or more of the counterparts have been signed by each of the parties and delivered to the other party.

                    5.08     Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed by registered or certified mall (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Contributor: 1575 Delucchi Lane Suite 115 Reno, Nevada 89502 Attention: Contracts Administrator
with a copy to: Sierra Corporate Services 241 Ridge Street Reno, Nevada Attention: Contracts Administrator
If to the Contributee: 1575 Delucchi Lane Suite 115 Reno, Nevada 89502 Attention: Contracts Administrator
with a copy to: Sierra Corporate Services 241 Ridge Street Reno, Nevada Attention: Contracts Administrator
and a copy to: AM-BT Nevada, Inc. c/o Lionel Sawyer & Collins 1700 Bank of America Plaza 300 South Fourth Street Las Vegas, Nevada 89101
5.09 Headings. The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                    5.10     Entire Agreement. 'This Agreement, including the exhibits, schedules, other documents and instruments referred to herein, together with the Assignment Agreements, embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                    5.11     Severability. If any one or more provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision-had never been contained herein.

5.12 Schedules. All Schedules attached hereto are hereby incorporated herein and made a part hereof as if. set forth in full herein.
IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.
RAMP INVESTMENTS, L.L.C. By: PCI AIR MANAGEMENT CORPORATION, as Manager By: ______________________________ Title: _____________________________
PCI Air Management Partners, L.L.C. By: PCI AIR MANAGEMENT CORPORATION, as Manager By: ______________________________ Title: _____________________________
SCHEDULE 1.01(a)

          1.     Trust Agreement (N31030) dated as of November 7, 1995 between Potomac Capital Investment Corporation ("PCIC"), as Owner Participant, and Wilmington Trust Company, a Delaware banking corporation ("WTC"), as Owner Trustee, as supplemented by the Supplement to Trust Agreement No. 1 (N31030), dated as of November 13, 1995, between WTC and PCIC.

          2.     Trust Agreement (N81026) dated as of November 7, 1995 between PCIC, as Owner Participant, and WTC, as Owner Trustee, as supplemented by the Supplement to Trust Agreement No. 1 (N81026), dated as of November 13,. 1995, between WTC and PCIC.

          3.     Trust Agreement (N81025) dated as of November 7, 1995 between PCIC, as Owner Participant, and WTC, as Owner Trustee, as supplemented by the Supplement to Trust Agreement No. 1 (N81025), dated as of November 13, 1995, between WTC and PCIC.

          4.     Trust Agreement (N81028) dated as of November 7, 1995 between PCIC, as Owner Participant, and WTC, as Owner Trustee, as supplemented by the Supplement to Trust Agreement No. 1 (N81028), dated as of November 13, 1995, between WTC 'and PCIC.

          5.     Trust Agreement (N511P) dated as of November 7, 1995 between PCIC, as Owner Participant, and WTC, as Owner Trustee, as supplemented by the Supplement to Trust Agreement No. 1 (N511P), dated as of November 13, 1995, between WTC and PCIC.

SCHEDULE 1.01(b)

          1.     Trust Agreement (N81027), dated as of November ___, 1995, between Wilmington Trust Company ("WTC"), as Owner Trustee, and Potomac Capital Investment Corporation ("PCIC"), as supplemented by the Supplement to Trust Agreement No. 1 (N81027), dated as of November ___, 1995, between WTC, as Owner Trustee, and PCIC.

          2.     Trust Agreement (SE-DPP), dated as of November ___, 1995, between WTC, as Owner Trustee, and PCIC, as supplemented by the Supplement to Trust Agreement No. 1 (SE-DPP), dated as of November ___, 1995, between WTC and PCIC.

          3.     Trust Agreement (SE-DPX), dated as of November ___, 1995, between WTC, as Owner Trustee, and PCIC, as supplemented by the Supplement to Trust Agreement No. 1 (SE-DPX), dated as of November ___, 1995, between WTC and PCIC.

          4.     Trust Agreement (N76073), dated as of November ___, 1995, between WTC, as Owner Trustee, and PCIC, as supplemented by the Supplement to Trust Agreement No. 1 (N76073), dated as of November ___, 1995, between WTC and PCIC.

          5.     Trust Agreement (N14063), dated as of November ___, 1995, between WTC, as Owner Trustee, and PCIC, as supplemented by the Supplement to Trust Agreement No. 1 (14063), dated as of November ___, 1995, between WTC and PCIC.

          6.     Trust Agreement (N68065), dated as of November _____, 1995, between WTC, as Owner Trustee, and PCIC, as supplemented by the Supplement to Trust Agreement No. 1 (N68065), dated as of November ____, 1995, between WTC, as Owner Trustee, and PCIC.

          7.     Trust Agreement (N19072), dated as of November 13, 1995, between WTC, as Owner Trustee, and PCIC, as supplemented by the Supplement to Trust Agreement No. 1 (N19072), dated as of November ____, 1995, between WTC, as Owner Trustee, and PCIC.

          8.     Trust Agreement (N164UA) dated as of June 28, 1991, between First Security Bank of Utah, N.A. ("First Security Bank"), as Owner Trustee, and PCIC, as amended by the Trust Amendment No. 1 dated as of December 16, 1991, as supplemented by the Supplement No. 1 to Trust Agreement dated as of July 1, 1991, as supplemented by the Supplement No. 2 to Trust Agreement dated as of July 1, 1991, and as supplemented by the Supplement No. 3 to Trust Agreement dated as of July 23, 1991.

          9.     Trust Agreement (N165UA) dated as of July 26, 1991, between 'First Security Bank, as Owner Trustee, and PCIC, as amended by the Trust Agreement Amendment No. I dated as of July 26, 1991, as amended by the Trust Agreement Amendment No. 2 dated as of July 15, 1992, as supplemented by the Supplement No. 1 to Trust Agreement dated as of July 26, 1991, as supplemented by the Supplement No. 2 to Trust Agreement dated as of July 26, 1991, as supplemented by the Trust Agreement No. 3 dated as of August 16, 1991, and as supplemented by the Supplement No. 4 to Trust Agreement dated as of August 16, 1991.

          10.   Trust Agreement (N83870) dated as of August 15, 1988, between First Security Bank, as Owner Trustee, and Pegasus Capital. Corporation, as amended by the Trust Agreement Amendment No. 1 dated as of July 23, 1989.

          11.   Trust Agreement (N78019) dated as of March 26, 1990, between WTC, as Owner Trustee, and PCIC, as supplemented by the Trust Agreement Supplement No. 1 dated as of June 1, 1990, as supplemented by the Trust Agreement Supplement No. 2 dated as of July 30, 1990, and as supplemented by the Trust Agreement Supplement No. 3 dated as of August 30, 1990.

12. Trust Agreement (N490US) dated as of March 1, 1984, between First Security Bank, as Owner Trustee, and Suburban Bank.
13. Trust Agreement (N493US) dated as of April 1, 1984, between First Security Bank, as Owner Trustee, and Suburban Bank.

          14.   Trust Agreement (TF-ABZ), dated as of November ___, 1995, between WTC, as Owner Trustee, and PCIC, as supplemented by the Supplement to Trust Agreement No. 1 (TF-ABZ), dated as, of November __, 1995, between WTC and PCIC.

SCHEDULE 1.01(c) Part I Original Aircraft Assignment and Assumption Agreements
1. Assignment and Assumption Agreement No. 3 (N31030), dated as-of November 13, 1995, RAMP Investments, L.L.C. ("AMP Investments") and PCI Air Management, L.L.C. ("PCI Air").
2. Assignment and Assumption Agreement No. 3 (N81026), dated as of November 13, 1995, AMP Investments and PCI Air.
3. Assignment and Assumption Agreement No. 3 (N81025), dated as of November 13, 1995, AMP Investments and PCI Air.
4. Assignment and Assumption Agreement No. 3 (N81028), dated as of November 13, 1995, AMP Investments and PCI Air.
5. Assignment and Assumption Agreement No. 3 (N511P), dated as of November 13, 1995, AMP Investments and PCI Air.
Part II Additional Aircraft Assignment and Assumption Agreements
1. Assignment and Assumption Agreement No. 4 (N81027), dated as of November __, 1995, between AMP Investments and PCI Air.
2. Assignment and Assumption Agreement No. 4 (SE-DPP), dated as of November __, 1995, between AMP Investments and PCI Air.
3. Assignment and Assumption Agreement No. 4 (SE-DPX), dated as of November __, 1995, between AMP Investments and PCI Air.
4. Assignment and Assumption Agreement No. 4 (N76073), dated as of November __, 1995, between AMP Investments and PCI Air.
5. Assignment and Assumption Agreement No. 4 (N14063), dated as of November __, 1995, between AMP Investments and PCI Air.
6. Assignment and Assumption Agreement No. 4 (N68065), dated as of November __, 1995, between AMP Investments and PCI Air.
7. Assignment and Assumption Agreement No. 4 (N19072), dated as of November __, 1995, between AMP Investments and PCI Air.
8. Assignment and Assumption Agreement No. 3 (N164UA), dated as of November __, 1995, between AMP Investments and PCI Air.
9. Assignment and Assumption Agreement No. 3 (N165UA), dated as of November __, 1995, between AMP Investments and PCI Air.
10. Assignment and Assumption Agreement No. 3 (N83870), dated as of November __, 1995, between AMP Investments and PCI Air.
11. Assignment and Assumption Agreement No. 3 (N78019), dated as of November __, 1995, between AMP Investments and PCI Air.
12. Assignment and Assumption Agreement No. 3 (N490US), dated as of November __, 1995, between AMP Investments and PCI Air.
13. Assignment and Assumption Agreement No. 3 (N493US), dated as of November __, 1995, between AMP Investments and PCI Air.
14. Assignment and Assumption Agreement No. 3 (TF-ABZ), dated as of November __, 1995, between AMP Investments and PCI Air.
SCHEDULE 1.01(d)
YEAR	TAIL #	TYPE	SN#	LESEE
1993	N611FE	MD-11F	48604	Federal Express
1984	PH-BUV	B747-306 Combi	23137	undivided interest-KLM
1986	N521US	B757-251	23209	Northwest Airlines
1985	N122KH	B747-312	23033	Singapore Airlines
Various	N/A	11 Aircraft Engines	Various	ELF Engines
1987	N/A	2 CFM56-3-B2 Engines	Various	America West
1976	N506MC	B747-2D3BF	21252	Atlas Air
1979	N13983	A300	092	N/A

SCHEDULE 3.06 Original Aircraft
Tail No.	Aircraft Type	Airframe Serial Number	Engine Model No.	Engine Serial Number
N31030	L1011-100	1111	RB211-22B	10431 10075 10480
N81026	L1011-100	1104	RB211-22B	10085 10139 10487
N81025	L1011-100	1098	RB211-22B	10432 10434 10202
N81028	L1011-100	1108	RB211-22B	10086 10491 10340
N511P	B747-212B	21162	JT9D-7J	685725 689573 689569 689452
Additional Aircraft
Tail No.	Aircraft Type	Airframe Serial Number	Engine Model No.	Engine Serial Number
N81027	L1011-50	1107	RB211-22B	10107 10161 10339
SE-DPP	L1011-50	1072	RB211-22B	10484 10094 10112
SE-DPX	L1011-50	1091	RB211-22B	10068 10433 10196
N76073	DC10-30	46940	CF6-50C2	517474 455938 517523
N14063	DC10-30	47864	CF6-50C2	455953 455855 517670
N68065	DC10-30	46590	CF6-50C2	517626 517820 517833
N19072	DC10-30	46576	CF6-50C2	455431 517122 517398
N164UA	B747-238B	21657	JT9D-7J	P689504 P689617 P689609 P689528
N165UA	B747-238B	21658	JT9D-7J	P689616 P689619 P689610 P689608
N83870	MD-82	48056	JT8D-217	P708411D P708412D
N78019	B747-238B	20527	JT9D-7A	662347 662358 662892 662367 662202 662382
N490US	F-28-4000	1152	555-15	9605 9613 9621
N493US	F-28-4000	11161	555-15	9604 9679
TF-ABZ	B747-212B	21316	JT9D-7J	662995 662440 662748 685708

Schedule 3.09
Continental Airlines, Inc., DC10-30, N76073, S/N 46940:

          Lease Agreement [073] dated as of March 30, 1993, between PCI and Continental Airlines, as amended by that Lease Amendment No. 1, dated as of June 30, 1995, and by that Transaction Agreement dated as of June 30, 1995, and as supplemented by that Lease Supplement No. 1 dated as of March 30, 1993;

          Participation Agreement dated as of March 30, 1993, between PCI and Continental Airlines, as amended by that Aircraft Purchase Agreement and Participation Agreement Amendment No. 1 dated as of June 30, 1995.

Continental Airlines, Inc., DC10-30. N14063, S/N 47864:

          Aircraft Purchase Agreement dated as of February 15, 1990, between Continental Airlines and PCI, as amended by that Aircraft Purchase Agreement and Participation Agreement Amendment No. 1 dated as of June 30, 1995;

          Lease Agreement dated as of February 15, 1990, between PCI and Continental Airlines, as amended by that Lease Amendment No. 1 dated as of June 30, 1995, and by that Transaction Agreement dated as of June 30, 1995, and as supplemented by that Lease Supplement No. 1, dated as of February 28, 1990;

Tax Indemnity Agreement dated as of .February 15, 1990, between Continental Airlines and PCI.
Continental Airlines Inc., D.C. 10-30, N19072, S/N 46576;

          Aircraft Purchase Agreement dated as of February 15, 1990, between Continental Airlines and PCI, as amended by that Aircraft Purchase Agreement Participation Agreement Amendment No. 1 dated as of June 30, 1995;

          Lease Agreement dated as of February 15, 1990, between PCI and Continental Airlines, as supplemented by that Lease Supplement No. 1, dated as of February 28, 1990, and as amended by that Lease Amendment No. 1 dated as of June 30, 1995, and by that Transaction Agreement dated as of June 30, 1995;

Tax Indemnity Agreement dated as of February 15, 1990, between Continental Airlines and PCI.
Continental Airlines, Inc., DC10-30, N68065, S/N 46590:

          Lease Agreement dated as of May 15, 1987, between PCI and Continental Airlines, Inc., as amended by that First Amendment to Lease Agreement dated as of January 15, 1989, and by that Lease Amendment No. 2, dated as of June 30, 1995, and by that Transaction Agreement dated as of June 30, 1995, and as supplemented by that Lease Supplement No. 1 dated as of May 22, 1987;

Tax Indemnity Agreement dated as of May 15, 1987, between Continental Airlines and PCI.
Continental Airlines, Inc., MD-82, N83870, S/N 48056:

          Trust Agreement dated as of August 15, 1988, between Pegasus Capital Corporation and the First Security Bank of Utah, National Association, as amended by that certain Trust Agreement Amendment No. 1 dated as of July 28, 1989;

Aircraft Purchase Agreement dated as of August 15, 1988, among New York Airlines, Inc., the Trustee, Pegasus Capital Corporation, and Continental Airlines;

          Lease Agreement dated as of August 15, 1988, between the Trustee and Continental Airlines, as amended by that certain Amendment No. 1 to Lease Agreement dated as of July 28, 1989, and as supplemented by that Lease Supplement No. 1 dated as of September 21, 1988;

Assignment and Purchase Agreement dated as of July 14, 1989, between Pegasus Capital Corporation and PCI;
Assignment of Beneficial Interest dated as of July 28, 1989, between Pegasus Capital Corporation and PCI;
Tax Indemnity Agreement dated as of July 28, 1989, between Continental Airlines and PCI.
Continental Micronesia, Inc., B747-238B, N78019, S/N 20527:

          Trust Agreement dated as of March 26, 1990, between PCI and Trustee, as supplemented by that Trust Agreement Supplement No. 1 dated as of June 1, 1990, as supplemented by that Trust Agreement Supplement No. 2, dated as of July 30, 1990, as supplemented by that Trust Agreement Supplement No. 3 dated August 30, 1990;

Agreement to Lease dated as of March' 26, 1990, between PCI, the Trustee and Continental Airlines, Inc.;

          Lease Agreement dated March 26, 1990, between the Trustee and Continental Airlines, as amended by that Lease Amendment No. 1 dated as of June 30, 1995 and-by that Amendment No. 1 to Lease dated as of November 1, 1990, and as supplemented by that Lease Supplement No. 1 dated as of June 1, 1990, by that Lease Supplement No. 2 dated as of July 30, 1990, and by that lease Supplement No. 3 dated as of. August 30, 1990;

Tax Indemnity Agreement dated as of March 26, 1990, between Continental Airlines and PCI.;
Aircraft Lease Assignment and Assumption Agreement dated as of April 27, 1993, between Continental Airlines and Continental Micronesia, Inc.;
Sublease Agreement dated as of April 27, 1993, between Continental Micronesia and Continental Airlines.
Trans World Airlines, Inc., L1011-50, N810270 S/N 1107:

          Aircraft Lease Agreement (N81027) dated as of February 1, 1995, between PCI and Trans World Airlines, as supplemented by that Lease Supplement No. 1, dated as of February 6, 1995, and as amended by that Amendment No. 1 to Aircraft Lease Agreement dated as of October 19, 1995.

Internationale Nederlanden Aviation Lease B.V. ("ING"). L1011-50, SE-DPX, S/N 1091:
Aircraft Lease Agreement 1091 dated as of April 27, 1994, between PCI and ING, as supplemented by that Lease Supplement No. 1 dated as of April 28, 1994.
Internationale Nederlanden Aviation Lease B.V. ("ING"), L1Q11-50, SE-DPP, S/N 1072:
Aircraft Lease Agreement 1072 dated as of June 9, 1994, between PCI and ING, as, supplemented by that Lease Supplement No. 1 dated as of June 9, 1994.
United Air Lines, Inc., B747-238B, N164UA. S/N 21657:

          Trust Agreement dated as of June 28, 1991, between PCI and First Security Bank of Utah, National Association, as amended by that Trust Agreement Amendment No. 1 dated as of December 16, 1991, and as supplemented by that Supplement No. 1 to Trust Agreement dated as of July 1, 1991, by that Supplement No. 2 to Trust Agreement dated as of July 1, 1991, and by that Supplement No. 3 to Trust Agreement dated as of July 23, 1991;

Participation Agreement dated as of December 1, 1990, between United Air Lines, Inc. and PCI;

          Tax Indemnity Agreement dated as of July 23, 1991, between United Air Lines and Barclays Leasing, Inc., as supplemented by that UAL Agreement dated as of July 1, 1991 among United Air Lines, Barclays, PCI and the Trustee, and as assigned to PCI by that Assignment and Assumption Agreement Potomac [N164UA] between PCI and Barclays dated as of December 31, 1991;

First Amended and Restated Lease Agreement dated as of December 1, 1991, between the Trustee and United Air Lines;

          Credit Agreement dated as of December 16, 1991, among the Trustee, PCI, The Bank of New York, as Agent, and The Bank of New York and Swiss Bank Corporation, New York Branch, as Lenders, as amended by that Amendment No. 1 to Credit Agreement dated as of March 17, 1992;

          Security Agreement dated as of December 16, 1991, between The Bank of New York, as Agent, and the Trustee, as amended by that Amendment NO. i to Security Agreement dated as of March 17, 1992, and as supplemented by that Security Agreement Supplement No. 1 dated as of December 31, 1991 and Security Agreement Supplement No. 2 dated as of July 23, 1991;

SBC Assignment and Assumption Agreement dated as of March 17, 1992, between Swiss Bank Corporation, New York Branch, and The Bank of New York;
NCC Assignment and Assumption Agreement dated as of April 21, 1992, between The Bank of New York and National Canada Corporation;
UBK Assignment and Assumption Agreement dated as of April 21, 1992, between The Bank of New York and The United Bank of Kuwait PLC.
United Air Lines, Inc., B747-238B, N165UA, S/N'21658:
Participation Agreement dated as of December 1, 1990, between United Air Lines, Inc. and PCI;

          Trust Agreement dated as of July 26, 1991, between PCI and the First Security Bank of Utah, National Association, as mended by that Trust Agreement Amendment No. 1 dated-as of July 26, 1991, and by that Trust Agreement Amendment No. 2 dated as of July 15, 1992, and as supplemented by that Supplement No. 1 to Trust Agreement dated as of July 26, 1991, by that Supplement No. 2 to Trust Agreement dated as of July 26, 1991, by that Supplement No. 3 to Trust Agreement dated as of August 16, 1991, and by that Supplement No. 4 to Trust Agreement dated as of August 19, 1991;

Lease Agreement dated as of August 19, 1991, between Trustee, as Lessor, and United Air Lines, as Lessee, as supplemented by the Lease Supplement No. 1, dated as of August 19, 1991;

          Tax Indemnity Agreement dated as of August 19, 1991, between United Air Lines and Barclays Leasing, Inc., as supplemented by that UAL Agreement dated as of July 1, 1991 among United Air Lines, Barclays, PCI and the Trustee, and as assigned to PCI by that Assignment and Assumption Agreement Potomac [N165UA] between PCI and Barclays dated as of December 31, 1991;

Credit Agreement dated as of July 15, 1992, among the Trustee, PCI, The Nippon Credit Bank, Ltd., Los Angeles Agency, as Agent, and The Nippon Credit Bank and Den Norske Bank, as Lenders;

          Amended and Restated Security Agreement dated as of July 15, 1992, between The Nippon Credit Bank as Agent, and the Trustee, as supplemented by that certain Security Agreement Supplement. No. 1 dated as of July 15, 1992.

USAir, Inc., F28-400Q, N490US, S/N 11152:
Trust Agreement dated as of March 1, 1984 between Suburban Bank and First Security Bank of Utah, National Association;
Participation Agreement dated as of March 1, 1984 among Trustee, Suburban Bank, C.I.T. Corporation and Empire Airlines, Inc.;'
Release dated as of December 31, 1987 by C.I.T./Equipment Financing, Inc.;
Aircraft Lease dated as of March 1, 1984 between Trustee and Empire Airlines, Inc., as supplemented by that Lease Supplement No. 1 dated as of March 1, 1984;\
Purchase Agreement dated as of December 30, 1987 between Sovran Bank/Maryland, as successor in interest to Suburban Bank, and PCI.
USAir, Inc., F28-4000, N493US, S/N .11161:
Trust Agreement dated as of April 1, 1984 between Suburban Bank and First Security Bank of Utah, National Association;
Participation Agreement dated as of April 1, 1984 among Trustee, Suburban Bank, C.I.T. Corporation and Empire Airlines, Inc.;
Release dated as of December 31, 1987 by C.I.T. Group/Equipment Financing, Inc.;

          Aircraft Lease dated as of April 1, 1984 between Trustee and Empire Airlines, Inc., as supplemented by that Lease Supplement No. 1 dated as of April 1, 1984 and that Lease Supplement No. 2 dated as of April 27, 1995;

Purchase Agreement dated as of December 30, 1987 between Sovran Bank/Maryland, as successor in interest to Suburban Bank, and PCI.
STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 01/10/1994 940105092-2115369
Exhibit 3.11(b)

RESTATED CERTIFICATES OF INCORPORATION
OF
AIRCRAFT INTERNATIONAL MANAGEMENT COMPANY
Aircraft International Management Company, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

          1.     The name of the corporation is Aircraft International Management Company. Aircraft International Management Company was originally incorporated under the same name, and the original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on January 20, 1987.

          2.     Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation restates and amends the provisions of the Certificate of Incorporation of this corporation.

3. The text of the Certificate of Incorporation is hereby restated and amended to read in its entirety as follows:
1. The name of the corporation is:
Aircraft International Management Company

                    2.     The address of its registered office in the state of Delaware is 1105 N. Market Street, Suite 1300, P.O. Box 8985, New Castle County, Wilmington, Delaware 19899. The name of its registered agent at such address is Delaware Corporate Management, Inc.

3. The nature of the business or purposes of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation raw of Delaware.

                    4.     The total number of shares of stock which the corporation shall have authority to issue is ten thousand (10,000) all of which shall be shares of common stock each with a par value of One Dollar ($1) per share.

5. The corporation is to have perpetual existence.
6. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:
To make, alter or repeal the By-Laws of the corporation.
7. Elections of directors need not be by written ballot unless the By-Laws of the corporation shall so provide.

          Meetings of the stockholders may be held within or without the state of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject' to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

                    8.     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders heroin are granted subject to this reservation.

9. No director shall be personally liable to the corporation or the stockholders for monetary damages for breach of fiduciary duty as a director except
(i) for any breach of his duty of loyalty to the corporation or the stockholders;
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(iii} for the unlawful payment of dividends or unlawful stock repurchases (as to which a negligence standard will apply); or
(iv) for any transaction from which the director derived an improper personal benefit.
IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been signed under the seal of the corporation this 6th day of December, 1993.
ATTEST: /s/ WM. SHAPIRO Secretary	AIRCRAFT INTERNATIONAL MANAGEMENT COMPANY By: /s/ PAUL F. NAUGHTON President
EXHIBIT 3.12(d)(I) PCI Trial Balance As of 11/01/95
				CURRENT PERIOD
ACCOUNT	SUB	DESCRIPTION	BEGINNING BALANCE	DEBIT	CREDIT	ENDING BALANCE
113000	08	Federal Income Tax Receivable	-624.00	624.00	0.00	0.00
114002	08	Accounts Receivable - PCI	2,062,174.51	0.00	2,062,174.51	0.00
183000	08	Deferred Federal Inc. Tax Rec.	89,100.00	0.00	89,100.00	0.00
191004	08	ST Notes Receivable from PCI	4,947.00	0.00	4,947.00	0.00
193000	08	Investment in Preferred Stocks	0.00	212,307,137.00	0.00	212,307,137.00
**Total Assets			2,155,597.51	212,307,761.00	2,156.221.51	212,307,137.00
201002	08	Accounts Payable - PCI	311,307.27	311,307.27	0.00	0.00
254000	08	Deferred FIT Payable - Other	-2,491.00	0.00	2,491.00	0.00
254006	08	DEFERRED F.I.T. - AMT	-162.00	0.00	162.00	0.00
271000	08	Common Stock	10,000.00	0.00	0.00	10,000.00
272000	08	Additional Paid-in Capital	190,000.00	0.00	210,460,193.76	210,650,193.76
274000	08	Retained Earnings	1,647,648.39	0.00	0.00	1,647,648.39
275000	08	YTD Net Income	-705.15	0.00	0.00	-705.15
**Total Liabilities			2,155,597.51	311,301.27	210,462,846.76	212,307,137.00
641000	08	Franchise Tax	130.15	0.00	0.00	130.00
651000	08	Misc. Expense	784.00	0.00	0.00	784.00
999200	08	FIT - Current - Other	-209.00	0.00	0.00	-209.00
** Total Income and Expense			-705.15	0.00	0.00	-705.15

Exhibit 3.12(d)(ii) Aircraft International Management Corporation (AIMC) Preferred Stock Portfolio
Company	Number of Shares	Par Value Per Share	Face Amount	Market Value
Puget Sound	160,000	100	16,000,000	16,800,000
Duke Power	20,000	100	2,000,000	2,125,000
Duke Power	30,000	100	3,000,000	3,217,500
Duke Power	47,000	100	4.700,000	4,888,000
Duke Power	118,350	100	11,835,000	12,781,800
Louisville Gas & Electric	43,100	100	4,310,000	4,396,200
Public Service Gas & Electric	77,500	100	7,750,000	7,711,250
Consolidated Edison	62,500	100	6,250,000	6,500,000
Consolidated Edison	89,000	100	8,900,000	9,256,000
Florida Power & Light	29,080	100	2,908,000	2,973,430
Ford Holdings Inc. Series B	252	100,000	25,200,000	24,822,000
Ford Holdings Series G	228	100,000	22,800,000	22,971,000
Ford Series N	30	100,000	3,000,000	3,120,000
Interstate Power	103,000	50	5,150,000	5,072,750
Southern Cal Edison	49,450	100	4,945,000	5,142,800
Southern Cal Edison	22,000	100	2,200,200	2.354,000
Pacific Gas & Electric	585,900	25	14,647,500	14,793,975
Pacific Gas & Electric	142,000	25	3,550,000	3,621,000
Virginia Electric Power	130,000	100	13,000,000	13,650,000
Appalachian Power	91,400	100	9,140,000	9,083,332
Appalachian Power	100,000	100	10,000,000	10,650,000
New York State Electric & Gas	280,000	25	7,000,000	7,350,000
New York State Electric & Gas	67,100	100	6,710,000	6,777.100
Ohio Power Company	122,500	100	12,250,000	12,250,000
TOTAL				212,307,137
EXHIBIT D
Determination of Fair Market Value

          Fair market value ("FMV") of any asset, as of any day, means the price at which a willing seller would sell, and a willing buyer would buy, such asset, free and clear of all liens, security interests or other encumbrances, in an arm's length transaction for cash, without time constraints and without being under any compulsion to buy or sell.

          In the event that it is necessary to determine the FMV of any asset, the Manager shall appoint an appraiser (the "First Appraiser") and, within fifteen (15) Business Days of receiving notice designating the First Appraiser, BT Investor shall appoint a second appraiser (the "Second Appraiser"). If the Second Appraiser is not timely designated, the determination of the FMV shall be made by the First Appraiser. The First Appraiser, or each of the First Appraiser and the Second Appraiser, shall submit its determination of the FMV to the Company and the Members within twenty (20) days of the date of its selection (or the selection of the Second Appraiser, as applicable). If there are two appraisers and their respective determinations of FMV vary by less than 10% of the higher determination, FMV shall be the average of the two determinations. If such determinations vary by 10% or more of the higher determination, the two appraisers shall promptly designate a third appraiser (the "Third Appraiser"). Neither the Company nor any Member shall provide, and the First Appraiser and the Second Appraiser shall be instructed not to provide, any information to the Third Appraiser as to the determinations of the First Appraiser and the Second Appraiser or otherwise influence the Third Appraiser in any way. The Third Appraiser shall submit its determination of FMV to the Company and the Members within twenty (20) days of the date of its selection. FMV shall be equal to the average of the two closest of the three determinations; provided that, if the difference between the highest and middle determination is no more than 105% and no less that 95% of the difference between the middle and lowest determinations, then FMV shall equal the middle determination.

Each appraiser selected pursuant to this Exhibit D shall be disinterested and must be a nationally recognized appraiser qualified to appraise the property being appraised.

EXHIBIT E
FORM OF PCI NOTE
$_________________	[Date]

          For value received, the undersigned (the "Maker") promises to pay to the order of ________________________, a ____________________ ("Lender"), the amount of ___________________ ($_______________) together with interest thereon at a rate per annum equal to ________________ (______%), in legal and lawful money of the United States of America. Accrued interest shall be payable on March 31, June 30, September 30 and December 31 (or if such day is not a Business Day, on the next Business Day thereafter of each year) (in each case, a "Payment Date''). Interest on this Note shall accrue for the applicable period from December 31 up to the next March 31, from March 31 up to the next June 30, from June 30 up to the next September 30 and from September 30 up to the next December 31 (each, a "Quarterly Interest Period''). For any interest period which is less than a full Quarterly Interest Period interest shall be computed based on the premise that a year contains 360 days consisting of twelve (12) months of thirty (30) days each and shall be charged on a per diem basis, For this Note the term "Business Day" means a day of the year on which' banks are not required or authorized to close in New York, New York:

          This Note is due and payable upon [demand] [the earlier of (i) demand and (ii) _________, ________] (the "Maturity Date"). Demand for payment may be made in one or more installments, provided that the aggregate amount of all such demands shall not exceed the face amount hereof. [The unpaid principal balance hereof shall be due and payable on the Maturity Date.] This Note may be prepaid, in whole or in part, by the Maker without prepayment penalty.

          It is expressly provided that upon default in the punctual payment of this Note or any part hereof, as the same shall become due and payable, the entire indebtedness evidenced hereby shall mature, at the option of the Lender. In the event this Note, or any part hereof, is collected through bankruptcy or other judicial proceedings by an attorney or is placed in the hands of an attorney for collection after maturity, then the undersigned agrees and promises to pay a reasonable attorney's fee for collection.

          The Maker of this Note expressly waives all notices, demands for payment upon the Maturity Date, presentation for payment, protest and notice of protest, as to this Note, and consents that the Lender or other holder of this Note may at any time, and from time to time, upon request of or by agreement with the Maker, extend the maturity hereof or change the time or method of payments hereunder. The Maker of this Note further waives any right to plead the statute of limitations as a defense to any demand upon this Note and, in the event such waiver is declared invalid, Maker hereby agrees to extend the applicable statute of limitations for a period of four years from the date of expiration of the time limited for commencement of an 'action upon this Note by the applicable statute of limitations.

          The Maker covenants and agrees that until this Note, together with interest and all other obligations included hereunder, are paid in full, it will not modify to any material extent or substantially terminate the Subscription Agreement dated as of November 30, 1993 between the Maker and Potomac Electric Power Company, except that the Maker may agree to an extension of the termination date of the Subscription Agreement.

          The Maker will not create, assume or incur or suffer to be created, assumed or incurred or to exist any mortgage, lien, charge, Security interest or encumbrance of any kind upon, or pledge of, or subject to the prior payment of any indebtedness, any of its property or assets, whether now owned or hereafter acquired, or acquire or agree to acquire any property or assets subject to any conditional sale agreement or other title retention agreement (the foregoing mortgages, liens, charges, pledges, security interests, encumbrances and priority payments, and the rights of others under conditional sales agreements and other title retention agreements, being herein sometimes collectively called "liens"); provided however, that the foregoing restrictions will not apply to:

(i) liens securing taxes, assessments or governmental charges or levies or the claims or demands of materialmen, mechanics, carriers, warehousemen, landlord and other like persons;
(ii) liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, social security and other like laws;

          (iii)        purchase money mortgages or other purchase money liens or conditional sale, lease-purchase or other title retention agreements upon or in respect of property acquired or leased for in the ordinary course of its business by the Maker;

(iv) liens on any assets of the Maker or any of its subsidiaries which may constitute "Margin Stock" (as defined in Regulation G of the Board of Governors of the Federal Reserve System); or

          (v)         other mortgages or liens in respect of property owned, acquired or leased by the Maker not permitted by clauses (i) through (iv); provided that the property so encumbered pursuant to this clause (v) shall not have a market value in excess of 50% of the amount by which the Maker's total assets (on a conditional basis with its subsidiaries) exceeds the encumbrances made as provided in clause (iii) above.

          The Maker (including its consolidated subsidiaries) will maintain a minimum tangible net worth (calculated in accordance with generally accepted accounting principles) in effect on the date of this Note of at least $100,000,000.

The fair market value of investment grade marketable securities owned by the Maker (including its consolidated subsidiaries) will at no time be less than $150,000,000.
This Note shall be governed by the laws of the State of New York.
POTOMAC CAPITAL INVESTMENT CORPORATION By: _____________________________ Name: Title:
EXHIBIT G
FORM OF GUARANTY OF OBLIGATIONS

          GUARANTY OF OBLIGATIONS dated as of November 13, 1995 (this "Guaranty") by AMP Funding, L.L.C, a Delaware limited liability company ("Guarantor''), in favor of Potomac Capital Joint Leasing Corporation, a Delaware corporation ("PCJL'').

PRELIMINARY STATEMENT

          Guarantor is a member of RAMP Investments, L.L.C., a limited liability company organized under the laws of the State of Delaware (the "Company"). Heretofore, Guarantor, as assignee of Potomac Capital Investment Corporation, a Delaware corporation ("PCI"), entered into a certain Assignment and Assumption Agreement dated the date hereof assuming all obligations of PCI under a certain promissory note dated October 18, 1995, in the amount of $233,000,000.00 payable to PCJL (the "Note''). Concurrently herewith, Guarantor is entering into an Assignment and Assumption Agreement dated as of the date hereof with the Company (the "Assumption Agreement'') whereby the Company shall assume all obligations of Guarantor under the Note.

NOW, THEREFORE, in consideration of the premises, Guarantor hereby agrees as follows:

          Section 1.     Guaranty. The Guarantor hereby unconditionally guarantees the punctual payment when due; whether at stated maturity, by acceleration or otherwise, of all obligations of the Company now or hereafter existing under the Assumption Agreement and the Note, whether for principal, interest, fees, expenses or otherwise (such obligations being the "Obligations''), and agrees to pay any and all expenses (including counsel fees and expenses) incurred by PCJL in enforcing any rights under this Guaranty. Without limiting the generality of the foregoing, the Guarantor's liability shall extend to all amounts which constitute part of the Obligations and would be owed by the Company under the Assumption Agreement and the Note but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company.

          Section 2.     Guaranty Absolute. The Guarantor guarantees that the Obligations will be paid strictly in accordance with the terms of the Assumption Agreement and the Note, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of PCJL with respect thereto. The obligations of the Guarantor under this Guaranty are independent of the Obligations, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Company or whether the Company is joined in any such action or actions. The liability of the Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

(i) any lack of validity or enforceability of the Assumption Agreement, the Note or any other agreement or instrument relating thereto;

          (ii)    any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from the Assumption Agreement or the Note;

          (iii)   any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Obligations;

          (iv)   any manner of application of collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any collateral for all or any of the Obligations or any other assets of the Company;

(v) any change, restructuring or termination of the corporate structure or existence of the Company; or
(vi) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Company or a guarantor.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by PCIL upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

          Section 3.     Guarantor's Waiver; Remedies; No Subrogation. Guarantor hereby waives to the extent permitted by law: (a) notice of acceptance of this Guaranty, the Assumption Agreement or the Note; (b) promptness, diligence, presentment and demand for payment; (c) protest and notice of dishonor or of default; (d) any right, defense or other benefit it may have with respect to this Guaranty (including, without limitation, any right to terminate, or to assert any defense to its obligations under this Guaranty) arising under the Bankruptcy Code of the United States as at any time amended, or under any successor thereto; and (e) any other circumstance which might otherwise constitute a defense available to it (other than a defense of failure to mitigate damages) or a discharge of it. No failure on the part of PCJL to exercise, and no delay in exercising, any rights hereunder or under the Assumption Agreement or the Note shall operate as a waiver thereof, nor shall any such delay or any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          Notwithstanding any payment or payments made by Guarantor hereunder or any set-off or application of funds of Guarantor by PCJL, Guarantor shall not be entitled to be subrogated to any of the rights of PCJL against the Company or any collateral security or guarantee or right of offset held by PCJL for the payment of the Obligations, nor shall Guarantor seek or be entitled to seek any reimbursement from the Company in respect of payments made by Guarantor hereunder, until all amounts owing to PCJL by the Company on account of the Obligations are paid and performed in full.

          Section 4.     Continuing Guaranty. This Guaranty is a present and continuing guaranty of payment and not of collection and is not conditional or contingent upon any attempt to collect from the Company or any other person. Guarantor waives any right, as a condition to the enforcement of this Guaranty, that any action or other proceeding be brought against the Company or that any remedy be exercised against the Company.

Section 5. Representations and Warranties. Guarantor represents and warrants to PCJL that as of the date hereof:

          (a)     Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the corporate power and authority to own its property and assets, carry on its business as it is now conducted and to enter into and perform its obligations under this Guaranty.

          (b)     This Guaranty has been duly authorized by all necessary corporate action on the part of Guarantor and has been duly executed and delivered by Guarantor, and the execution, delivery and performance of this Guaranty by Guarantor do not (i) require any approval of the stockholders of Guarantor or any approval or consent of any trustee or holder of any indebtedness or obligation of Guarantor, (ii) contravene any applicable law. regulation, judgment, order or contractual restriction applicable to or binding on Guarantor, or (iii) contravene or result in any breach of or constitute any default under, or result in the creation or imposition of any lien upon the Aircraft under Guarantor's charter or by-laws or any indenture, mortgage, loan agreement, lease or other agreement or instrument to which Guarantor is a party or by which Guarantor or any of its properties is bound.

          (c)     This Guaranty constitutes a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with the terms hereof, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

          (d)     There is no action, suit or proceeding pending or, to the knowledge of Guarantor, threatened against Guarantor before or by any federal, state, municipal, foreign or other governmental authority, agency, instrumentality or court that, if determined adversely to Guarantor, would materially adversely affect the ability of Guarantor to perform its obligations under this Guaranty.

          Section 6.     Rights and Powers. PCJL may proceed, either in its own name or otherwise, to protect and enforce any or all of its rights under this Guaranty in equity, at law o/' by other appropriate proceedings.

          Section 7.     Modification of Guaranty. No modification, amendment or waiver of any provision of, or any consent required by, this Guaranty, nor any consent to any departure by Guarantor therefor, shall in any event be effective unless the same shall be in writing and signed by Guarantor and PCJL.

          Section 8.     Successors and Assigns. This Guaranty shall be binding upon the successors and assigns of Guarantor (it being understood that Guarantor shall not be entitled to assign its obligations under this Guaranty) and all covenants and agreements by or on behalf of Guarantor that are contained in this Guaranty shall inure to the benefit of the successors and assigns of PCJL.

          Section 9.     Scope and Termination. This Guaranty constitutes the entire agreement of Guarantor and supersedes all prior written and oral agreements and understandings with respect to the subject matter hereof between Guarantor (in such capacity) and PCJL. Guarantor's obligations under this Guaranty shall continue in full force and effect until the date on which all of the Obligations have been paid in full.

          Section 10.     Notices. All notices and other communications to Guarantor shall be in writing and addressed to it at 1575 Delucchi Lane, Suite 115, Reno, Nevada 89502 Attention: Contracts Administrator, or at such other address as Guarantor may from time to time provide by notice. Communications to PCJL shall be in writing and addressed to it at 1105 North Market Street, Suite 1300, P.O. Box 8985, Wilmington, DE 17879.

Section 11. GOVERNING LAW. THIS GUARANTY SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

          Section 12.     Severability. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed and delivered by an officer thereunto duly authorized as of the day and year first above written.
AMP FUNDING, L.L.C. By: _____________________________ Name: Title

EXHIBIT H
LEASE CERTIFICATE

          The undersigned hereby certify that the Master Leasing Agreement dated as of November 13, 1995 by and among (a) Wilmington Trust Company as Owner Trustee and Lessor, (b) PCI Air Management Partners, L.L.C. as Owner Participant and (c) Potomac Capital Investment Corporation as Lessee is and will at all times be a "Net Lease" and a "Full Payout Lease," as those terms are defined below.

As used in this certificate,
"Net Lease" means a lease under which the lessor will not, directly or indirectly, provide for or be obligated to provide for:
(i) the servicing, repair or maintenance of the leased property during the lease term;
(ii) the purchasing of pans and accessories for the leased property;
(iii) the loan of replacement or substitute property when the leased property is being serviced;
(iv) the purchasing of insurance for the lessee except where the lessee has failed in its contractual obligation to purchase or maintain the required insurance; and
(v) the renewal of any license or registration for the leased property unless such action by the lessor is clearly necessary to protect its interest as an owner or financier of the property.

          "Full Payout Lease" means a lease of not more than forty (40) years of property that was acquired by the lessor specifically for a leasing transaction, and under the terms of which the lessor can reasonably expect to realize a return of its full investment in the leased property plus the estimated cost of financing the property over the term of the lease from:

(i) rentals;
(ii) estimated tax benefits (e.g., investment tax credits, net economic gain from tax deferral from accelerated depreciation, and other tax benefits with a substantially similar effect); and

          (iii)   the estimated residual value of the property at the expiration of the initial term of the lease, which in no case shall exceed twenty-five percent (25%) of the acquisition cost of the property to the lessor.

IN WITNESS WHEREOF, the undersigned have duly executed this certificate this 13th day of November, 1995.
POTOMAC CAPITAL INVESTMENT CORPORATION By: _________________________________ Title: ________________________________
PCI AIR MANAGEMENT PARTNERS, L.L.C. By: PCI Air Management Corporation, By: ____________________________ Title: ___________________________

EXHIBIT I
FORM OF MASTER LEASING AGREEMENT. ____________________________________________________________________________
MASTER LEASING AGREEMENT
Dated as of November 14, 1995 Among WILMINGTON TRUST COMPANY, not in its individual capacity except as otherwise expressly set forth herein, but solely as Owner Trustee and Lessor,

PCI AIR MANAGEMENT PARTNERS, L.L.C. as Owner Participant,
and
POTOMAC CAPITAL INVESTMENT CORPORATION, as Lessee ____________________________________________________________________________
MASTER LEASING AGREEMENT

          Master Leasing Agreement, dated as of November 14, 1995, by and among Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity, except as otherwise expressly set forth herein, but solely as Trustee under each of the Trust Agreements (as defined below) (herein called "Lessor"); PCI Air Management Partners, L.L.C., a Delaware limited liability company, as beneficial owner of the Trust Estates (defined below) (herein called "Owner Participant") and Potomac Capital Investment Corporation, a Delaware corporation (herein called "Lessee"), with Individual Leasing Records No. 1 through 5 attached.

In consideration of the mutual covenants contained herein, the parties hereto agree as follows:
SECTION 1. Definitions and Rules of Interpretation.
(a) Definitions. As herein used:
"Act" shall mean the Federal Aviation Act of 1958, as amended (codified at Title 49 U.S.C.).

                    "Aircraft" shall mean each of the Airframes together, in the case of each Airframe, with the Engines listed opposite such Airframe on Exhibit A attached hereto (as such Exhibit may be amended from time to time), whether or not any of such Engines is at any time installed on such Airframe.

                    "Airframe" shall mean and include each of the airframes described in Exhibit A attached hereto (as such Exhibit may be amended from time to time) (excluding the Engines or engines installed thereon), listed by United States FAA Registration Number and manufacturer's serial number, and any airframes substituted therefor or pursuant to the terms of this Agreement, together in each case with any and all Parts thereof (other than Engines or engines), as long as title thereto remains vested in Lessor pursuant to the terms of this Agreement.

                    "Affiliate" of any Person shall mean any other Person that, directly or indirectly, controls or is controlled by or is under common control with such Person. For purposes of this definition, the term "controls," "controlled by" or "under common control with" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise; provided, however, that Lessee shall not be considered an Affiliate of either Lessor or Owner Participant for purposes of this Agreement and Lessor in its individual capacity shall not be considered an Affiliate of either Lessor or Owner Participant.

"AM-BT" shall mean AM-BT Nevada, Inc. a Nevada corporation, and its successors and assigns.

                    "Bank Holding Company Eligible Lease" shall mean a lease that is a Net Lease and a Full Payout Lease and that contains a tax indemnity for taxes other than federal income taxes that are attributable solely to the use or presence of the Aircraft in the taxing jurisdiction.

                    "Bankruptcy" shall mean, with respect to any person, a "Voluntary Bankruptcy" or an "Involuntary Bankruptcy." A "Voluntary Bankruptcy" shall mean, with respect to any Person, the inability of such Person generally to pay its debts as such debts become due, or an admission in writing by such Person of its inability to pay its debts generally or a general assignment by such Person for the benefit of creditors; the filing of any petition or answer by such Person seeking to adjudicate itself a bankrupt or insolvent, or seeking for itself any liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of such Person or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking, consenting to, or acquiescing in the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for such Person or for any substantial part of its property; or corporate action taken by such Person to authorize any of the actions set forth above. An "Involuntary Bankruptcy" shall mean, with respect to any Person, without the consent or acquiescence of such Person, the entering of an order for relief or approving a petition for relief or reorganization or any other petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief under any present or future bankruptcy, insolvency or similar statute, law or regulation, or the filing of any such petition against such Person which petition shall not be dismissed within 90 days, or, without the consent or acquiescence of such Person, the entering of an order appointing a trustee, custodian, receiver or liquidator of such Person or of all or any substantial part of the property of such Person which order shall not be dismissed within 90 days.

                    "Basic Term" shall mean, as to any Lease, the period commencing on the Basic Term Commencement Date for such Lease and ending on the Expiration Date for such Lease, or such earlier date on which such Lease is terminated pursuant to the terms thereof.

"Basic Term Commencement Date" shall mean, as to any Lease, except as otherwise provided in an applicable ILR, January 2, 1996.
"Business Day" shall mean a day of the year which is not a Saturday or Sunday and on which banks are not required or authorized to be closed in New York, New York.
"Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.
"Contribution Agreement" shall mean the Contribution Agreement, dated the date of this Agreement, between AMP Investments, L.L.C., a Delaware limited liability company, and the Owner Participant.
"Contribution value" shall mean, with respect to an Aircraft, the amount identified as such with respect to such Aircraft in Exhibit A to this Agreement.
"Delivery Date" shall mean, as to any Aircraft, the date specified as the Delivery Date of such Aircraft in the ILR for such Aircraft.
"Dollars" or "S" shall mean the legal currency of the United States.

                    "Engine" shall mean and include each of the engines described in Exhibit A attached hereto (as such Exhibit may be amended from time to time), listed by manufacturer's serial number, whether or not installed on the relevant Airframe, and any engines substituted therefor pursuant to the terms of this Agreement, together in each case with any and all Parts thereof, as long as title thereto remains vested in Lessor pursuant to the terms of this Agreement.

"Event of Default" shall mean an event specified in Section 15 of this Agreement.

                    "Event of Loss" shall mean any of the following events with respect to an Aircraft, an Airframe or an Engine, in each case, occurring prior to the Expiration Date with respect to such property, (i) loss of such property or the use thereof due to theft or disappearance of such property for a period of 180 days, or such longer period not to exceed 180 days beyond such 180-day period, but only so long as the location of the property is known and Lessee is diligently pursuing the recovery of such property, but in no event shall such period extend beyond the end' of the applicable Lease Term; (ii) loss of such property or of the use thereof due to destruction of or damage to such property that renders repair uneconomic to Lessee or that renders such property permanently unfit for normal use by Lessee for any reason whatsoever; (iii) any damage to such property or other event that results in an insurance settlement with respect to such property on the basis of an actual or constructive total loss; (iv) any seizure, condemnation, confiscation, taking of title to or use of, or requisition of title to or use of, such property by any governmental authority or purported governmental authority for a period in excess of the lesser of 365 days and the end of the balance of the applicable Lease Term, provided that, if such loss of use results from action by the United States or any agency thereof, such loss of use shall be an Event of Loss only if such loss of use continues beyond the end of the applicable Lease Term; (v) the use in the normal course of business by Lessee or any sublessee of such property is prohibited for a period of twelve consecutive months or until the end of the applicable Lease Term, whichever occurs first, as a result of any rule, regulation, order or other action by any applicable governmental authority having jurisdiction over the use of such property, provided that if Lessee, prior to the expiration of such 12-month period is diligently taking all steps that are necessary to permit the normal use of such property by Lessee, such period shall be extended for an additional 12 months, but in no event beyond the end of the applicable Lease Term; or (vi) in the case of an Aircraft subject to a Permitted Sublease, the occurrence of an event of loss under such Permitted Sublease. An Event of Loss with respect to an Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the Airframe with respect thereto.

"Expiration Date" shall mean, as to the Lease of any Aircraft, the date specified as the Expiration Date of the Lease of such Aircraft set forth in the ILR for such Aircraft.
"FAA" shall mean the United States Federal Aviation Administration or its successor.

                    "Fair Market Value" as to .any Aircraft as of any day shall mean the price at which a willing seller would sell, and a willing buyer would buy, such Aircraft, free and clear of all liens, security interests or other encumbrances, in an arm's length transaction for cash, without time constraints and without being under any compulsion to buy or to sell.

                    "Full Payout Lease" shall mean a lease of not more than forty (40) years that is the functional equivalent of an extension of credit to the lessee of the property, from which the lessor can reasonably expect to realize a return of its full investment in the leased property plus the estimated cost of financing the property over the term of the lease from (i) rentals; (ii) estimated tax benefits; and (iii) the estimated residual value of the property at the expiration of the initial term of the lease, which in no event shall exceed 25% of the acquisition cost of the property to the Lessor; provided that, in the event of any change in any applicable state or federal banking law after the date of this Agreement, the meaning of "Full Payout Lease" shall be changed accordingly.

"Incipient Event of Default" shall mean an event that, with the lapse of time, would become an Event of Default under Section 15(a) of this Agreement.
"Indemnified Person" has the meaning specified in Section 10 of this Agreement.

                    "Individual Leasing Record" or "ILR" shall mean a document with respect to each Aircraft in the form attached hereto as Exhibit "B" (with such variations as shall be necessary to permit the particular ILR to be in recordable form and to reference the country of registry of any aircraft that is not registered in the United States of America) executed and delivered by Lessee to Lessor, and executed by Lessor and Owner Participant, setting forth a full description of such Aircraft, the Interim Term (if any), the Basic Term, the Delivery Date and the Expiration Date under the Lease of such Aircraft, and such other terms as the parties may desire, and with a schedule attached to such ILR setting forth the Rent (and Interim Rent, if any), and Stipulated Loss Values, in each case, for the applicable Lease.

                    As between Lessor, Owner Participant and Lessee the signature of Lessee on an Individual Leasing Record shall constitute acknowledgment by Lessee that the Aircraft covered by such ILR has been delivered in good condition and accepted for lease by Lessee as of the applicable Delivery Date.

Each Individual Leasing Record shall contain a short form of lease to be executed by each of the parties reading substantially as follows:

          "The undersigned Lessor hereby leases to the undersigned Lessee and Lessee acknowledges delivery to it in good condition of the equipment described herein. The covenants, terms and conditions of this lease are those appearing in the Master Leasing Agreement among the undersigned Lessor, Owner Participant and Lessee dated as of November __, 1995, which covenants, terms and conditions are hereby incorporated by reference."

"Interim Rent" for the Lease of any Aircraft shall mean the amount specified in the applicable ILR for such Aircraft.
"Interim Term" for the Lease of any Aircraft shall mean the period commencing on the Delivery Date for such Aircraft and ending immediately prior to the Basic Term Commencement Date for such Aircraft.
"Late Payment Rate" shall mean a percentage per annum equal to 2.0% above the Prime Rate.
"Lease" shall have the meaning set forth in Section 2 of this Agreement.
"Lease Term" for any Lease shall mean and include the Interim Term and the Basic Term for such Lease.

                    "Lessor's Lien" shall mean any Lien which results from (i) acts or omissions of Owner Participant or Lessor (in its individual capacity or as Trustee under the Trust Agreement(s)) that are not permitted or contemplated by this Agreement or, with respect to Lessor in its individual capacity, the Trust Agreement, (ii) claims against Owner Participant or Lessor (in its individual capacity or as Trustee under the Trust Agreement(s)), not related to the ownership of the Aircraft or any of the 'transactions contemplated by this Agreement or, with respect to Lessor in its individual capacity, the Trust Agreement, (iii) claims against Owner Participant or Lessor (in its individual capacity or as Trustee under the Trust Agreement(s)), with respect to Taxes for which Lessee is not required to indemnify Owner Participant or Lessor (in its individual capacity or as Trustee under the Trust Agreement(s)), respectively, pursuant to the terms of this Agreement; provided, that any Liens imposed with respect to Taxes imposed on Lessor in its individual capacity (other than Taxes imposed on fees received under the Trust Agreement(s) or Taxes imposed as a result of the gross negligence or wilful misconduct of Lessor in its individual capacity) shall be deemed to be attributable to Lessor as Trustee under the Trust Agreement(s), and not in its individual capacity, for purposes of this Agreement, and (iv) claims against Owner Participant or Lessor (in its individual capacity or as Trustee under the Trust Agreement(s)), resulting from the transfer of the Aircraft that is not expressly contemplated by this Agreement or, with respect to Lessor in its individual capacity, the Trust Agreement. For purposes of this definition, the terms "Lessor" and "Owner Participant" shall include any Affiliate of Lessor and Owner Participant, respectively, and, in the case of Owner Participant, any partner or member of Owner Participant.

                    "Lien" shall mean any mortgage, lien, pledge, claim, charge, security interest, title defect or encumbrance of any kind, including any conditional sale or other title retention agreement, any lease in the nature thereof, or the filing of or agreement to give any financing statement.

"Master Lease Termination Fee", with respect to any Aircraft, shall be computed in accordance with the formula set forth on Exhibit C to this Agreement.

                    "Material Adverse Effect" shall mean, as to any Person, a material adverse effect on the properties, business, results of operations, prospects or financial condition of such Person or such Person's ability to comply with the terms of any Lease.

                    "Net Lease" shall mean a lease under which the lessor will not, directly or indirectly, provide for (i) the servicing, repair or maintenance of the leased property during the lease term; (ii) the purchasing of parts and accessories for the leased property; (iii) the loan of replacement of substitute property while the leased property is being serviced; (iv) the purchasing of insurance for the lessee except where the lessee has failed in its contractual obligation to purchase or maintain the required insurance; and (v) the renewal of any license or registration for the leased property, unless such action by the lessor is clearly necessary to protect its interest as an owner or financier of the leased property, provided that, in the event of any changes in any applicable state or federal banking law after the date of this Agreement, the meaning of "Net Lease" shall be changed accordingly.

                    "Operating Agreement" shall mean the Operating Agreement of PCI Air Management Partners, L.L.C., a Delaware limited liability company, dated November 14, 1995, by and among AMP Investments, L.L.C., a Delaware limited liability company, and PCI Air Management Corporation, a Nevada corporation, as members, as the same may be amended or supplemented from time to time.

                    "Part" shall mean, with respect to an Aircraft, Airframe or Engine, any and all parts, appliances, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than complete Engines, engines, Airframes or airframes) which, in each case, are from time to time incorporated therein, attached thereto or installed thereon or which have been removed therefrom, but only where title to such removed Part remains vested in Lessor in accordance with the terms of this Agreement.

"Payment Event of Default" shall mean any Event of Default under' Section 15(a) of this Agreement.

                    "Permitted Liens" shall mean (i) Lessor's Liens, (ii) the respective rights and interests of Lessee, Lessor and any Permitted Sublessee as provided in this Agreement, and the rights of others expressly provided in Section 7 hereof, (iii) Liens for Taxes either not yet due or being contested by Lessee or a Permitted Sublessee in good faith by appropriate proceedings, so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of any Aircraft, Airframe or Engine, title thereto or any interest therein and do not materially' interfere with the use or disposition of any Aircraft or any Part thereof or the payment of Rent, and as to which Lessee or a Permitted Sublessee shall have provided adequate reserves for the payment of such Taxes, (iv) materialman's, mechanic's, vendor's, workman's, repairman's or other like Liens arising out of the ordinary course of business of Lessee or any Permitted Sublessee securing obligations that are not overdue for a period of more than 90 days or are being contested in good faith by appropriate proceedings so long as during such 90 day period there is not, or such proceedings do not involve, any material danger of the sale, forfeiture or loss of the relevant Aircraft, Airframe, or Engine, title thereto or any interest therein and do not materially interfere with the use or disposition of any Aircraft or any Part thereof or the payment of Rent, and (v) Liens arising out of judgments or awards against Lessee or a Permitted Sublessee with respect to which at the time an appeal or proceeding for review is being diligently prosecuted in good faith and there shall have been secured a stay of execution pending such appeal or proceeding for review.

"Permitted Sublease" shall mean any sublease or sub-sublease that is permitted under the terms of Section 7 of this Agreement.
"Permitted Sublessee" shall mean any sublessee or sub-sublessee under a Permitted Sublease.
"Person" shall mean any individual, corporation, partnership, joint venture, association, trust, unincorporated organization or government or any agency or political subdivision thereof.

                    "Prime Rate" shall mean the prime rate, base rate or other equivalent rate announced from time to time by Citibank, N.A. Any change in the Prime Rate shall be effective on the date announced by Citibank, N.A. as the effective date of such change.

                    "Rent" for the Lease of any Aircraft, shall mean the amount payable on each Rent Payment Date during the applicable Basic Term pursuant to Section 5 hereof, as specified in the schedule attached to the applicable ILR for such Aircraft.

                    "Rent Payment Date" shall mean, with respect to an Aircraft, each date specified as a Rent Payment Date in the Schedule attached. to the ILR for such Aircraft. Except as otherwise provided in the applicable ILR, the Rent Payment Dates under the Lease of each Aircraft shall be January 2, April 2, July 2 and October 2 of each year during the Lease Term for such Aircraft.

"Restoration" shall have the meaning set forth in Section 13(a) hereof.
"Severable Part" shall have the meaning set forth in Section 8(d) of this Agreement.

                    "Stipulated Loss Value" for the Lease of any Aircraft as of any date during the applicable Lease Term, shall mean an amount equal to the product of the Contribution Value for such Aircraft multiplied by the percentage set forth in the schedule of Stipulated Loss Values attached to the ILR for such Aircraft opposite the date that coincides with or, if such date is not a date for which a Stipulated Loss Value percentage has been calculated, the date that immediately precedes such date.

"Substituted Equipment" shall have the meaning set forth in Section 13(b) of this Agreement.
"Tax" shall have the meaning set forth in Section 11 of this Agreement.
"Trust Agreements" shall mean, collectively' the following agreements:

          (1)     Trust Agreement [N511P], dated as of November 14, 1995, between PCI Air Management Partners, L.L.C., as successor owner participant, and the Trustee, in connection with one Boeing 747-212B aircraft, bearing manufacturer's serial number 21162 and FAA Registration Number N511P, as the same may be amended or supplemented from time to time;

          (2)     Trust Agreement [N31030], dated as of November 14, 1995, between PCI Air Management Partners, L.L.C., as successor owner participant, and the Trustee, in connection with one Lockheed L-1011-385-1-15 aircraft, bearing manufacturer's serial number 193B-1111 and FAA Registration Number N31030, as the same may be amended or supplemented from time to time;

          (3)     Trust Agreement [N81026], dated as of November 14, 1995, between PCI Air Management Partners, L.L.C., as successor owner participant, and the Trustee, in connection with one Lockheed L-1011-385-1-15 aircraft, bearing manufacturer's serial number 193B--1104 and FAA Registration Number N81026, as the same may be amended or supplemented from time to time;

          (4)     Trust Agreement [N81025], dated as of November 14, 1995, between PCI Air Management Partners, L.L.C., as successor owner participant, and the Trustee, in connection with one Lockheed L-1011-385-1-15 aircraft, bearing manufacturer's serial number 193B-1098 and FAA Registration Number N81025, as the same may be amended or supplemented from time to time;

          (5)     Trust Agreement [N81028], dated. as of November 14, 1995, between PCI Air Management Partners, L.L.C., as successor owner participant, and the Trustee, in connection with one Lockheed L-1011-385-1-15 aircraft, bearing manufacturer's serial number 193B-1108 and FAA Registration Number N81028, as the same may be amended or supplemented from time to time;

and each other trust agreement referred to in an Individual Leasing Record executed and delivered pursuant to this Lease.
"Trust Estate" shall have the meaning set forth in the Trust Agreement(s).
"Trustee" shall have the meaning set forth in the Trust Agreement(s).
(b) Rules of Interpretation. The following rules shall apply to this Agreement:
(i) the singular includes the plural and the plural includes the singular;
(ii) or" is not exclusive and "include" and "including" are not limiting;
(iii) a reference to a Person includes its permitted successors and assigns;
(iv) a reference herein to Section, Exhibit or Schedule is to the relevant Section, Exhibit or Schedule of this Agreement or an applicable ILR; and
(v) all references to Lessor, unless the context otherwise requires, shall be deemed a reference to the Lessor under the applicable Lease of the applicable Aircraft.
SECTION 2. Agreement for Lease of Aircraft.

                    (a)     This Agreement sets forth the terms and conditions which shall govern the leasing by Lessor to Lessee of any Aircraft described in any Individual Leasing Record now or hereafter executed by Lessor, Owner Participant and Lessee and incorporating this Agreement by specific reference. Subject to the terms and conditions of such Individual Leasing Records as Lessor, Owner Participant and Lessee may choose to execute and the terms and conditions of this Agreement, Lessor shall lease to Lessee and Lessee shall lease from Lessor the Aircraft. No Individual Leasing Record shall be effective unless and until executed by Lessor, Owner Participant and Lessee. Upon the execution and delivery of this Agreement and one or more of such Individual Leasing Records, there shall be effected a contract to lease the Aircraft described therein (each, a "Lease") in accordance with the terms hereof and of such Individual Leasing Record. Each such Lease shall be a separate and severable obligation of Lessee, Owner Participant and Lessor.

                    (b)     Lessor, Owner Participant and Lessee hereby declare that each Lease is, and is intended to be, (i) a true lease and not a lease intended as security or a lease in the nature of a security interest and (ii) a Bank Holding Company Eligible Lease. Lessor will have title to and will be the legal owner, and Owner Participant will be the beneficial owner, in each case, for all purposes of each Aircraft to be leased pursuant to a Lease, and Lessee will not acquire any right, equity, title or interest in any such Aircraft, except the right, as lessee, to use the same under the terms of the applicable Lease.

SECTION 3. Delivery.

                    (a)     Delivery of the Aircraft. Lessor hereby agrees to accept delivery of, and simultaneously to lease to Lessee under the terms of this Lease and the applicable Individual Leasing Record, and Lessee hereby agrees to lease from Lessor, each of the Aircraft. Lessor shall not be liable to Lessee for any failure or delay in obtaining any Aircraft or making delivery thereof.

(b) Execution and Delivery of the Documents. Not later than the Delivery Date with respect to each Aircraft, the following conditions shall have been satisfied:

          (i)     the following documents shall have been duly authorized, executed and delivered by the respective parties thereto, and shall be in full force and effect: (A) this Agreement, along with an Individual Leasing Record for such Aircraft, (B) the Trust Agreement, (C) the Operating Agreement, (D) the Contribution Agreement, and (E) an AC Form 8050-2 Bill of Sale and an additional full warranty bill of sale for each Aircraft, both executed by Lessee in favor of Lessor;

          (ii)     Lessee shall have delivered to Lessor all necessary consents and approvals of any applicable governmental, regulatory or other authority (including a certificate of airworthiness issued by the FAA and an opinion of FAA counsel with respect to title to such Aircraft and filing for recordation of this Agreement and the applicable ILR);

(iii) Owner Participant shall have received appropriate title papers for such Aircraft;

          (iv)    Lessee shall have delivered to Lessor a copy of any sublease and sub-sublease in existence on the Delivery Date with respect to such Aircraft which such subleases and sub-subleases shall comply with the provisions of Section 7 hereof; and

(v) Each of Lessor and Owner Participant shall have received a copy of an officer's certificate and secretary's certificate of Lessee in form and substance satisfactory to it.

                    (c)     Assignment of Warranties, Etc. To the extent permitted by applicable law, Lessor hereby assigns to Lessee any and all warranties and indemnities of and claims against suppliers, dealers, manufacturers, vendors, contractors and subcontractors relating to each Aircraft. Lessor hereby irrevocably appoints Lessee as its attorney-in-fact and agent with full authority in the place and stead of Lessor and in the name of Lessor or otherwise, at Lessee's sole cost and expense, from time to time during the applicable Lease Term (except, in the case of any Lease, at such times as an Event of Default with respect to such Lease shall have occurred and be continuing) to assert and enforce (including compromise, waiver or settlement thereof) for Lessor's account whatever claims and rights Lessor may have against suppliers, dealers, manufacturers, vendors, contractors and subcontractors relating to each Aircraft or any component thereof, whether under warranty, product liability claim or otherwise. Any amount received by Lessee in respect of any such claim or right shall be applied in accordance with Section 13 of this Agreement.

          SECTION 4.     Lease Term. Subject to the acceptance and delivery of an Aircraft and to the other requirements described in Section 3 hereof, the Lease . Term for such Aircraft shall commence on the Delivery Date for such Aircraft and shall end on the applicable Expiration Date, or on such earlier date on which this Agreement or the applicable ILR shall terminate pursuant to the terms hereof or thereof. Upon expiration of the applicable Lease Term or other termination of the applicable Lease for each Aircraft, Lessee shall return such Aircraft to Lessor (in accordance with the provisions set forth in Section 14 of this Agreement).

          SECTION 5.     Rent. Lessee shall pay Interim Rent with respect to the Interim Term for an Aircraft in a single installment on the date and in the amount specified in the applicable ILR with respect to such Aircraft. Lessee shall pay Rent with respect to the Basic Term for the Lease of an Aircraft quarterly in arrears, on each Rent Payment Date for such Aircraft, in the-amounts specified in the Schedule of Rent attached to the applicable ILR for such Aircraft. For purposes of this Agreement and except as otherwise provided in an applicable ILR, a "year" during a Lease Term shall run from January 2 to January 1 of the following year. If Lessor shall not receive payment of Rent or Interim Rent for any Aircraft when due hereunder, Lessee shall pay a late payment charge to Lessor on such late payment at a rate equal to the Late Payment Rate for the period during which such Rent or Interim Rent, as the case may be, remains due and unpaid. If the Lease of an Aircraft terminates during a year (including pursuant to the stated Expiration Date in any ILR), Rent or Interim Rent, as the case may be, shall be prorated based on the number of days during such year that such Aircraft was subject to such Lease, and such prorated Rent or Interim Rent shall be due on the date of such termination. All payments described in this Section 5 shall be made in immediately available Dollars on the date payable, or if such date shall not be a Business Day, on the following Business Day, and shall be paid to Lessor by or before noon, local time, at the following address:

Wilmington Trust Company Rodney Square North 1100 N. Market Street Wilmington, Delaware 19890-0001
Attention: Corporate Trust Administration Reference: PCI/PCI Air Management Partners, L.L.C.
SECTION 6. Use of Aircraft.

                    (a)     Lessor as Owner for all Purposes. Lessor and Lessee hereby acknowledge and agree that each Aircraft shall at all times be the sole and exclusive property of Lessor, and Lessee shall have no right, title or interest therein but only the right to use the same as herein provided. So long as no Event of Default has occurred and is continuing under the Lease for an Aircraft, Lessee and any Permitted Sublessee may use such Aircraft during the applicable Lease Term in the regular course of its business in accordance with the terms hereof and of the applicable ILR.

                    (b)     Licenses; Registration; Expenses. Lessee shall pay all costs, expenses, fees and charges incurred in connection with the possession, maintenance, repair and use of each Aircraft during the Lease Term with respect thereto. Lessee, at its own expense, shall (i) procure and maintain in effect all licenses, registrations, certificates, permits, approvals and consents required by any governmental authority in connection with the use or possession of each Aircraft, (ii) use every reasonable precaution to prevent loss or damage to each Aircraft and to prevent injury to third persons or property of third persons, (iii) supply the necessary support, equipment and other items required in the use of each Aircraft, and (iv) cooperate fully with Lessor and all insurance companies providing insurance in accordance with Section 9 of this Agreement in the investigation and defense of any claims and suits. Lessee shall (or shall cause a Permitted Sublessee to), at its own cost and expense, as of the applicable Delivery Date, cause each Aircraft to be and at all times to remain duly.-registered in the name of Lessor (and Lessor and Owner Participant will undertake all actions necessary to permit registration in the name of Lessor) under the Act, or, if applicable, the laws of such other country of registry-referenced in the applicable ILR. In addition, to the extent it is legally able to do so, Lessee shall procure and maintain in effect, at its own expense, all other licenses, registrations, certificates, permits, approvals and consents required by federal, state or local laws or by any governmental authority. Lessee shall promptly and duly execute, deliver, file and record all such documents, statements, filings and registrations, and take such further action as Lessor from time to time shall reasonably request in order to establish, perfect and maintain Lessor's title to and interest in each Aircraft as against Lessee or any third party (other than UCC filings showing Lessee as debtor or lessee). Lessee shall take no written position (including the filing of any tax return) that would be contrary to the position that Lessor is the legal owner and Owner Participant is the beneficial owner of each Aircraft. If Lessor reasonably requests, Lessor may supply. Lessee with a list of all of the Aircraft leased hereunder and, upon delivery of such list, Lessee shall supply Lessor with such information regarding the use, location or condition of such Aircraft as-is reasonably available to Lessee, as Lessor may reasonably request.

                    (c)     Operation of the Aircraft. Lessee agrees that no Aircraft will be used, operated or maintained in violation of any law or any rule, regulation, order or certificate of any government or governmental authority (domestic or foreign) having jurisdiction over Lessor, Owner Participant, Lessee or such Aircraft (including all orders, permits, authorizations and approvals described in this Section 6), and Lessee shall not violate any certificate, license or registration relating to such Aircraft issued by any such authority, except to the extent (i) Lessee is contesting in good faith by appropriate proceedings the validity or application of such law, order, rule or regulation, (ii) such violation does not result in any material risk of the sale or forfeiture of the Aircraft or any interest therein (except to the extent Lessee shall have provided security reasonably acceptable to Lessor to protect against such risk), and (iii) such contest would not subject any Indemnified Person to any criminal liability. In addition, Lessee will not operate or locate any Aircraft, or permit the operation or location of any Aircraft in any area excluded from coverage by any insurance maintained by Lessee pursuant to Section 9 hereof, except to the extent such operation or location is pursuant to a requisition by the United States Government, and Lessee shall have obtained an indemnity from the United States Government in lieu of such insurance. Lessee shall comply and shall cause all persons operating any Aircraft to comply with all insurance policy conditions and with all statutes, decrees, ordinances and regulations regarding acquiring, titling, owning, registering, leasing, insuring, using, operating, and disposing of such Aircraft and the licensing of operators thereof.

                    (d)     Liens. Lessee shall not, without. the prior written consent of Lessor, permit, or suffer to exist any Liens other than Permitted Liens, nor shall Lessee assign any right or interest herein or in any Aircraft, Airframe or Engine except as expressly provided in this Agreement. Lessee will indemnify Lessor and Owner Participant on demand for all costs, charges and expenses (including reasonable legal fees) payable by Lessor or Owner Participant to have any Aircraft or any Part thereof released from any such Lien other than a Permitted Lien. Lessee shall promptly and at its own expense take such action as may be necessary to discharge or remove any such Lien other than a Lessor's Lien.

                    (e)     Identification. On or prior to the Delivery Date with respect to an Aircraft, or as soon thereafter as practicable, Lessee will cause to be affixed to, and maintained in, the cockpit of the applicable Airframe and on each applicable Engine in a clearly visible location a plate of a reasonable size and shape bearing the following legend:

"Leased from Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee, Owner and Lessor."

Lessee shall not remove or permit the removal of such plate. If Lessee becomes aware that any such plate is damaged or illegible, Lessee shall promptly replace it with an exact duplicate in the same location as initially installed by Lessee in accordance with the requirements of this Section. Lessee shall not alter or remove or permit the alteration or removal of the registration certificate or of the nationality and registration marks required to be maintained on the Aircraft, and will restore such marks if. Lessee becomes aware that they have been damaged. During the Lease Term for any Aircraft, Lessee and any Permitted Sublessee may letter, paint or mark such Aircraft with the name and logo of Lessee or any Permitted Sublessee and may cause such Aircraft to bear insignia plates or other markings identifying the supplier or manufacturer of the Airframe or the Engines with respect thereto or any Parts of either thereof.

          SECTION 7.     Subleasing the Aircraft. Notwithstanding anything to the contrary set forth in this Agreement, so long as no Event of Default or Incipient Event of Default with respect to an Aircraft shall have occurred and be continuing (provided that the existence of an Incipient Event of Default shall not affect any Permitted-Sublease in existence prior to the occurrence of such Incipient Event of Default), Lessee and any Permitted Sublessee shall have the' right, subject to the terms of this Agreement and the applicable ILR, without the prior .written consent of Lessor, to enter into a sublease of such Aircraft for use in the sublessee's ordinary course of business; provided further, however, that (x) no such sublease pursuant to (v) above shall have a term that exceeds the remaining Lease Term for such Aircraft and (y) such sublease shall contain provisions relating to insurance that are at least as favorable (from a lessor's perspective) as the provisions set forth in Section 9 of this Agreement. Immediately prior to entering into any such sublease (other than a sublease in existence on the date hereof), Lessee shall deliver to Lessor any required certificates or other documentation with respect to insurance of such Aircraft, including, without limitation, a certificate specifically naming the Owner Participant and AM-BT as additional insureds with respect to such insurance. The existence of any sublease shall in no way limit Lessee's obligations under this Lease with respect to such Aircraft. Lessee and Lessor hereby acknowledge that the Aircraft are and will continue to be subject to subleases pursuant to the terms of this Agreement.

SECTION 8. Maintenance, Improvements and Repair of Aircraft.

                    (a)     Maintenance. Lessee shall, at its own expense (or shall cause a Permitted Sublessee to), (i) maintain, inspect, service, repair and overhaul (or cause to be maintained, inspected, serviced, repaired and overhauled) each Aircraft, (A) while such Aircraft is registered in the United States, in compliance with the applicable regulations of the FAA and with a relevant Permitted Sublessee's FAA-approved maintenance program and, while such Aircraft is registered in another country referenced in the applicable ILR, in compliance with the applicable requirements of the aeronautical authority of such country of registry, (B) so as to keep such Aircraft in good operating condition, (C) as may be necessary to enable the airworthiness certification of such Aircraft to be maintained in good standing at all times under the Act or, while such Aircraft is registered under another country referenced in the applicable ILR, under the applicable requirements of the aeronautical authority of such country of registry except, in each case, when the Aircraft is being maintained, serviced, tested, inspected, repaired or modified as permitted or required by this Agreement or the applicable ILR or when all aircraft of the same make and model as such Aircraft have been grounded by the FAA, and (D) so as to keep such Aircraft maintained in a manner comparable to the manner in which Lessee maintains (or causes to be maintained) similar aircraft and engines owned and operated by Lessee or leased by Lessee as lessor (and any Permitted Sublease shall contain a provision to the effect that the Permitted Sublessee will be required to maintain the Aircraft without discrimination); and (ii) maintain or cause to be maintained all records, logs and other materials required in respect of such Aircraft by the applicable regulations of the FAA and by the Permitted Sublessee's FAA-approved maintenance program or such other FAA-approved maintenance program satisfying the requirements in clause (a)(1)(A) of this Section 8, or, if applicable, by applicable regulatory agencies and aeronautical authorities of jurisdictions in which the Aircraft is then' registered in accordance with the applicable ILR. Alternatively, Lessee shall provide maintenance and storage for each Aircraft subject to this Lease for any period such Aircraft is not on operational status in accordance with the manufacturer's approved maintenance manual procedures for such Aircraft and prudent industry practice. Neither Lessor nor Owner Participant shall be obliged in any way to maintain, alter, repair, rebuild or replace any Aircraft or any Part thereof, and Lessee expressly waives to the fullest extent permitted by law the right to require performance of any such action by Lessor or Owner Participant, or at the expense of either thereof, pursuant to any law at any time in effect or the right to cause Lessor or Owner Participant to make any repairs, restorations, replacements, renewals, additions or improvements with respect to such Aircraft. Subject to the provisions contained in Section 14 hereof relating to the return of an Aircraft, Lessee may in good faith and by appropriate legal proceedings contest the validity or application of any law, rule, regulation, order or airworthiness directive with respect to an Aircraft or the maintenance thereof so long as (i) Lessee is contesting in good faith by appropriate proceedings the validity or application of such law, rule, regulation, order or directive, (ii) such proceedings or other actions do not result in any material risk of the sale or forfeiture of the Aircraft or any interest therein (except to the extent Lessee shall have provided security reasonably acceptable to Lessor to protect against such risk), and (iii) such contest would not subject any Indemnified Person to any criminal liability.

                    (b)     Replacements. In the ordinary course of maintenance, service, repair or testing, Lessee, or any Permitted Sublessee, at its own expense, shall replace any Parts that are worn out, lost, stolen, confiscated, damaged, destroyed or otherwise unfit for use from any Aircraft to the extent such Parts are necessary or useful, as promptly as practicable. In addition, Lessee or any Permitted Sublessee may remove in the ordinary course of maintenance, service, repair or testing any Parts, provided that Lessee or a Permitted Sublessee shall replace such Parts in accordance with the provisions of this Section 8 as soon as reasonably practicable and in accordance with Lessee's normal business practices. All replacement parts shall be free and clear of all Liens (except (i) in the case of replacement parts temporarily installed, (ii) pooling arrangements permitted by Section 7 of this Agreement, and (iii) Permitted Liens, in each case, subject to the provisions of Section 14 of this Agreement) and shall be in at least as good operating condition as, and shall have a value, utility and remaining useful. Life at least equal to, the Parts replaced (assuming such replaced-Parts were fn at least the condition and repair required to be maintained hereunder). Each of Lessee or any Permitted. Sublessee, at its own expense, may remove (without replacing) any Parts that Lessee or such Permitted Sublessee determines are no longer appropriate for use in any Aircraft and may make such alterations to such Aircraft as Lessee or such Permitted Sublessee deems desirable in the proper conduct of its business so long as such removal or alteration does not decrease the value, utility or remaining useful life of such Aircraft below the value, utility or remaining useful life thereof immediately prior to such removal or alteration. Each Part at any time removed from any Aircraft shall remain the property of (and .title thereto shall remain in) Lessor, no matter where located, until such time as such part shall be replaced by a replacement part that has been incorporated or installed in or attached to such Aircraft and that meets the requirements for replacement parts specified above. Immediately upon any replacement part becoming incorporated or installed in or attached to any Aircraft as above provided, without further act or instrument, subject to Permitted Liens (other than Lessor's Liens), (i) title to the removed Part shall thereupon vest in Lessee, free and clear of all rights of Lessor and shall no longer be deemed a part hereunder, (ii) title to such replacement part shall thereupon vest in Lessor, and (iii) such replacement part shall become subject to the applicable Lease and be deemed a Part of such Aircraft for all purposes hereof to the same extent as the Part originally incorporated or installed in or attached to such Aircraft.

                    (c)     Required Alterations. Lessee, at its own cost and expense, shall make (or cause to be made) all modifications, additions, alterations and improvements to any Aircraft as may be required from time to time to meet in all material respects the requirements of applicable governmental rules and regulations (regardless of the Person upon whom such requirements, by their terms, are nominally imposed) and any recommendations of the manufacturer, unless, in the case of manufacturers recommendations, such failure would not affect the safety of such Aircraft or materially impair its value, utility or remaining useful life (assuming such Aircraft was in at least the condition required to be maintained hereunder). Any such required or recommended replacements, improvements or additions shall be made in the manner that would least impair the value, utility and remaining useful life of such Aircraft as originally delivered to lessee, and would not cause such Aircraft to constitute "limited use property" within the meaning of Rev. Proc. 76-30, 1976-2 C.B. 647.

                    (d)     Title to Alterations. All improvements and additions to any Aircraft shall become and remain the property of Lessor. Notwithstanding the foregoing, Lessee or any Permitted Sublessee may remove or suffer to be removed any Part from any Aircraft that (i) is in addition to, and not in replacement of or substitution for, any Part originally incorporated on or installed in or attached to such Aircraft or any part in replacement of or in substitution for any such Part, (ii) is not required to be incorporated or installed in or attached or added to the Aircraft pursuant to the terms of this Section 8 and (iii) can be removed from such Aircraft without diminishing the value, utility or remaining useful life of such Aircraft (assuming such Aircraft was in at least the condition and repair (but no better than the condition or repair) required to be maintained hereunder) (any such Part, a "Severable Part") and upon such removal title thereto shall vest in Lessee. Any Severable Part which is not removed from an Aircraft at the time of its surrender to Lessor shall remain the property of Lessor.

                    (e)     Permitted Alterations. Unless an Event of Default with respect to an Aircraft shall have occurred and be continuing, Lessee, at its own cost and expense, may from time to time make, subject to obtaining all necessary governmental approvals and consents of third parties, such improvements, modifications and alterations to any such Aircraft that are not required pursuant to Section 8(c) hereof as Lessee may deem desirable in the proper conduct of its business, so long as (i) such, improvement, modification or alteration shall not decrease the value, utility or remaining useful life of such Aircraft (assuming such Aircraft was in at least the condition and repair required to be maintained hereunder); (ii) such improvement, modification or alteration shall not cause such Aircraft to constitute "limited use property" within the meaning of Rev. Proc. 76-30, 1976-2 C.B. 647, and (iii) no improvements, modifications or alterations, taken together or separately, shall violate the provisions of Rev. Proc. 75-21, 1975-1 C.B. 715 or 79-48, 1979-1 C.B. 529.

                    (f)     Reports. Lessee shall prepare and file all reports required to be filed by any governmental or regulatory authority with respect to the use, maintenance or condition of each Aircraft, or if it is not legally able to do so, shall promptly furnish or cause to be furnished to Lessor such information as may be required to enable Lessor to file any reports required to be filed by Lessor by virtue of its ownership of such Aircraft.

SECTION 9. Insurance.

                    (a)     Obligation to Insure. Lessee shall, at no cost and expense to Lessor, procure or cause to be procured and maintain or cause to be maintained with insurers of recognized responsibility in the worldwide commercial aviation industry (i) all risk ground and flight aircraft hull insurance insuring the respective interests of Lessor (in its individual capacity and as Trustee under the applicable Trust Agreement), Owner Participant and Lessee and covering physical loss or damage to each Aircraft in an amount equal to or greater than the Stipulated Loss Value for such Aircraft, (ii) comprehensive airline liability insurance covering, but not limited to, comprehensive general liability, third party legal liability, passenger legal liability, personal injury liability, passengers' checked and unchecked baggage and personal effects liability with a combined single limit of not less than the lesser of the amount required by the applicable sublease for such Aircraft on the date of the ILR subjecting such Aircraft to this Lease and $500,000,000, and (iii) such other insurance against risks customarily insured against by owners or lessees of aircraft similar to each Aircraft and in amounts consistent with prudent industry practice. All such insurance shall be of the type usually carried in accordance with prudent industry practice for Persons of similar size of Lessee owning, operating or using aircraft similar to such Aircraft which covers the kinds of risks customarily insured, and shall be maintained in effect with reputable companies with substantial financial capacity, as are reasonably satisfactory to Lessor. Policies covering hull insurance shall be subject to a reasonable deductible or self-insured retained amount consistent with prudent industry practices and in an amount not greater than the deductible or self-insured amount, as the case may be, for similar aircraft owned or leased by Lessee. Each of Lessor (in its individual capacity and as Trustee under the applicable Trust Agreement), Owner Participant and AM-BT shall be a named insured as their respective interests may appear with respect to aircraft public liability or other third-party liability insurance, and a named loss payee as its interests may appear in respect of hull or casualty insurance in all insurance policies required under this Section 9. Each such policy shall be primary without right of contribution from any other insurance carried by Lessor, Owner Participant or AM-BT and shall waive any right of setoff, counterclaim or other deduction in respect of any liability of Lessor, Owner Participant or AM-BT to the extent any moneys are due to Lessor, Owner Participant or AM-BT (other than with respect to unpaid premiums). In addition, each such policy shall provide for at least 30 days' written notice (or, if such notice period is not permitted under the applicable policy, the longest prior notice that would be so permitted) to Lessor, Owner Participant and AM-BT of any cancellation or material alteration. of such policy. No such policies shall provide that there shall be any recourse against Lessor, Owner Participant or AM-BT for payment of premiums or other amounts due with respect to such policies, nor shall my such policies provide that the rights of Lessor, Owner Participant or AM-BT under such policies can be affected by any action, inaction or breach of Lessee or any sublessee. At Lessor's, Owner Participant's or AM-BT's request, Lessee shall furnish Lessor, Owner Participant or AM-BT, as the case may be, with certificates or other evidence satisfactory to Lessor, Owner Participant or AM-BT of compliance by Lessee with the provisions hereof, but neither Lessor nor Owner Participant nor AM-BT shall be under any duty to examine such certificates or to advise Lessee in the event its insurance is not in compliance herewith. Lessee covenants that it will not use or permit the use of any Aircraft at any time when the insurance required by this Section 9 is not in force with respect to such Aircraft. Lessee's obligation to maintain insurance in accordance with the provisions of this Section 9 with respect to any Aircraft shall commence on the Delivery Date, and shall continue until such Aircraft is sold pursuant to the terms of this Agreement or such Aircraft is no longer subject to the applicable Lease, whichever is sooner. Lessee may self-insure, or satisfy through contingent insurance, all or any portion of the foregoing coverage in a manner consistent with Lessee's self-insurance practices or contingent insurance practices, as the case may be, in effect on the date hereof and prudent industry standards with respect to each Aircraft to be insured and as Lessor may otherwise approve in writing. On or before the Delivery Date with respect to any Aircraft, Lessee shall furnish to Lessor a certificate of an authorized representative of the insurers containing a reasonable description of the insurance then carried and maintained for such Aircraft and certifying to the fact that such insurance meets the requirements of this Section 9, to the extent applicable.

                    (b)     Additional Insurance. Nothing contained in this Section 9 shall prohibit Lessee from maintaining, at its own expense, insurance for its own account with respect to loss or damage to, or liability arising from all or any portion of the Aircraft, so long as such insurance does not materially interfere with any insurance required to be carried by Lessee under this Section 9.

SECTION 10. General Indemnity.

                    (a)     Lessee agrees to indemnify, on an after - Tax basis, Lessor (both in its individual capacity and as Trustee under the Trust Agreements), Owner Participant and each of its members, AMP Investments, L.L.C. and each of its members, and their respective Affiliates, successors and permitted assigns, and each of their respective officers, directors, employees, and agents (each, an "Indemnified Person") and hold each of them harmless from and against any and all liabilities (including without limitation liability in tort), losses, obligations, claims (including injury to third Persons or property of third Persons) damages, penalties, causes of action, suits, costs and expenses (including attorneys' fees and expenses) or judgments of any nature that may be incurred by any such Indemnified Person (but, with respect to any particular Indemnified Person, excluding any such Claims (x) to the extent incurred by reason of or arising as a result of the gross negligence or willful misconduct of such Indemnified Person, and (y) that are in the nature of Taxes) arising out of, resulting from or relating to any matter arising out of or relating to any Aircraft, any Engine or any Part, this Agreement (and any Individual Leasing Records incorporating this Agreement), or any subleases, including, but not limited to:

          (i)     the ordering, delivery, nondelivery, acquisition, rejection, installation, possession, titling, registration, reregistration, custody by Lessee of title and registration documents, manufacture (including any claim based upon any infringement or alleged infringement of patent or any other right), use, nonuse, misuse, transportation, storage, maintenance, modification, alteration, repair, control or disposition (unless such disposition is made voluntarily by Lessor, and no Event of Default with respect to the Aircraft being disposed of has occurred and is continuing at the time of such disposition) of all or any Part of any Aircraft, any Engine or any portion thereof; or

          (ii)     any violation or alleged violation by Lessee of (a) any provision of or transaction contemplated by this Agreement, the applicable Lease or of any contract or agreement to which Lessee is a party or by which it is bound (including the breach or inaccuracy of any of the representations or warranties of Lessee set forth in this Agreement or any ILR), or (b) any applicable law or governmental rule or regulation applicable at any time to any Aircraft or any action or transaction by Lessee with respect thereto or pursuant to this Agreement; or

          (iii)     all additional reasonable out-of-pocket costs or expenses incurred by any Indemnified Person solely as a result of having to qualify to do business in any jurisdiction solely due to the use, presence or location of any Aircraft in such jurisdiction.

                    (b)     Control of Litigation. (i) Promptly after receipt by any Indemnified Person of notice of the commencement of any action, suit or proceeding or the written assertion of any claim or demand in respect of which indemnity may be sought hereunder (an "Indemnified Matter"), the Indemnified Person shall notify Lessee in writing (the "Claim Notice") of such notice. Lessee shall at its own expense assume the defense of such Indemnified Matter within 30 days after receipt of the Claim Notice; provided that the Indemnified Person shall upon reasonable notice by Lessee consult from time to time. in respect of such Indemnified Matter and provide Lessee with any documents or other items or access to any witness which Lessee deems in its reasonable judgment to be necessary in connection with any Indemnified Matter and any reasonable out-of-pocket costs therefor shall be paid or reimbursed by Lessee. The Indemnified Person may participate in the defense of any Indemnified Matter and employ separate counsel, at its own expense; provided that if the defendants or potential defendants or obligors in connection with any Indemnified Matter shall include both Lessee and an Indemnified Person, and such Indemnified Person shall have reasonably concluded that counsel selected by Lessee has a conflict of interest because of the availability of different or additional defenses to such Indemnified Person, such Indemnified Person shall have the right to select separate counsel to participate in the defense or handling of such Indemnified Matter on its behalf, at the expense of Lessee. So long as no Event of Default with respect to an Aircraft shall have occurred and be continuing, Lessee may, in its sole discretion, defend, settle or compromise any such suit, action or claim with respect to such Aircraft; provided that (x) Lessee shall be solely liable in respect of losses arising-therefrom (whether by payment of any judgment, settlement, amount or indemnity hereunder), and (y) Lessee shall not settle any such suit, action or claim to the extent it involves remedies other than monetary damages without the prior written consent of the relevant Indemnified Person, which consent shall not be unreasonably withheld. If Lessee chooses to defend or prosecute any claim, the Indemnified Person hereto shall cooperate in the defense or prosecution thereof.

                    (ii)     Lessee shall not be liable under Section 10(a) hereof with respect to any amount resulting from a claim or demand of which such Indemnified Person had actual knowledge and following which Lessee was not notified on a timely basis and offered the opportunity to assume the defense of such claim or demand as provided under Section 10(b)(i) hereof, but only to the extent Lessee is prejudiced as a result of not having-had timely notice or the opportunity to assume the defense of such claim-or demand; provided, however, that Lessee shall be deemed to have received notice and been offered the opportunity to defend under Section 10(b)(i) hereof if notice of such claim or demand shall have been received by an Affiliate of Lessee.

                    (iii)     Lessee and Indemnified Person shall fully cooperate with each other in regard to any such Indemnified Matter, including without limitation, delivering copies of all pleadings, documents, reports and correspondence to the other party, and acting reasonably in all matters in which joint decisions are required.

                    (c)     Lessee shall forthwith upon demand reimburse each Indemnified Person for any sum or sums expended with respect to any of the foregoing or shall pay such amounts directly upon request from such Indemnified Person. Lessee-shall be subrogated to such Indemnified Person's right in the affected transaction. The foregoing indemnity in this Section 10 shall survive the expiration or earlier termination of this Agreement and shall' continue in effect for all of the foregoing matters except for losses, damages or claims arising after the Expiration Date (or earlier termination) which relate to events occurring after such date. Nothing herein contained shall be construed as a guaranty by Lessee of any useful-life or residual value in the Aircraft.

                    (d)     Payment. Any amount payable to an Indemnified Person pursuant to this Section 10 shall be paid within 10 Business Days after receipt by Lessee or a written demand thereof or from such Indemnified Person accompanied by a written statement describing in reasonable detail the amount so payable.

SECTION 11. Tax Indemnity.

                    (a)     Indemnified Taxes. Lessee agrees to pay when due and assume liability for and indemnify and hold harmless each Indemnified Person from and against any and all claims of any kind whatsoever asserted against any person that are in the nature of taxes (including income, gross receipts, sales, rental, use, turnover, value-added, property (tangible and intangible), excise and stamp taxes) or other governmental fees (including license and registration fees), assessments, levies, imposts, duties, charges, surcharges, assessments or withholdings of any nature whatsoever, together with all interest, penalties and additions to taxes imposed by any federal, state or local taxing authority in the United States or by any foreign government or any political subdivision or taxing authority thereof or by any territory or possession of the United States or by any international authority (any of the foregoing being referred to herein as "Taxes") on or arising out of, resulting from or relating to, in connection with or measured by (i) this Agreement and any other documents contemplated by this Agreement or any future amendment, supplement, waiver or consent with respect thereto, that, in each case, has been requested by or consented to by Lessee, or the execution, delivery or performance of any thereof or the issuance, acquisition or subsequent transfer thereof; (ii) each Aircraft, Airframe, Engine, Part or any Parts of any thereof; (iii) the manufacture, financing, refinancing, construction, purchase, acceptance, possession, rejection, ownership, delivery, nondelivery, use, leasing, subleasing, condition, maintenance, repair, sale, control, return, transfer, assembly, substitution, improvement, location, installation, acquisition, transport, registration., reregistration, repossession, operation, replacement, insuring, storage, modification, rebuilding, importation, exportation, mortgaging, abandonment, redelivery or other disposition of or the imposition of any Lien (or the incurrence of any liability to refund or pay over any amount as the result of any Lien) (other than in each case, Lessor's Liens) on any Aircraft, Airframe, Engine, Part or any parts of any thereof; (iv) the rentals, receipts or earnings arising from each Aircraft, Airframe, Engine, Part or any parts of any thereof; (v) any amount paid or payable pursuant to any document contemplated by this Agreement or the property or the income or other proceeds with respect to the property held in the Trust Estate; or (vi) otherwise relating to the transactions contemplated by or consummated pursuant to this Agreement and the documents contemplated by this Agreement (including the filing or recording thereof); excluding, however,

          (i)     Taxes imposed by the United States Federal government pursuant to Subtitle A of the Code (including any minimum Taxes, withholding Taxes and any Taxes on or measured by any items of tax preference);

          (ii)     Taxes (including any minimum Taxes, withholding Taxes and any Taxes on or measured by any items of tax preference) that are based upon or measured by gross or net income, gross or net receipts or gross or net revenues, franchise Taxes, Taxes on doing business (including those based on gross receipts), Taxes on capital or net worth, Taxes on capital gains, Taxes on excess profits, Taxes on accumulated earnings, personal holding company Taxes and succession and estate Taxes (other than, in each case, Taxes that are (A) sales or use Taxes, (B) rental, (C) ad valorem or property Taxes or license fees, or (D) Taxes imposed solely as a result of the use, operation or location by Lessee, any sublessee, any other users of the Aircraft (other than any Indemnified Person or any Affiliate thereof), as any Affiliate of any of the foregoing of the Aircraft in the jurisdiction imposing such Tax or the status or activities of Lessee or any sublessee in such jurisdiction, or any combination of the foregoing);

          (iii)     Taxes imposed on or with respect to an Indemnified Person resulting from (A) any voluntary transfer by such Indemnified Person of any interest in an Aircraft or any Part thereof or any interest arising under this Agreement (other than (I) a transfer of an Aircraft while an Event of Default shall have occurred and be continuing with respect to such Aircraft, (II) a transfer to Lessee pursuant to Section 13 of this Agreement (except to the extent such Taxes are included in amounts paid by Lessee pursuant to Section 13), and (III) any modification, alteration, replacement or substitution made by Lessee pursuant to Section 8 of this Agreement that is treated as a transfer for Tax purposes), (B) any transfer of any interest in such Indemnified Person, or (C) any involuntary transfer of any of the foregoing interests in connection with any bankruptcy or other proceeding for the relief of debtors in which such Indemnified Person is the debtor, or any foreclosure by a creditor of such Indemnified Person, other than, in each case, a bankruptcy (or other such proceeding) of, or a foreclosure on, the relevant Aircraft caused by an Event of Default with respect to such Aircraft;

          (iv)     Taxes attributable to an Aircraft that are imposed with respect to any period after the earlier of (A) the Expiration Date for such Aircraft (including, if required under the terms of this Agreement, the return of the Aircraft to Lessor in accordance with the terms of this Agreement), or (B) the discharge in full of Lessee's obligations to pay Stipulated Loss Value with respect to such Aircraft or any amount determined by reference thereto, and all other amounts due hereunder and under the applicable ILR with respect to such Aircraft; provided, however, that the exclusion set forth in this clause (iv) shall not apply (x) to Taxes relating to events occurring or matters arising on or prior to the earlier of such times, and (y) in the case of an Aircraft, while an Event of Default or an Incipient Event of Default shall have occurred and be continuing with respect to such Aircraft;

          (v)     Taxes that would not have been imposed if the Indemnified Person or any Affiliate thereof had not engaged in activities in the jurisdiction imposing the Tax, which such activities are unrelated to the transactions contemplated by this Agreement;

(vi) Taxes imposed on fees received by Lessor in its capacity as Trustee under the Trust Agreements;
(vii) value added Taxes, except. to the extent such Taxes are adopted in lieu of Taxes that would otherwise be indemnifiable hereunder; and

          (viii)     Taxes imposed as a result of the gross negligence or willful misconduct of any Indemnified Person or any Affiliate thereof, or that result from a breach by any Indemnified Person of its obligations hereunder.

Lessee's indemnity obligation to an Indemnified Person under this Section 11(a) shall include any amount necessary to hold such Indemnified Person harmless, after taking into account any Tax benefits actually realized by such Indemnified Person, from the net amount of all Taxes actually required to be paid by such Indemnified Person by reason of the receipt or accrual of such indemnity; provided, however, that such Indemnified Person shall .provide such certifications, information and documentation as shall be reasonably requested by Lessee to minimize any payment pursuant to this paragraph.

                    (b)     Tax Savings, Etc. If an Indemnified Person shall actually realize any Tax saving or credit by reason of the imposition of any Tax for which Lessee has indemnified such Indemnified Person under this Section 11, or by reason of any payment or indemnity paid by Lessee under this Section 11, then so long as no Payment Event of Default shall have occurred and be continuing, such Indemnified Person shall pay to Lessee, within ten days after such Indemnified Person shall have actually realized such Tax saving or credit, the amount of such saving or credit, together with the amount of any Tax saving actually resulting from any payment pursuant to this sentence; provided that such Indemnified Person shall not be obligated to make any payment pursuant to this Section 11(b) to the extent such amount would exceed the amount of all prior payments made by Lessee pursuant to Section 11(a) reduced by all prior payments made by such Indemnified Person to Lessee pursuant to this Section 11(b); provided further that any excess shall be carried froward to reduce future obligations of Lessee under this Section 11. Any subsequent loss or disallowance of a Tax saving or credit paid to Lessee pursuant to the preceding sentence shall be indemnifiable under this Section 11.

(c) Tax Filing, Etc.

          (i)     Lessee agrees, to the extent it is legally able to do so, to timely file (or cause a Permitted Sublessee to timely file) appropriate returns, reports and statements (in a manner as will show the ownership of the Aircraft in Lessor) and to pay when due any Taxes, in each case, subject to indemnification under Section 11(a); provided, that if neither Lessee nor the Permitted Sublessee is legally able to file any such return, report or statement, Lessee shall prepare (or cause a Permitted Sublessee to prepare) and furnish such return, statement or report for filing by such Indemnified Person in such manner as shall be reasonably satisfactory to such Indemnified Person for filing not later than five Business Days prior to the due date; provided further that Lessee shall have no obligation to prepare and furnish such return, statement or report for filing by such Indemnified Person to the extent such Indemnified Person after receipt of Lessee's written request shall have failed to furnish Lessee with such information as is in such Indemnified Person's control and is necessary to prepare such return, statement or report. Lessee shall hold each Indemnified Person harmless from and against any and all liabilities, including, without limitation penalties, additions to tax, fines and interest arising out of any insufficiency or inaccuracy in any such return (other than any insufficiency or inaccuracy attributable to an act or omission of such Indemnified Person). Each Indemnified Person agrees to cooperate with and to furnish to Lessee any and all information that may be required by the respective governmental entity imposing the filing requirement or Tax required to be filed or paid, as the case may be, by Lessee.

          (ii)     If any of the Taxes for which Lessee is responsible under this Section 11 are imposed by law upon an Indemnified Person and such Indemnified Person elects to have Lessee file on its behalf any returns relating to such Taxes, such Indemnified Person agrees to grant to Lessee an appropriate power of attorney or other authorization if and to the extent necessary in order to enable Lessee to file on such Indemnified Person's behalf any and all appropriate returns and pay such Taxes referred to in this Section 11.

          (iii)     Lessee shall submit to Lessor or such other appropriate Indemnified Person upon written request by such Indemnified Person (A) a true and correct copy of all tax returns and receipts evidencing payment of all Taxes required to be filed or paid by Lessee pursuant to this Section 11, and (B) such other information as may be required by such Indemnified Person to complete its own tax returns or otherwise properly account for the Aircraft or the payments made under this Agreement or any applicable ILR.

(d) Contests.

          (i)     If any claim is made against an Indemnified Person with respect to Taxes for which Lessee could have an indemnity obligation hereunder, such Indemnified Person shall promptly notify Lessee in writing of such claim, and shall contest in good faith (including consultations in-good faith with Lessee and Lessee's counsel) with the appropriate public authority and by appropriate legal proceedings in the name of the relevant Indemnified Person, and shall not settle without the prior written consent of Lessee, the amount or validity of any Taxes payable by Lessee under the terms of this Agreement, provided that (A) Lessee shall have requested that such Indemnified Person pursue such contest, (B) if such contest requires the payment of the claim, Lessee shall have paid the amount required directly to the appropriate taxing authority or made an advance of the amount thereof to such Indemnified Person on an interest-free basis and net of any additional tax cost (after taking into account any tax benefits) to such Indemnified Person resulting from such advance, (C) if Lessee requests that an Indemnified Person pursue a contest that necessarily involves net income taxes, Lessee shall have provided an opinion of independent tax counsel, selected by Lessee and reasonably acceptable to Lessor, to the effect that there is a. reasonable basis for pursuing such contest, (D) such contest would not result in a material risk of forfeiture of the relevant Aircraft, and (E) no Event of Default with respect to the applicable Aircraft shall have occurred and be continuing, unless, in the case of (D) and (E), Lessee shall have provided security that, in the reasonable discretion of all Indemnified Persons, is sufficient to protect the Aircraft and Lessee's obligations hereunder without recourse to any other assets; and provided further, that Lessee shall pay for all costs, expenses and liabilities incurred in connection with any such contest to the extent such costs, expenses and liabilities relate to a Tax that Lessee shall have requested be contested in accordance with this Section 11(d). The Indemnified Person conducting such contest shall keep Lessee and its counsel informed of the progress and status of such contest. Alternatively, if (1) such contest involves (or could legally involve) only Taxes (other than net income Taxes) for which Lessee could have an indemnity obligation hereunder and (2) for which Lessee would be legally permitted to conduct such contest in its own name under the law of the applicable taxing jurisdiction, Lessee shall be permitted to contest the claim, subject to the conditions set forth in clauses (A), (B), (C), (D) and (E) above, and to control the contest of such claim, including the choice of forum, provided that (y) Lessee shall notify and advise such Indemnified Person of the progress and status of such contest and shall consider in good faith the recommendations of such Indemnified Person with respect to any such contest undertaken in such Indemnified Person's name, and (z) such Indemnified Person agrees to provide Lessee with the authorizations needed by Lessee to pursue such contest, and shall provide Lessee with all information in the possession of such Indemnified Person that is reasonably requested by Lessee for the pursuit of such contest. Notwithstanding the foregoing, Lessee shall be permitted to contest a Tax in the name of an Indemnified Party if (i) all the other conditions except clause (2) of the preceding sentence are met, (ii) the contest in question involves an Aircraft subject to a Permitted Sublease entered into after the date hereof under the terms of which Lessee has allowed the sublessee, as indemnitor under such sublease, to contest the indemnified Tax in Lessee's name and (iii) Lessee, as a general matter in leasing transactions it has entered into after the date hereof in which Lessee is the lessor, has granted similar rights to lessees in such transactions. Notwithstanding the foregoing provisions of this paragraph (i), an Indemnified Person may forego its obligation to contest a claim for Taxes if it notifies Lessee in writing that it waives its rights under this Section 11 with respect to such claim and any claim based on the outcome of such claim. A Permitted Sublessee shall be permitted to exercise Lessee's rights and obligations under this Section 11(d) with respect to a contest; provided that Lessee shall have notified Lessor in writing of its intention to have a Permitted Sublessee exercise such rights and obligations prior to the time that any action is taken by such Permitted Sublessee with respect to such contest; and provided, further, that Lessee shall at all times remain liable for its obligations under this Section 11.

          (ii)     Lessee shall be entitled to any refunds of Taxes, plus interest thereon, which are actually received by any Indemnified Person or Lessee which are with respect to Taxes previously paid by (or as to which an indemnity payment has been made by) Lessee under the terms of this Agreement; provided that (A) no Payment Event of Default shall have occurred and be continuing, and (B) the subsequent loss of any such refund for which an Indemnified Person has made a payment to Lessee shall be treated as an indemnified Tax under this Section 11.

                    (e)    Payment. Any amount payable to an Indemnified Person pursuant to this Section 11 shall be paid within 20 Business Days after receipt by Lessee of written demand therefor from such Indemnified Person accompanied by a written statement describing in reasonable detail the amount so payable, but not before the date that is one Business Day prior to the date such Tax is due; provided that if Lessee is properly pursuing a contest of a Tax as provided in Section 11(d), then, except as expressly provided in Section 11(d), Lessee shall not be required to pay any Tax until the conclusion of such contest. If requested to do so in the preceding sentence and if legally permissible, Lessee shall make any such payments directly to the appropriate taxing authority.

                    (f)     Survival of Indemnities. The indemnities and obligations set forth in this Section 11 shall be in addition to any other obligations or liabilities of Lessee hereunder or at common law or otherwise and, without prejudice to the survival of any other obligation of Lessee under this Agreement, shall survive the termination of this Agreement.

                    (g)     Definition of Indemnified Person. For purposes of' this Section 11, the term "Indemnified Person" shall include (i) for U.S. federal income tax purposes, any member of an "affiliated group" within the meaning of Section 1504(a) of the Code of which an Indemnified Person (as defined in Section 10 of this Agreement) is a member and (ii) any member of a group of which an Indemnified Person (as defined in Section 10 of this Agreement) is a member that files a combined or consolidated Tax return for purposes of any other Tax.

SECTION 12. Representations and Warranties.
(a) Lessee Representations and Warranties. Lessee hereby represents and warrants to Lessor and Owner Participant as follows:

          (i)     Corporate Existence and Power. Lessee is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly qualified to transact business as a foreign corporation in and is in good standing under the laws of each state in which the ownership of its properties or the conduct of its business makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect on Lessee, and has the requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as now being conducted and as proposed' to be conducted.

          (ii)     Corporate Authorization. Lessee has the corporate power and authority to execute and deliver this Agreement and each ILR and to consummate the transactions contemplated hereby. The execution and delivery by Lessee of this Agreement and each ILR, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized, executed and delivered by Lessee; no other corporate action on the part of Lessee, whether pursuant to its certificate or articles of incorporation or by-laws or otherwise, is necessary to authorize it to enter into this Agreement or any ILR or to consummate the transactions contemplated hereby or thereby.

          (iii)     No Violations, Etc. Neither the execution, delivery nor performance of this Agreement or any ILR, nor the consummation by Lessee of the transactions contemplated hereby and thereby, nor compliance by Lessee with the provisions hereof or thereof (A) requires any filing with, or consent, authorization, approval of, or waiver or exemption by, any governmental authority on the part of Lessee, except to the extent already obtained or performed by Lessee in accordance with the terms of this Agreement; (B) violates or will violate any order, writ, injunction, judgment, decree or award of any court or governmental authority applicable to Lessee or any applicable law; (C) violates or will violate, or conflicts or will conflict with, or results or will result in a breach or contravention of any of the provisions of its certificate or articles of incorporation or by-laws; or (D) breaches or constitutes a default (or an event which, with or without notice or lapse of time or both, would constitute a default) under, or conflicts with any term, covenant, condition or provision of, or results in any modification or termination of, or results in the creation of a Lien (other than a Permitted Lien) upon any Aircraft or any Part thereof pursuant to any contract (including any sublease to which an Aircraft is subject), indenture, mortgage, instrument or other agreement to which Lessee is a party or by which any properties of Lessee may be bound or affected or from which Lessee derives benefit.

          (iv)     Governmental Actions. No authorization or approval or other action by, and no notice to or filing or registration with, any governmental authority is or will be required in connection with the execution, delivery or performance by Lessee, or the consummation by it of the transactions contemplated by, this Agreement or any ILR, except to the extent already obtained or performed by Lessee in accordance with the terms of this Agreement.

          (v)     Binding Effect. This Agreement is, and each ILR upon execution and delivery thereof will be, the legal, valid and binding obligation of Lessee enforceable against Lessee in accordance with its terms, subject, however, to the application by a court of general principles of equity and to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally.

          (vi)     Financial Information. The consolidated balance sheet of Lessee and its subsidiaries as of ____________ and the related consolidated statements of income and retained earnings for the fiscal year then ended, certified by ____________, independent public accountants, copies of which have been furnished to Lessor, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of Lessee and its subsidiaries as of such date and their consolidated results of operations for such fiscal year.

          (vii)     No Litigation. There is no action, suit or proceeding pending or, to the knowledge of Lessee, threatened against Lessee before or by any federal, state, municipal, foreign or other governmental authority, agency, instrumentality, arbitrator or court that, if determined adversely to Lessee, would materially adversely affect the ability of Lessee to perform its obligations under this Agreement or any ILR, or the value of any Aircraft.

(viii) Defaults. No Event of Default (or event that with the passage of time or the giving of notice or both would constitute an Event of Default) has occurred and is continuing.

                    (b)     Lessor's Representations and Warranties. Lessor, both in its individual capacity and as Trustee under the Trust Agreements with respect to clauses (i) through (iv) below, and not in its individual capacity but solely as Trustee under the Trust Agreements with respect to clause (v) below, hereby represents and warrants to Lessee and Owner Participant as follows:

          (i)     Existence and Power. Lessor is a banking corporation duly organized and existing under the laws of the State of Delaware, and has the requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as now being conducted and as proposed' to be conducted.

          (ii)     Authorizations. Lessor has the corporate power and authority to execute and deliver this Agreement and each ILR and to consummate the transactions contemplated hereby. The execution and delivery by Lessor of this Agreement and each ILR, and the consummation of the transactions contemplated hereby or thereby, have been duly authorized, executed and delivered by all necessary corporate action; no other action on the part of Lessor, whether pursuant to its certificate or articles of incorporation or by-laws or otherwise, is necessary to authorize it to enter into this Agreement or any ILR or to consummate the transactions contemplated hereby or thereby.

          (iii)     No Violations, Etc. Neither the execution, delivery nor performance of this Agreement or any ILR, nor the consummation by Lessor of the transactions contemplated hereby or thereby, nor compliance by Lessor with the provisions hereof or thereof (A) requires any filing with, or consent, authorization, approval of, or waiver or exemption by, any governmental authority of the state of Delaware or the United States of America governing the banking or trust powers of Lessor, on the part of Lessor; (B) violates or will violate any order, writ, injunction, judgment, decree or award of any court or governmental authority applicable to Lessor or any applicable law of the State of Delaware or the United States of America governing the banking or trust powers of Lessor, or (C) violates or will violate, or conflicts or will conflict with, or results or will result in a breach or contravention of any of the provisions of its certificate or articles of incorporation or by-laws; or (D) breaches or constitutes a default (or an event which, with or without notice or lapse of time or both, would constitute a default) under, or conflicts with any term, covenants, condition or provision of, or results in any modification or termination of, any agreement or contract to which Lessor in its individual capacity is a party, or results in the creation of any Lessor's Liens attributable to Lessor in its individual capacity, except', in each case, for (x) violations, breaches, defaults, termination, modifications and encumbrances, and (y) filings, which, if not made, and (z) consents, authorizations, approvals, waivers and exemptions which, if not obtained, would not individually or in the aggregate, have a Material Adverse Effect on Lessor.

          (iv)     Governmental Actions. No authorization or approval or other action by, and no notice to or filing or registration with, any governmental authority of the State of Delaware or the United States of America governing Lessor's banking or trust powers is or will be required in connection with the execution, delivery or performance by Lessor, or the consummation by it of the transactions contemplated by this Agreement (or any corresponding ILR), except for such approvals and authorizations that would not have a Material Adverse Effect on Lessor if not obtained.

          (v)     Binding Effect. This Agreement is, and each ILR upon execution and delivery thereof will be, the legal, valid and binding obligation of Lessor enforceable against Lessor in accordance with its terms, subject, however, to the application by a court of general principles of equity and to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally.

(c) Owner Participant's Representations and Warranties. Owner Participant hereby represents and warrants to Lessee and Lessor as follows:

          (i)     Existence and Power. Owner Participant is a limited liability company duly organized and existing under the laws of the State of Delaware and is duly qualified to transact business in and is duly qualified or registered as a limited liability company under the laws of each state in which the ownership of its properties or the conduct of its business makes such qualification or registration necessary, except where the failure to be so qualified or registered would not have a Material Adverse Effect on Owner Participant, and has the requisite partnership power and authority to own, lease, and operate its properties and to carry on its business as now being conducted and as proposed to be conducted.

          (ii)     Authorizations. Owner Participant has the power and authority to execute and deliver this Agreement and each ILR and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Owner Participant of this Agreement and each ILR, and the consummation of the transactions contemplated hereby, have been duly authorized, executed and delivered by all necessary action on the part of the members of the Owner Participant; no other action on the part of Owner Participant is necessary to authorize it to enter into this Agreement or any ILR or to consummate the transactions contemplated hereby or thereby.

          (iii)     No Violations, Etc. Neither the execution, delivery nor performance of this Agreement or any ILR, nor the consummation by Owner Participant of the transactions contemplated hereby and thereby, nor compliance by Owner Participant with the provisions hereof or thereof (A) requires any filing with, or consent, authorization, approval of, or waiver or exemption by, any governmental authority on the part of Owner Participant; (B) violates or will violate any order, writ, injunction, judgment, decree or award of any court or governmental authority applicable to Owner Participant or any applicable law, or (C) violates or will violate, or conflicts or will. conflict with, or results or will result in a breach or contravention of any of the provisions of the Operating Agreement or its certificate of formation; or (D) breaches or constitutes a default (or an event which, with or without notice or lapse of time or both, would constitute a default) under, or conflicts with any term, covenants, condition or provision of, or results in any modification or termination of any agreement or contract to which Owner Participant is a party, or results in the creation of any Lessor's Liens attributable to it, except, in each case, for (x) violations, breaches, defaults, termination, modifications and encumbrances, and (y) filings, which, if not made, and (z) consents, authorizations, approvals, waivers and exemptions which, if not obtained, would not individually or in the aggregate, have a Material Adverse Effect on Owner Participant.

          (iv)     Governmental Actions. No authorization or approval or other action by, and no notice to or filing or registration with, any governmental authority is or will be required in connection with the execution, delivery or performance by Owner Participant, or the consummation by it of the transactions contemplated by this Agreement (or any corresponding ILR), except for such approvals and authorizations that would not have a Material Adverse Effect on Owner. Participant if not obtained.

          (v)     Binding Effect. This Agreement is, and each ILR upon execution and delivery thereof will be, the legal, valid and binding obligation of Owner Participant enforceable against Owner Participant in accordance with its terms, subject, however, to the application by a court of general principles of equity and to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally.

                    (d)     Conflicts With the Operative Documents. Notwithstanding anything contained in this Section 12 to the contrary, neither Lessor (in its individual capacity and as Trustee under the Trust Agreements) nor Owner Participant makes any representation or warranty as to whether the execution, delivery and performance of this Agreement or any ILR requires any consent or approval of any party to, or violates or will violate or conflicts or will conflict with, or results or will result in a breach or contravention of any provisions of, any Operative Document (as defined in the Trust Agreement).

SECTION 13. Loss or Destruction of Aircraft.

                    (a)     Notification; Election. If any Aircraft shall suffer an Event of Loss, such fact, together with a description of the circumstances giving rise thereto, shall promptly (and in any event within 15 days after Lessee has actual knowledge of such Event of Loss) be reported in writing by Lessee to Lessor. Lessee shall notify Lessor, in writing, within the period of time specified in the following sentence, of its election to, and shall, either (i) restore and replace (a "Restoration") the affected Aircraft, Airframe or Engine as provided in the penultimate sentence of this paragraph (a), in which event such notice shall include a description of the actions Lessee plans to take in connection therewith, or (ii) pay or cause to be paid to Lessor as compensation for such Event of Loss, not later than the 5th Business. Day following the date of receipt of full, complete and uncontested payment of all insurance proceeds in respect of the occurrence of such Event of Loss under the insurance policies maintained in accordance with Section 9 or all payments of stipulated loss value paid under any Permitted Sublease with respect to such Event of Loss, in Dollars, in immediately available funds, the Stipulated Loss Value for such Aircraft determined as of the date of such Event of Loss. The notice referred to in the preceding sentence shall be given (i) promptly, and in any event not later than the 5th Business Day, following Lessee's receipt of instructions from the sublessee of such Aircraft of the sublessee's election with respect to the options described in the preceding sentence or (ii) if such Aircraft is not then subject to a sublease or if the sublessee is not entitled to make such an election, within 30 days after the Lessee's notification of Lessor of an Event of Loss. If Lessee shall have failed to deliver the notice in the time period provided above, Lessee shall be deemed to have selected the option in clause (ii) of the preceding sentence. From the date of such Event of Loss to and including the date, if any, of payment of such Stipulated Loss Value, all Rent and Interim Rent under the Lease of such Aircraft shall continue to be paid when due. Upon payment in full of Stipulated Loss Value, together with all Rent, Interim Rent and all other amounts due and owing under such Lease through and including the date Of such payment, the obligation of Lessee to pay Rent and Interim Rent under such Lease shall cease to accrue with respect to the Aircraft for which Stipulated Loss Value has been paid, and the Lease Term with respect to the Lease of such Aircraft shall end and Lessor shall transfer all right, title and interest in and to such Aircraft to Lessee without recourse or warranty except as to the absence of Lessor's Liens. Notwithstanding the foregoing, Lessee may elect a Restoration with respect to an Aircraft (or with respect to the Airframe or Engines that are part of such Aircraft) only (x) in accordance with and as permitted by Section 8 with respect to replacements, modifications, improvements and alterations, (y) if Lessee reasonably believes that such Restoration will be completed, and such Restoration is in fact completed, not later than nine months after Lessee's election to effect a Restoration pursuant to clause (i) of this Section 13(a) (but in no event later than the date which is one year before the applicable Expiration Date) and (z) if, at the time of such election, no Event of Default or Incipient Event of Default with respect to such Aircraft shall have occurred and be continuing, unless, in such event, Lessor shall have given its prior written consent to such Restoration. If Lessee shall have elected a Restoration and shall thereafter fail to complete the Restoration in accordance with the terms hereof, Lessee shall make the payments that would be required hereunder if it had not elected a Restoration.

                    (b)     Substitutions.  Lessee shall be permitted, following an Event of Loss, as part of a Restoration, to substitute for any Aircraft, Airframe or Engine equipment of the same make and model or an improved make and model (the "Substituted Equipment"), free and clear of all Liens other than Permitted Liens, of the same vintage or newer and in at least the condition required to be maintained under this Agreement, and with at least the value, utility and remaining useful life of the equipment being replaced (assuming such equipment was at least in the condition required to be maintained hereunder); provided that no substitutions of an Aircraft or an Airframe shall be permitted while an Event of Default with respect to such Aircraft or Airframe shall have occurred and be continuing. Prior to any such substitution, Lessee shall (i) furnish Lessor with a full warranty bill of sale, in form and substance satisfactory to Lessor, with respect to such Substituted Equipment; (ii) at its own cost and expense, take all steps necessary to convey good and legal title to such Substituted Equipment to Lessor; (iii) provide a certification of Lessee as to compliance by such Substituted Equipment with all terms and conditions of this Agreement and any applicable ILR, including compliance with all registration obligations and compliance with all insurance obligations hereunder; (iv) comply with the provisions of Section 3(b)(iii) and (iv) hereof; (v) enter into a new ILR or amendment to an existing ILR describing the Substituted Equipment; and (vi) provide a legal opinion of Lessee's counsel or other evidence reasonably satisfactory to Lessor of the due authorization, execution, delivery and enforceability of the bill of sale referred to in clause (i) of this sentence and the documents specified in clause (v) of this sentence. Each item of Substituted Equipment shall become an "Aircraft", "Airframe" or "Engine", as the case may be, for purposes of this Agreement and any applicable Lease, and shall be subject to all terms and provisions hereof and thereof. Notwithstanding the foregoing, no equipment may be substituted for any Aircraft,. Airframe or Engine if (x) such substitution would cause the Aircraft to be "limited use property", within the meaning of Rev. Proc. 76-30, 1976-2 C.B. 647, (y) in the case of an Engine, such replacement Engine is not of the type commonly used with the applicable Airframe or is not compatible with the other Engine used on the applicable Airframe; or (z) such equipment is subject to any Liens (other than Permitted Liens). Notwithstanding anything to the contrary that may be contained in Section 13(a) or in this Section 13(b), in the event of the occurrence of an Event of Loss with respect to an Engine, Lessee shall be required to substitute an engine for such Engine in accordance with this Section 13 and shall not be permitted to make any payment of Stipulated Loss Value with respect to such Engine in lieu of such substitution.

                    (c)     Application of Payments. Any payments (except under insurance described in Section 9(b) hereof) received at any time by Lessor, Owner Participant or Lessee from any governmental authority, insurer or other Person (except payments received by Lessor from Lessee under Section 13(a) or otherwise) as a result of the occurrence of an Event of Loss with respect to an Aircraft shall be applied as follows:

          (i)     all such payments received at any time by Lessee shall be promptly paid to Lessor for application pursuant to the following provisions of this Section 13(c), except that Lessee may retain any amounts that would at the time be due and payable to Lessee as reimbursement under the provisions of paragraph (ii) or (iii) below;

          (ii)    so much of such payments as shall not exceed the Stipulated Loss Value for such Aircraft required to be paid by Lessee pursuant to Section 13(a) and all other amounts then due and payable by Lessee under the applicable Lease shall be applied in reduction of Lessee's obligation to pay such amounts, if not already paid by Lessee, or, if already paid by Lessee, shall be applied to reimburse Lessee for its payment of such amount; and

(iii) the balance, if any, of such payments remaining thereafter shall be divided between Lessor and Lessee as their interests may appear with respect to such Aircraft.

                    (d)     Application of Payments not Relating to the Event of Loss. Payments (except under insurance described in Section 9(b) hereof) received at any time by Lessor, Owner Participant or Lessee pursuant to Section 3(c) or from any governmental authority, insurer or other Person with respect to any destruction, damage, loss, condemnation, confiscation, theft or seizure of or requisition of title to any Aircraft or any Part thereof during the Lease Term of the Lease of such Aircraft not constituting an Event of Loss or constituting an Event of Loss if Lessee shall have elected to make Restoration pursuant to the terms hereof, or with respect to any and all indemnification rights and warranties assigned pursuant to Section 3(c), shall be applied to pay or to reimburse Lessee for repairs to or Restoration or replacement of property in respect of which such payment was received and, after Completion of such repairs, restoration or replacement, the balance, if any, of such payments shall be divided between Lessor and Lessee as their interests may appear with respect to such Aircraft.

                    (e)     Application of Certain Taking Payments. Notwithstanding the provisions of Section 13(c), payments received at any time by Lessor or Lessee from any governmental authority as a result of the taking or the use of any Aircraft or any Part thereof during the Lease Term of the Lease of such Aircraft not constituting an Event of Loss shall be applied in payment of repairs to or restoration or replacement of property in accordance with Section 8 (or to reimburse Lessee therefor), and any balance remaining after Lessee shall be in compliance with Section 8 shall be paid to or retained by Lessee. Unless such taking shall constitute an Event of Loss, Lessee shall remain obligated under the applicable Lease to the same extent as if such taking had not occurred.

                    (f)     Application of Payments During an Event of Default. Notwithstanding the foregoing provisions of this Section 13, so long as any Event of Default or Incipient Event of Default under any Lease shall have occurred and be continuing, any amount that would otherwise be payable to or for the account of, or that would otherwise be retained by, Lessee pursuant to this Section 13 shall be paid to and held by Lessor as security for the obligations of Lessee under any applicable Lease and if Lessor declares any Lease to be in default pursuant to Section 15(a), applied against Lessee's obligations hereunder as and when due. At such time thereafter as no such Event of Default or Incipient Event of Default shall be continuing, such amounts shall be paid promptly to Lessee to the extent not previously applied in accordance with the preceding sentence.

SECTION 14. Return of Aircraft.

                    (a)     Return Conditions Generally. Unless an Event of Loss occurs and there is no Restoration, upon the termination of the applicable Lease (including, without limitation, a termination pursuant to Section 18) or upon demand for such Aircraft pursuant to Section 16, Lessee, at its own expense, will return such Aircraft by delivering it to Lessor at the end of the applicable Lease Term (including, if applicable, the Renewal Term), or on the date specified under Section 16 or Section 18, as the case may be, at any reasonable location in the continental United States chosen by Lessee and reasonably acceptable to Lessor. Upon such return, each Aircraft (i) shall be in good operating condition, reasonable wear and tear excepted, and at a minimum shall be in the condition required to be maintained under the applicable Lease, and shall possess a valid certificate of airworthiness issued by the FAA; (ii) shall be clean by airline operating standards; (iii) shall be duly registered with the FAA in the name of Lessor or its designee (unless such registration is prohibited as a result of the failure of Lessor, Owner Participant or Lessor's designee to be eligible on such date to own such Aircraft registered with the FAA); (iv) shall have any insignia of Lessee or any sublessee or any other marking indicating possession by Lessee or such sublessee of such Aircraft painted over or removed in a workmanlike manner; and (v) shall be free and clear of all Liens (except Lessor's Liens), including without limitation any rights of third parties under pooling, interchange, overhaul, repair or other similar agreements or arrangements; provided, however, that Lessee shall be allowed a reasonable time not exceeding _______ days following the return of any Aircraft registered outside the United States of America to obtain an airworthiness certificate from the FAA and to comply with clause (iii) of this sentence with respect to such Aircraft.

                    (b)     Return of Engines.  Upon return of an Aircraft, it shall be fully equipped and have installed thereon the number of Engines of the same make and the same or an improved model as the Engines that were described with respect to such Aircraft in Exhibit A attached hereto on the Delivery Date with respect to such Aircraft (or other engines of the same or another manufacturer suitable for installation and use on the Airframe and compatible with the other Engine(s) or engine(s) installed on such Airframe); provided that replacement engines shall meet the requirements for substituted engines set forth in Section 13(b) of this Agreement, including that such engine shall be of the type commonly used on the relevant Airframe and be in at least as good operating condition and have at least the same value and utility as the Engines being replaced free and clear of all Liens (other than Lessor's Liens). If any engines not-owned by Lessor are returned with the Airframe, Lessee shall, at its own cost and expense, furnish Lessor with a full warranty bill of sale with respect to such engines and shall take such other steps as are required under Sections 13(b) with respect to the substitution of an Engine including all steps as Lessor shall reasonably request to ensure that title is duly and properly vested in Lessor and free and clear of all Liens (other than Lessor's Liens).

                    (c)     Logs and Manuals. In addition to the foregoing, Lessee shall, at its own cost and expense, deliver to Lessor all logs, manuals and data with respect to the Aircraft being returned necessary for use or ownership of such Aircraft by Lessor or required pursuant to applicable rules and regulations with respect to such Aircraft, and shall assign to Lessor all reasonably desirable warranties with respect to such Aircraft (as determined in good faith by Lessee), and all registrations, licenses and permits, to the extent permitted under applicable law, required to be possessed by an owner or user of such Aircraft.

                    (d)     Temporary Storage. Upon written request of Lessor, Lessee will provide temporary storage for an Aircraft for a period of no longer than 30 days after the applicable ,Expiration Date; provided that any costs and expenses of such storage shall be paid by Lessor, and provided further that risk of loss with respect to such Aircraft during such period shall be with Lessor.

          SECTION 15.     Events of Default. The following events shall constitute Events of Default (whether by operation of law or as the result of voluntary or involuntary action on the part of Lessee or the effect of any governmental or other requirements) and shall give rise to rights on the part of Lessor described in Section 16 with respect to the Aircraft under the Lease in respect of which such Event of Default has occurred:

(a) Lessee shall fail to make any payment of Rent, Interim Rent or any other payment due from Lessee under such Lease within fifteen days from the date such Rent, Interim Rent or other payment is due;
(b) Lessee shall fail to carry or maintain'(or cause to be carried or maintained) insurance on or with respect to an Aircraft in accordance with the provisions of Section 9 of this Agreement;

                    (c)     Lessee shall fail in any material respect in the performance of any other obligation or covenant of Lessee to Lessor or Owner Participant and the continuance of such failure for 30 days after written notice is received by Lessee; provided, however, that if such failure can be cured by Lessee within a reasonable time and Lessee is diligently pursuing said cure, and neither Lessor nor Owner Participant is materially disadvantaged during such cure period, such failure shall not constitute an Event of Default until 90 days after the written notice described above is received by Lessee, and provided further that if such failure is caused by the failure of a sublessee to perform under a sublease and such failure cannot be cured without possession of an Aircraft, then, so long as Lessee is diligently pursuing efforts to obtain possession of such Aircraft, such failure shall not be an Event of Default until the earlier of the end of the applicable Lease Term or until Lessee has obtained possession of the Aircraft;

(d) Bankruptcy of Lessee; or

                    (e)     Any representation or warranty of Lessee hereunder proves to be untrue in any material respect, 30 days after written notice of such matter to Lessee; provided, however, that if such representations or warranty can be made accurate on a prospective basis, an Event of Default shall not exist if Lessee causes such representation or warranty to be true on a prospective basis within 90 days after the receipt by Lessee of written notice of such matter.

          SECTION 16.     Rights of Lessor Upon Default of Lessee. Upon the occurrence and during the continuance of any of the Events of Default described in Section 15 of this Agreement in respect of any Lease, Lessor may in its discretion do one or more of the following:

(a) terminate such Lease five days after Lessee's receipt of written notice from Lessor;

                    (b)     whether or not such Lease is terminated and subject in each case to the rights of any Permitted Sublessee, take immediate possession of any or all Aircraft leased under such Lease, including substituted parts, accessories or equipment or property of Lessor in the possession of Lessee, wherever situated and for such purpose, enter upon any premises in accordance with applicable law, all without liability to Lessor for or by reason of such entry or taking possession;

                    (c)     whether or not any action has been taken under Sections 16(a) or (b) above, Lessor may sell any Aircraft leased under such Lease (with or without the concurrence or request of Lessee); provided that any such sale shall be subject to the rights of any Permitted Sublessee; and Lessor shall retain all proceeds from such sale. In addition, if the sales proceeds (reduced by any legal costs or other costs or expenses incurred by Lessor in connection therewith) are less than the Stipulated Loss Value of the Aircraft sold, Lessee shall pay to Lessor, as liquidated damages for loss of bargain and not as a penalty, any such shortfall; provided, however that upon payment by Lessee of all amounts due under this Section 16(c), any obligation of Lessee to pay Rent accruing after the date of such payment shall cease;

                    (d)     whether or not any action has been taken under Sections 16(a) or (b) above, but not if the applicable Aircraft has been sold or released pursuant to clause (c) above or clause (e) below, respectively, demand that Lessee pay to Lessor, and Lessee shall pay (i) any unpaid Rent, Interim Rent and other amounts due for periods prior to the date of such demand with respect to such Lease, and (ii) as liquidated damages for the loss of a bargain and not as a penalty, an amount equal to Stipulated Loss Value less the Fair Market Value of the Aircraft leased under such lease as of the date of such demand; provided, however, that upon payment by Lessee of all amounts due under this Section 16(d), any obligation of. Lessee to pay Rent accruing after the date of such payment shall cease,

                    (e)     hold, use or lease any Aircraft leased under such Lease as Lessor in its sole discretion may decide, subject, however, to the rights of any Permitted Sublessee, and continue to hold Lessee liable for any deficiency between the rent received by Lessor from others and the Rent payable hereunder for the balance of the Lease Term of the Lease; or

                    (f)     invoke and exercise any other remedy or remedies available to Lessor by law or in equity for any or all Aircraft leased under such Lease, subject in each case to the rights of any Permitted Sublessee.

                    In addition to the foregoing, Lessee shall be and remain liable, except as provided above, for paying or reimbursing Lessor for (x) any and all Rent and other amounts due and payable pursuant to the Lease with respect to which an Event of Default has occurred prior to or after such Event of Default, and (y) all reasonable out of pocket costs and expenses incurred by Lessor in connection with any exercise of its remedies provided in this Section 16. Except as expressly referred to above, no remedy referred to in this Section 16 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity; and the exercise or beginning of exercise by Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by Lessor of any or all of such other remedies. No express or implied waiver of an Event of Default shall be interpreted to be a waiver of any future or subsequent Event of Default.

SECTION 17. Lessor Agreements and Rights.

                    (a)     Quiet Enjoyment. Each of Lessor and Owner Participant hereby agrees that, so long as no event of default with respect to an Aircraft under its sublease, if any has occurred and is continuing, or Event of Default if no Sublease is in effect with respect to such Aircraft it shall not take or cause, permit or suffer to be taken any action contrary to Lessee's (and any Permitted Sublessee's) right to quiet enjoyment of and the continuing possession, use and operation of such Aircraft during the Lease Term of the applicable Lease.

                    (b)     Disclaimer of Warranties. The warranties set forth in this Section 17 are in lieu of all other representations and warranties of Lessor or Owner Participant with respect to the Aircraft, whether written, oral or implied. As between Lessor, Owner Participant and Lessee, execution by Lessee of this Agreement and any ILR shall be conclusive proof of the compliance of each Aircraft subject to the applicable Lease with all requirements of such Lease. LESSOR LEASES AND LESSEE TAKES EACH AIRCRAFT AND EACH PART THEREOF "AS IS" AND "WHERE IS", AND NEITHER LESSOR NOR OWNER PARTICIPANT SHALL BE DEEMED TO HAVE MADE, AND LESSOR AND OWNER PARTICIPANT HEREBY DISCLAIM, ANY OTHER REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING THE DESIGN OR CONDITION OF SUCH AIRCRAFT, OR ANY PART THEREOF, THE MERCHANTABILITY THEREOF OR THE- FITNESS THEREOF FOR ANY PARTICULAR PURPOSE, TITLE TO SUCH AIRCRAFT OR ANY PART THEREOF, THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREOF OR CONFORMITY THEREOF TO SPECIFICATIONS, OR THE PRESENCE OR ABSENCE OF ANY LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, NOR SHALL LESSOR OR OWNER PARTICIPANT BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING LIABILITY IN TORT, STRICT OR OTHERWISE), it being agreed that all such risks, as among Owner Participant, Lessor (both as Trustee under the Trust Agreements and in its individual capacity) and Lessee, are to be borne by Lessee, except that each of Lessor (both as Trustee under the Trust Agreement(s) and in its individual capacity) and Owner Participant hereby represents, warrants and covenants that (i) in the case of Lessor, it shall have received whatever title to the Aircraft as was conveyed to Lessor; (ii) on the applicable Delivery Date, and thereafter until the end of the applicable Lease Term, the Aircraft shall be free of Lessor's Liens attributable to it; and (iii) on the date hereof, the applicable Delivery Date, and, in the case of Owner Participant, thereafter until the expiration or termination of this Agreement, it will be a "citizen of the United States" as defined in Title 49 U.S.C. Section 40102(a)(15); provided, however, that in the case of Lessor, Lessor agrees (in its individual capacity) that if at any time it shall obtain actual knowledge that it has ceased to be, or is reasonably likely to cease to be, a "citizen of the United States" as defined in the Act, it will promptly resign as owner trustee under the Trust Agreement (if and so long as such citizenship is necessary under the Act or any other law to permit the continued registration of the Aircraft in the name of Lessor or, if it is not necessary, if and so long as Lessor's citizenship would have a material effect on Lessee or any Permitted Sublessee). The provisions of this Section 17(b) have been negotiated as a basis of the bargain contained in this Agreement, and, except as provided in Section 17(a) and in this Section 17(b), the foregoing provisions are intended to be a complete exclusion and negation of any representation or warranty by Lessor, express or implied, with respect to any Aircraft that may arise pursuant to any law now or hereafter in effect or otherwise.

                    (c)     Inspections. Each of Lessor and Owner Participant and its authorized representatives may (i) inspect, at reasonable times with reasonable notice to Lessee and at Lessor's expense, any Aircraft and the books and records of Lessee relative thereto (it being understood that Lessee need not disclose any confidential commercial data, cost data or trade secrets), and (ii) make copies and extracts therefrom, and Lessee shall furnish to Lessor statements accurate in all material respects regarding the condition and state of repair of such Aircraft, all at such times as may be reasonably requested by Lessor. Lessor shall not have any duty to make any such inspection or inquiry and shall not incur any liability or obligation by reason of not making any such inspection or inquiry. Any prospective purchaser of any Aircraft and its authorized representative may, subject to the rights of sublessees under subleases in existence prior to subjecting the relevant Aircraft to this Lease, exercise the inspection rights referred to in clause (i). Any sublease or sub-sublease entered into in accordance herewith with respect to any Aircraft shall contain an inspection provision substantially similar to this Section allowing Lessor to inspect such Aircraft.

                    (d)     Right to Perform for Lessee. If Lessee shall fail to perform or comply with any of its agreements contained in a Lease, and the effect of such failure is to diminish the value, utility or remaining useful life of an Aircraft in a materially adverse manner (based upon the value, utility and useful life of such Aircraft as of the Delivery Date) or to present the risk of significant damages to Lessor, subject to prior written notice to Lessee and only if such material failure continues after giving Lessee a reasonable opportunity to remedy such failure (which, in no event shall be more than five Business Days), Lessor may, but shall not be obligated to, perform or comply with such agreement, and the amount of all reasonable costs and expenses (including reasonable attorneys' fees and expenses) incurred by Lessor in connection with such performance or compliance, together with interest thereon at the Late Payment Rate from and including the date of performance by Lessor to but not including the date of payment by Lessee, shall be payable by Lessee to Lessor upon demand. No such payment or performance shall waive any Event of Default or relieve Lessee of any of its obligations hereunder.

                    (e)     Liens. Each of Lessor (in its individual capacity and as Trustee under the Trust Agreement(s)) and Owner Participant agrees that it shall not directly or indirectly create, incur, assume or suffer to exist, and shall immediately remove or cause to be removed, any Lessor's Lien attributable to .it on or with respect to any Aircraft, title thereto or any interest therein other than the obligations of this Lease Agreement and Liens being contested in good faith by appropriate proceedings so long as such proceedings do not result in any material risk of the sale or forfeiture of the Aircraft or any interest therein (except to the extent Lessor or Owner Participant, as the case may be, shall have provided security to protect against such risk).

SECTION 18. Lessee's Option to Terminate.

                    (a)     Right to Terminate. If Lessor shall have entered into a binding agreement to sell an Aircraft, Lessor shall provide written notice of such fact to Lessee at least 10 Business Days prior to the date of the proposed consummation of the sale of such' Aircraft (the "Termination Date"). Lessee shall have the right to terminate the Lease with respect to such Aircraft by giving Lessor irrevocable written notice of its election to exercise such right, which notice shall be given to the Lessor at least 5 Business Days prior to the Termination Date. Upon receipt of such notice from the Lessee, Lessor shall compute the Master Lease Termination Fee and shall provide written notice to the Lessee of the amount of such fee not less than 2 Business Days prior to the Termination Date.

                    (b)     Payment of the Master Lease Termination Fee. Lessee shall pay the Master Lease Termination Fee to Lessor on the Termination Date, and Lessee shall simultaneously pay to Lessor all Rent and all other amounts, if any, due or accrued through such date, whereupon the Lease Term of the Lease of such Aircraft shall end.

(c) Return of Aircraft. Upon termination of the Lease Term of any Aircraft pursuant to Section 18(a), the Lessee shall return the Aircraft to the Lessor in accordance with Section 14.

          SECTION 19.     Net Lease. Each Lease shall be a net lease and, except as otherwise expressly provided in this Agreement, shall not terminate, nor shall Lessee be entitled to any abatement, reduction, setoff, counterclaim, defense or deduction with respect to any Interim Rent, Rent or other sum payable hereunder. Except as otherwise expressly provided in this Agreement or in the applicable ILR, the obligations of Lessee under each Lease shall not be affected by reason of: (a) any damage to or destruction of any Aircraft or any Part thereof by any cause whatsoever; (b) any condemnation of any Aircraft; (c) any prohibition, limitation, restriction or prevention of Lessee's use or enjoyment of any Aircraft by any person; (d) any matter affecting title to any Aircraft or any Part thereof; (e) any loss of possession by Lessee of any Aircraft or any portion, by reason of title paramount or otherwise; (f) the invalidity or unenforceability of any provision hereof or the impossibility or illegality of performance by Lessor or Lessee or both; (g) any action of any federal, state, local or foreign governmental authority; (h) any Bankruptcy of Lessee or any other Person; (i) any breach, default or misrepresentation of Lessor or Owner Participant; or (j) any other cause or occurrence whatsoever, whether similar or dissimilar to the foregoing. The parties intend that the obligations of Lessee under any Lease shall continue unaffected unless such obligations shall have been modified or terminated pursuant to an express provision of this Agreement or the applicable ILR.

SECTION 20. Miscellaneous.

                    (a)     Further Assurances. Lessee, at its own expense, shall promptly and duly execute, deliver, file and record all such documents, statements, filings and registrations, and take such further action as Lessor from time to time shall reasonably request in order to (i) establish, perfect and maintain Lessor's title to and interest in each Aircraft as against Lessee or any third party (including any sublessee or sub-sublessee) and (ii) protect the rights and remedies created or intended to be created under any Lease in favor of Lessor. Lessee shall take no written position (including the filing of any tax return) that would be contrary to the position that Lessor is the legal owner and Owner Participant is the beneficial owner of each Aircraft. Lessee agrees that if an officer of Lessee has knowledge of the existence of an Event of Default or any condition or event which constitutes an Event of Default or which, with notice or lapse of time or both, would, unless cured or waived, become an Event of Default, Lessee shall promptly give notice thereof to Lessor.

                    (b)     Severability. In the event that any one or more of the provisions of this Agreement or any Lease shall be determined to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions thereof shall not in any way be affected or impaired thereby.

                    (c)     Survival of Representations, Warranties, Etc. All representations, warranties and indemnities of the parties hereto provided for in any Lease shall survive the execution and delivery of this Agreement and the applicable ILR and any disposition of any interest of Lessor in any Aircraft and shall be and continue in effect notwithstanding any investigation made by any such parties. The obligations of Lessee shall survive the expiration or termination of any Lease to the extent such obligations relate to periods prior to the date of such expiration or termination.

                    (d)     Successors and Assigns. Unless an Event of Default shall have occurred and be continuing, neither Lessor nor Owner Participant may assign, transfer, pledge, encumber or otherwise hypothecate, in whole or in part, (i) this Agreement, or (ii) while any Lease is in effect pursuant to the terms of this Agreement, such Lease or its interest in any Aircraft subject to such Lease, in each case, to any other Person without the prior written consent of Lessee. Lessee may not assign, transfer, pledge, encumber or otherwise hypothecate in whole or in part this Agreement or any Lease, or except as expressly permitted in this Agreement or any Lease, any Aircraft without the prior written consent of Lessor or Owner Participant. This Agreement and each Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as expressly provided herein, nothing in this Agreement or any ILR is intended or shall be construed to confer upon any Person, other than the parties hereto, Indemnified Persons and their respective successors and permitted assigns, any right, remedy or claim under or by reason of this Agreement or such ILR or any provision contained herein or therein.

                    (e)     Notices. Any notice hereunder must be in writing and delivered personally or by United States Mail, Registered or Certified, Return Receipt Requested, United States Express Mail or Federal Express or equivalent courier service, or given by facsimile or telecopy followed promptly by physical delivery thereof by one of the foregoing methods, and shall be effective only if and when received by the party to be notified, and in the case of a facsimile or telecopy, upon confirmation of receipt. For purposes of notice, the addresses of the parties shall be as set forth below or as may be designated in writing from time to time.

Lessee:	Potomac Capital Investment Corporation 900 19th Street, N.W. Suite 600 Washington, D.C. 20006 Attention: Contract Administration Fax: (202) 857-5760
with a copy to:
King & Spalding 191 Peachtree Street Atlanta, Georgia 30303-1763 Attention: __________________ Fax: (404) 572-5100
Lessor:	Wilmington Trust Company Rodney Square North 1100 N. Market Street Wilmington, DE 19890-0001 Attention: Corporate Trust Administration
with copies to:
King & Spalding 191 Peachtree Street Atlanta, Georgia 30303-1763 Attention: _______________ Fax: (404) 572-5100
and:	Potter Anderson & Coroon 902 N. Market Street, Suite 350 Wilmington, DE 19801 Attention: Michael M. Ledyard, Esquire
Owner Participant:
PCI Air Management Partners, L.L.C. _______________________________ _______________________________ _______________________________
with a copy to:
King & Spalding191 Peachtree StreetAtlanta, Georgia 30303-1763Attention: _______________ Fax: (404) 572-5100

                    (f)     Amendments. No amendment, modification or waiver of any provision of this Agreement, nor consent to any departure by either party herefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose which given.

                    (g)     Headings and Recitals. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement for any purpose. The recitals contained herein are for the convenience of the parties and shall not constitute representations and warranties.

                    (h)     Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same agreement.

(i) GOVERNING LAW. THIS AGREEMENT [HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND] SHALL BE GOVERNED BY AND CONSTRUED IN ALL RESPECTS IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Each of Lessor, Owner Participant and Lessee hereby irrevocably submits itself to the nonexclusive jurisdiction of any New York State court and to the jurisdiction of the united States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of any Lease or the subject matter thereof brought by Lessee, Owner Participant or Lessor, respectively, and, to the fullest extent permitted by applicable law, hereby waives, and agrees not to assert, in any suit, action or proceeding, any defense in the nature of a claim of forum non conveniens. Each of Lessor, Owner Participant and Lessee hereby agrees that service of process in any such proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid to its address specified in Section 20 hereof.

                    (j)     Entire Agreement. This Agreement and the applicable ILRs constitute the entire agreement and understanding between the parties hereto in respect of each Lease and shall supersede any and all prior agreements and understandings, oral or written, relating to the subject matter thereof.

                    (k)     No Merger. There shall be no merger of any Lease or the leasehold interest thereby created with the title to any Aircraft or any portion thereof or interest therein by reason of the fact that the same Person may acquire or hold directly or indirectly such Lease or the leasehold interest created thereby, or any interest in such Lease or in any such leasehold interest, as well as title to such Aircraft.

                    (l)     WAIVER OF JURY TRIAL. LESSOR AND LESSEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF,' UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY LEASE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LESSOR'S ENTERING INTO THIS AGREEMENT OR ANY LEASE.

                    (m)     Lessee's Obligations. Lessee may cause any and all of its obligations hereunder to be performed on behalf of Lessee by any Person with the same effect as if Lessee had performed such obligation directly.

                    (n)     No .Security Interest. There shall be only one original of each ILR, and it shall be marked "Original." To the extent, if any, that an ILR constitutes chattel paper (as such term is defined in the Uniform Commercial Code in effect in any applicable jurisdiction), no security interest therein may be created in any document other than the ILR so marked "Original."

                    (o)     Owner Trustee. Wilmington Trust Company (the "Bank") is entering into this Agreement solely as Owner Trustee under the Trust Agreement and not in its individual capacity, and the Bank shall not be personally liable for, or for any loss in respect of, any of the statements, representations, warranties, agreements or obligations of Lessor hereunder, as to all of which Lessee may proceed only against the Trust Estate; provided, that the Bank shall be liable hereunder for its own gross negligence or willful misconduct or for a breach of its representations and warranties made in its' individual capacity in this Agreement. The Bank accepts the benefits of the indemnification granted, and representations and warranties made, to it hereunder.

                    (p)     TRUTH IN LEASING. EACH AIRCRAFT HAS OR WILL BECOME SUBJECT TO THE MAINTENANCE REQUIREMENTS OF PART 91 OF THE FEDERAL AVIATION REGULATIONS ("FARS") UPON THE REGISTRATION OF THE AIRCRAFT WITH THE FAA. LESSEE CERTIFIES THAT EACH AIRCRAFT WILL BE MAINTAINED AND INSPECTED UNDER PART 91 OF THE FARS FOR OPERATIONS TO BE CONDUCTED UNDER THIS AGREEMENT; PROVIDED HOWEVER, THAT IF THE AIRCRAFT IS IN POSSESSION OF AN AIR CARRIER CERTIFICATED UNDER PART 121 OF THE FARS, THEN THE AIRCRAFT WILL BE MAINTAINED BY SUCH PARTY IN ACCORDANCE WITH PART 121 OF THE FARS. UPON EXECUTION OF ANY ILR, AND DURING THE TERM OF ANY LEASE, LESSEE, WHOSE NAME AND ADDRESS ARE SET FORTH IN SECTION 20(e) ABOVE, CERTIFIES THAT LESSEE SHALL BE RESPONSIBLE FOR THE OPERATIONAL CONTROL OF THE AIRCRAFT UNDER SUCH LEASE, UNLESS, THE AIRCRAFT IS SUBLEASED TO AN AIR CARRIER CERTIFICATED UNDER PART 121 OF THE FARS. LESSEE FURTHER CERTIFIES THAT IT UNDERSTANDS ITS RESPONSIBILITIES FOR COMPLIANCE WITH APPLICABLE FARS, PROVIDED HOWEVER, THAT LESSEE SHALL NOT BE DEEMED TO BE RESPONSIBLE FOR THE OPERATIONAL CONTROL OF THE AIRCRAFT FOR SO LONG AS THE AIRCRAFT IS IN THE POSSESSION OF ANY SUBLESSEE THAT IS CERTIFICATED UNDER PART 121 OF THE FARS. AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FARS CAN BE OBTAINED FROM THE NEAREST FEDERAL AVIATION FLIGHT STANDARD DISTRICT OFFICE, GENERAL AVIATION DISTRICT OFFICE OR AIR CARRIER DISTRICT OFFICE.

IN WITNESS WHEREOF, 'the parties hereto have caused this Agreement to be executed by their respective officers or representatives thereunto duly authorized as of the date first above written.
[Signatures to follow on separate pages]
WILMINGTON TRUST COMPANY, not in its individual capacity, except as otherwise expressly provided herein, but solely as Owner Trustee By: ____________________________________ Name: Title:
THIS IS A SIGNATURE PAGE TO THE MASTER LEASING AGREEMENT AND IS EXECUTED BY THE PARTY THERETO NAMED ABOVE.
POTOMAC CAPITAL INVESTMENT CORPORATION, as Lessee By: ____________________________________ Name: Title:
THIS IS A SIGNATURE PAGE TO THE MASTER LEASING AGREEMENT AND IS EXECUTED BY THE PARTY THERETO NAMED ABOVE.
PCI AIR MANAGEMENT PARTNERS, L.L.C. as Owner Participant By: ____________________________________ Name: Title:
THIS IS A SIGNATURE PAGE TO THE MASTER LEASING AGREEMENT AND IS EXECUTED BY THE PARTY THERETO NAMED ABOVE.
EXHIBIT A TO MASTER LEASING AGREEMENT AIRFRAMES AND ENGINES
Manufacturer	Model	FAA Registration No.	Manufacturer Serial No	Engine Manufacturer and Model	Engine Serial No.	Contribution Value
EXHIBIT B TO MASTER LEASING AGREEMENT Form of Individual Leasing Record

                    Individual Leasing Record No. ___ to Master Leasing Agreement dated as of November __, 1995, among ______________________, its successors and assigns, not in its individual capacity, except as otherwise expressly set forth in the Master Leasing Agreement (as defined below), but solely as Trustee (the "Trustee") under the Trust Agreement [ _________ ], dated as of ____________, 199[_], between Owner Participant (as defined below), and the Trustee, in connection with one ____________ aircraft, bearing manufacturer's serial number _______ and FAA Registration N __________ ("Lessor"), Potomac Capital Investment Corporation, its permitted successors and assigns ("Lessee"), and PCI Air Management Partners, L.L.C., its permitted successors and assigns ("Owner Participant").

                    The undersigned Lessor hereby leases to the undersigned Lessee, and Lessee hereby leases from Lessor and acknowledges delivery to it in good condition of, the equipment described below. The covenants, terms and conditions of the lease created hereby are those appearing in the Master Leasing Agreement among the undersigned Lessor, Owner Participant and Lessee dated as of November __, 1995 (the "Master Leasing Agreement"), which covenants, terms and conditions are hereby incorporated by reference, as supplemented by this Individual Leasing Record No. ___.

                    Lessee hereby agrees that the Lease created hereby shall be effective immediately upon the transfer of the beneficial interest in the trust estate created by the Trust Agreement described in the first paragraph hereof or, if later, upon the execution of this ILR by Lessee, Lessor and Owner Participant, in either case, irrespective of whether an Event of Loss shall have occurred with respect to the Aircraft prior to such transfer.

                    Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Master Leasing Agreement. For the purposes of the Lease created hereby, the following terms shall have, respectively, the following meanings:

                                        DESCRIPTION OF EQUIPMENT:  One ______________________ Aircraft, consisting of one Airframe (United States Registration Number N __________ and manufacturer's serial number ______), and ____________ Engines (manufacturer's serial number __________ and ___________, each of which has 750 or more rated takeoff horsepower or the equivalent of such horsepower) (the "______________ Aircraft").

INTERIM TERM (if applicable):
BASIC TERM:
DELIVERY DATE: _____________

                                        ADDITIONAL TERMS:  By its execution and delivery of this Individual Leasing Record No. ___, Lessee and Lessor hereby repeat as of the date hereof all of the representations and warranties set forth in Section 12 of the Master Leasing Agreement.

EXPIRATION DATE: _______________
BASIC RENT and RENT PAYMENT DATES: See schedule attached hereto.
STIPULATED LOSS VALUE: See schedule attached hereto.
INTERIM RENT: See schedule attached hereto.
INITIAL RENT PAYMENT DATE: __________, 199_.
INITIAL SUBLESSEE (if applicable):
The Lease created hereby shall be upon, and include, the following terms:
IN WITNESS WHEREOF, the undersigned have caused this Individual Leasing Record to be executed by their respective officers or representatives thereunto duly authorized as of ___________, 199_.
Lessor:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee By: __________________________________ Name: Title
Owner Participant:	PCI AIR MANAGEMENT PARTNERS, L.L.C. By: __________________________________ Name: Title
Lessee:	POTOMAC CAPITAL INVESTMENT CORPORATION By: __________________________________ Name: Title
Receipt of this original counterpart of the foregoing Individual Leasing Record No. _______________ is hereby acknowledged on this ____ day of ____________.1
WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee By: __________________________________ Name: Title
______________________ 1 This language contained in the original counterpart only.
STIPULATED LOSS VALUE SCHEDULE Aircraft S/N _________
Date	Stipulated Loss Value
RENT SCHEDULE Aircraft S/N _________
Rent Payment Date	Amount

EXHIBIT C TO LEASE AGREEMENT
Lease Termination Fee Worksheet
Net Sales Proceeds ("NSP") = gross sales proceeds of aircraft less selling costs.
Remaining Percentage of Lease ("RPPCIL") = days remaining in Lease divided by total term (in days) of the Lease.
Sales Proceeds Attributable to Lease ("SPAPCIL") = NSP * RPPCIL
Original Lease Value ("OPCILV") (See Table Below)
Lease Termination Value ("PCILTV") = OPCILV * RPPCIL
Lease Termination Fee = the greater of zero (0) or (PCILTV - SPAPCIL)
Original Lease Value
*	1974 Lockheed L-1011-50 (Serial No. 1072)	$ 1,982,463
*	1974 Lockheed L-1011-50 (Serial No. 1091)	1,982,463
	1975 Lockheed L-1011-50 (Serial No. 1107)	2,397,773
	1976 Boeing 747-200B (Serial No. 21162)	14,807,321
*	1976 Boeing 747-200B (Serial No. 21316)	14,538,061
	1973 McDonnell Douglas DC-10-30 (Serial No. 46576)	27,626,871
	1973 McDonnell Douglas DC-10-30 (Serial No. 47864)	27,626,871
	1974 McDonnell Douglas DC-10-30 (Serial No. 46940)	32,029,349
	1972 Boeing 747-238B (Serial No. 20527)	28,779,290
	1979 Fokker F-28 4000 (Serial No. 11152)	1,067,876
	1974 Lockheed L-1011-100 (Serial No. 1098)	2,438,742
	1975 Lockheed L-1011-100 (Serial No. 1104)	2,523,242
	1975 Lockheed L-1011-100 (Serial No. 1108)	2,523,242
	1975 Lockheed L-1011-100 (Serial No. 1111)	2,523,242
	1978 Boeing 747-238B (Serial No. 21657)	36,312,732
	1980 Fokker F-28 4000 (Serial No. 1161)	1,067,876
	Total	$200,227,412
______________________ * Aircraft not in U.S. Registry.